Exhibit 10.2

Execution Version

THIRD AMENDMENT

THIRD AMENDMENT (this “Amendment”), dated as of May 13, 2026, to the Credit Agreement dated as of January 17, 2025 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”, and the Existing Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”), by and among TRINSEO LUXCO S.À R.L., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 130, Boulevard de la Pétrusse, L-2330 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) (“RCS”) under number B153577 (“Holdings”), TRINSEO HOLDING S.À R.L., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 130, Boulevard de la Pétrusse, L-2330 Luxembourg, Grand Duchy of Luxembourg, registered with the RCS under number B153582 (the “Lead Borrower”), TRINSEO MATERIALS FINANCE, INC., a Delaware corporation (the “Co-Borrower”, and together with the Lead Borrower, the “Borrowers” and each, a “Borrower”), DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”), the 2026 May Incremental Revolving Credit Lenders (as defined below) and the Lenders under the Existing Credit Agreement party hereto constituting all Lenders immediately prior to giving effect to this Amendment on the Amendment Effective Date (as defined below) (collectively, the “Consenting Lenders”).

RECITALS

WHEREAS, the Borrowers and the Consenting Lenders party hereto (constituting all Lenders) desire to amend the Existing Credit Agreement in accordance with Section 10.01 of the Existing Credit Agreement as specified herein on the terms and subject to the conditions set forth herein and in the Amended Credit Agreement;

WHEREAS, pursuant to Section 2.16 of the Amended Credit Agreement, the Lead Borrower has requested that the 2026 May Incremental Revolving Credit Lenders (as defined below) make Incremental Commitments in an aggregate principal amount equal to $25,000,000 (the “2026 May Incremental Revolving Credit Commitments”);

WHEREAS, the Lead Borrower has requested that the 2026 May Incremental Revolving Credit Lenders provide, and the 2026 May Incremental Revolving Credit Lenders have agreed to provide, the 2026 May Incremental Revolving Credit Commitments, in the amounts indicated on Annex I hereto;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.      Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement.

Section 2.      2026 May Incremental Revolving Credit Loans.

(a)	Subject to the terms and conditions set forth herein, each of the Lenders identified on Annex I hereto (each, a “2026 May Incremental Revolving Credit Lender”, and collectively, the “2026 May Incremental Revolving Credit Lenders”), hereby commits to provide the amount of the 2026 May Incremental Revolving Credit Commitment set forth opposite such 2026 May Incremental Revolving Credit Lender’s name on Annex I hereto under the caption “2026 May Incremental Revolving Credit Commitment”.

(b)	It is understood and agreed that the 2026 May Incremental Revolving Credit Commitments being made pursuant to this Amendment and the Amended Credit Agreement shall constitute “Incremental Commitments” as defined in, and pursuant to, Section 2.16(a) of the Amended Credit Agreement and the 2026 May Incremental Revolving Credit Loans being made pursuant to this Amendment and the Amended Credit Agreement shall constitute “Incremental Loans” as defined in, and pursuant to, Section 2.16(b) of the Amended Credit Agreement.

(c)	On and as of the Amendment Effective Date (and after giving effect to the establishment of the 2026 May Incremental Revolving Credit Commitments), the “2026 May Incremental Revolving Credit Commitments” shall be deemed to be “Revolving Credit Commitments” and “Commitments” for all purposes of the Amended Credit Agreement and the other Loan Documents, the Loans provided by the 2026 May Incremental Revolving Credit Lenders under the 2026 May Incremental Revolving Credit Commitments (the “2026 May Incremental Revolving Credit Loans”) shall be deemed to be “Loans”, and are designated and constitute a new single Class of Loans and a new tranche under the Amended Credit Agreement, with terms and provisions identical to the 2026 Incremental Revolving Credit Loans (including as to Guarantors, Collateral (and ranking), mandatory prepayments and payment priority), except as set forth herein and in the Amended Credit Agreement. For the avoidance of doubt, the 2026 May Incremental Revolving Credit Commitments being made pursuant to this Amendment and the Amended Credit Agreement shall not constitute a Revolving Commitment Increase.

(d)	The 2026 May Incremental Revolving Credit Lenders agree to make 2026 May Incremental Revolving Credit Loans to the Lead Borrower on the Amendment Effective Date in the aggregate principal amount equal to $25,000,000 (the “Amendment Effective Date Loans”).

(e)	The Amendment Effective Date Loans shall be deemed to constitute a single new “SOFR Borrowing” under the Amended Credit Agreement with an initial Interest Period of 3 months commencing on the Amendment Effective Date. Notwithstanding anything to the contrary set forth in the Amended Credit Agreement, each of the parties hereto agrees that (i) this Amendment shall be deemed to be timely delivery of a Committed Loan Notice with respect to the Borrowing of the Amendment Effective Date Loans on the Amendment Effective Date pursuant to Section 2.02(a) of the Amended Credit Agreement and that no separate Committed Loan Notice shall be required to be delivered to the Administrative Agent to make the Amendment Effective Date Loans available to the Lead Borrower on the Amendment Effective Date; (ii) this Amendment constitutes an Incremental Loan Request and all notices or requirements required under the Amended Credit Agreement in connection with the incurrence of the 2026 May Incremental Revolving Credit Commitments and the Borrowing of the Amendment Effective Date Loans on the Amendment Effective Date, and each Lender waives any other notice or request requirement under the Amended Credit Agreement; and (iii) in the case of the Amendment Effective Date Loans, the conditions set forth in Section 2.16(d)(i) and Section 4.02 of the Amended Credit Agreement shall not apply to the Borrowing of such Amendment Effective Date Loans, and the only conditions that must be satisfied or waived in connection with such Borrowing shall be limited to those set forth in Section 4 hereof.

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(f)	On and as of the Amendment Effective Date, each 2026 May Incremental Revolving Credit Lender hereby: (i) confirms that a copy of the Amended Credit Agreement and the other applicable Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and provide the 2026 May Incremental Revolving Credit Commitments, has been made available to it by the Administrative Agent; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Credit Agreement and the other applicable Loan Documents, including this Amendment; (iii) appoints and authorizes each of the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Amended Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent or the Collateral Agent, as applicable, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) acknowledges and agrees that, upon the Amendment Effective Date, each 2026 May Incremental Revolving Credit Lender shall be a “Lender” and a “Revolving Credit Lender”, under, and for all purposes of, the Amended Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender and a Revolving Credit Lender thereunder.

Section 3.      Amendments. Each of the parties hereto agrees that, effective as of the Amendment Effective Date and subject to the satisfaction (or waiver by the Lenders) of the conditions set forth in Section 4 hereof:

(a)	The Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto. The amendments to the Existing Credit Agreement set forth in this Section 3 shall be deemed to be effective immediately prior to the establishment of the 2026 May Incremental Revolving Credit Commitments and the incurrence of the 2026 May Incremental Revolving Credit Loans pursuant to Section 2 hereof on the Amendment Effective Date;

(b)	Schedule 1.01A of the Existing Credit Agreement is hereby supplemented with the information set forth on Annex I hereto; and

(c)	Notwithstanding anything to the contrary herein or in the Amended Credit Agreement, any Borrowing made on the Amendment Effective Date shall be made and denominated solely in U.S. Dollars.

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Section 4.      Amendment Effective Date. This Amendment and the amendments to the Existing Credit Agreement contained in Section 3 hereof shall become effective as of the first date (the “Amendment Effective Date”) on which each of the following conditions shall have been satisfied (or waived by the Lenders):

(a)	the Administrative Agent (or its counsel) shall have received a counterpart signature page of this Amendment duly executed by Holdings, the Borrowers, the Administrative Agent, each 2026 May Incremental Revolving Credit Lender and the Consenting Lenders;

(b)	the Administrative Agent (or its counsel) shall have received:

i.	either (x) a copy of the certificate or articles of incorporation, articles of association (statuts) or equivalent organizational document, including all amendments thereto, of the Co-Borrower and each Luxembourg Loan Party, certified as of a recent date by the Secretary of State of the state of its organization (where relevant) or by the Luxembourg Companies Register with respect to the Luxembourg Loan Parties and the Co-Borrower or (y) confirmation from such Luxembourg Loan Party and the Co-Borrower that there has been no change to such organizational documents since last delivered to the Administrative Agent; and

ii.	a certificate of the secretary, an authorized representative, assistant secretary, director, or managing director (as applicable) of the Co-Borrower and each Luxembourg Loan Party, dated the Amendment Effective Date and certifying (A) that (x) attached thereto is a true and complete copy of the certificate of incorporation (and, where applicable, certificate of change of name), by-laws, articles of association, constitution or operating, management, partnership or similar agreement of the Co-Borrower or such Luxembourg Loan Party as in effect on the Amendment Effective Date or (y) there has been no change to such governing documents since last delivered to the Administrative Agent, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or managers, general meeting of the shareholders or other equivalent governing body of the Co-Borrower or such Luxembourg Loan Party authorizing the execution, delivery and performance of this Amendment or any other document delivered in connection herewith on behalf of the Co-Borrower or such Luxembourg Loan Party, as applicable, and that such resolutions have not been modified, rescinded or amended and are in full force and effect (as applicable), (C) that any attached certificate or articles of incorporation, equivalent organizational document, by-laws, operating, management, partnership or similar agreement of the Co-Borrower or such Luxembourg Loan Party has not been amended (in the case of the articles of incorporation of each the Co-Borrower or such Luxembourg Loan Party, since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (E) below), (D) as to the incumbency (where applicable) and specimen signature of each officer or authorized signatory executing this Amendment or any other document delivered in connection herewith on behalf of the Co-Borrower or such Luxembourg Loan Party, (E) good standing certificates, business registration certificates or registrars (or, in each case, its equivalent) for the Co-Borrower from the jurisdiction in which it is organized, dated a recent date prior to the Amendment Effective Date; and (F) for Luxembourg Loan Parties: (i) an excerpt (extrait) from the Luxembourg Companies Register pertaining to the Luxembourg Loan Parties dated no earlier than one (1) Business Day prior to the Amendment Effective Date; and (ii) a certificate of non-registration of judicial decisions or of administrative dissolution without liquidation (certificat de non-inscription d’une décision judiciaire ou de dissolution administrative sans liquidation), issued by the Luxembourg Insolvency Register in respect of the Luxembourg Loan Party no earlier than one (1) Business Day prior to the Amendment Effective Date certifying that, as of the date of the day immediately preceding such certificate, the Luxembourg Loan Party has not been declared bankrupt (en faillite), and that it has not applied for general settlement, administrative dissolution without liquidation (dissolution administrative sans liquidation), or reprieve from payment (sursis de paiement), judicial or voluntary liquidation (liquidation judiciaire ou volontaire), such other proceedings listed at Article 13, items 4 to 12, 16 and 17 of the Luxembourg Act dated December 19, 2002 on the Register of Commerce and Companies, on Accounting and on Annual Accounts of the Companies (as amended from time to time).

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(c)	the Administrative Agent (or its counsel) shall have received a customary opinion from (i) Latham & Watkins, as New York counsel for the Loan Parties, (ii) LOYENS & LOEFF LUXEMBOURG SARL, as Luxembourg counsel for the Loan Parties and (iii) NautaDutilh Avocats Luxembourg S.à r.l. as Luxembourg counsel to the Administrative Agent, in each case, addressed to the Administrative Agent and the 2026 May Incremental Revolving Credit Lenders and dated the Amendment Effective Date;

(d)	to the extent invoiced at least two (2) Business Days prior to the Amendment Effective Date, the Borrowers shall have paid (or caused to be paid) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent incurred in connection with the preparation, negotiation and execution of this Amendment (including all Attorney Costs) in accordance with Section 10.04 of the Amended Credit Agreement;

(e)	The representations and warranties of each Loan Party set forth in Sections 5.01, 5.02, 5.03, and 5.04 of the Existing Credit Agreement (with the references to “Loan Document” or “Loan Documents” in Sections 5.01(b)(ii), 5.02, 5.03 and 5.04 of such representations and warranties to include this Amendment), as applicable to such Loan Party, shall be true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;

(f)	Other than the Specified Defaults (as defined in the 2026 Limited Waiver), no Event of Default shall exist immediately prior to or immediately after giving effect to this Amendment on the Amendment Effective Date; and

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(g)	The Borrower has executed a restructuring support agreement, in form and substance acceptable to the 2026 May Incremental Revolving Credit Lenders.

Section 5.      Conditions Subsequent. Within the time period specified on Annex II hereto, unless waived or extended by the 2026 May Incremental Revolving Credit Lenders in their reasonable discretion (which may be via e-mail of counsel), the Administrative Agent (or its counsel) and the 2026 May Incremental Revolving Credit Lenders (or their counsel) shall have received such items, or the relevant Loan Parties shall have completed such undertakings, as applicable, as specified on Annex II hereto.

Section 6.      Funding Fee. The Lead Borrower shall pay (or cause to be paid) to each 2026 May Incremental Revolving Credit Lender party hereto, each for their own account, a fee equal to 3.50% of such 2026 May Incremental Revolving Credit Lender’s 2026 May Incremental Revolving Credit Commitment as of the Amendment Effective Date (the “Funding Fee”), in each case, as consideration of such 2026 May Incremental Revolving Credit Lender providing its portion of the 2026 May Incremental Revolving Credit Commitment. The Funding Fee shall be paid in kind by automatically capitalizing and adding such Funding Fee to the outstanding principal balance of the 2026 May Incremental Revolving Credit Loans of such 2026 May Incremental Revolving Credit Lender on (and subject to the occurrence of) the Amendment Effective Date, it being understood and agreed that for all purposes of the Amended Credit Agreement and the other Loan Documents, such amounts (the “PIKed Amounts”) shall constitute part of the principal balance of the 2026 May Incremental Revolving Credit Loans (including with respect to the accrual of interest thereon in accordance with the terms hereof and in the Amended Credit Agreement) at all times from and after the Amendment Effective Date; provided, that the determination of the Revolving Credit Exposure of any 2026 May Incremental Revolving Credit Lender shall exclude any PIKed Amounts.

Section 7.      Ratification and Reaffirmation. Each Loan Party party hereto (on behalf of itself and each of its Subsidiaries that are Loan Parties) hereby (a) consents to the execution, delivery and performance of this Amendment and the performance of the Existing Credit Agreement (as amended hereby) and (b) ratifies and reaffirms: (x) its Obligations in respect of the Existing Credit Agreement and each of the other Loan Documents to which it is a party (including, without limitation, the Guaranty), as such Obligations have been amended by this Amendment, and all of the covenants, duties, indebtedness and liabilities under the Amended Credit Agreement and the other Loan Documents to which it is a party and (y) the Liens and security interests created in favor of the Administrative Agent and the Lenders pursuant to each Collateral Document; which Liens shall continue to secure the Obligations (as such Obligations have been amended by this Amendment, including in respect of the 2026 May Incremental Revolving Credit Loans), in each case, on and subject to the terms and conditions set forth in the Amended Credit Agreement and the other Loan Documents.

Section 8.      Effect of Amendment.

(a)	Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of the Existing Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle either Borrower or any other Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.

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(b)	From and after the Amendment Effective Date, (i) each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Loan Document shall be deemed to include a reference to the Existing Credit Agreement as amended hereby and (ii) each reference in any Loan Document to the "Revolving Credit Lenders”, “Revolving Credit Loans”, “Loans”, “Revolving Credit Commitments” or “Commitments” shall be deemed to include the 2026 May Incremental Revolving Credit Loans and 2026 May Incremental Revolving Credit Commitments.

(c)	From and after the date hereof, this Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents and shall be deemed to be an “Incremental Amendment” as defined in the Existing Credit Agreement. This Amendment shall not constitute a novation of the Existing Credit Agreement or any of the other Loan Documents.

Section 9.      Amendments; Severability.

(a)	As of the date hereof, this Amendment may not be amended nor may any provision hereof be waived except pursuant to Section 10.01 of the Amended Credit Agreement.

(b)	If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The illegality, invalidity or unenforceability of a provision in a particular jurisdiction shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction. In the event of any such illegality, invalidity or unenforceability, the parties shall negotiate in good faith with a view to agreeing on a legal, valid and enforceable replacement provision which, to the extent practicable, is in accordance with the intent and purposes of this Amendment and in its economic effect comes as close as possible to the illegal, invalid or unenforceable provision.

Section 10.      Governing Law; Waiver of Jury Trial.

(a)	SUBJECT TO SECTION 10(B) AND SECTION 10(C) BELOW, THIS AMENDMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIMS, CONTROVERSIES, DISPUTES OR CAUSES OF ACTIONS (WHETHER ARISING IN CONTRACT OR TORT, IN LAW OR EQUITY OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions of Section 10.15 (subject to Section 10(b) and 10(c) below) and 10.16 of the Existing Credit Agreement as amended by this Amendment are incorporated herein by reference, mutatis mutandis.

(b)	SECTION 7 (RATIFICATION AND REAFFIRMATION) OF THIS AGREEMENT TO THE EXTENT IT RELATES TO A LUXEMBOURG LAW GOVERNED LOAN AGREEMENT AND ANY NON-CONTRACTUAL OBLIGATIONS ARISING OUT OF OR IN CONNECTION WITH IT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF LUXEMBOURG.

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(c)	THE COURTS OF LUXEMBOURG, JUDICIAL DISTRICT OF LUXEMBOURG-CITY, ARE TO HAVE THE EXCLUSIVE JURISDICTION TO SETTLE ANY CLAIMS, DISPUTES OR MATTERS (THE "PROCEEDINGS") ARISING OUT OF OR IN CONNECTION WITH SECTION 7 (RATIFICATION AND REAFFIRMATION) OF THIS AGREEMENT TO THE EXTENT IT RELATES TO A LUXEMBOURG LAW GOVERNED LOAN AGREEMENT (INCLUDING A DISPUTE RELATING TO ANY NON-CONTRACTUAL OBLIGATIONS ARISING OUT OF OR IN CONNECTION WITH IT) AND THAT ACCORDINGLY ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH SECTION 7 (RATIFICATION AND REAFFIRMATION) OF THIS AGREEMENT TO THE EXTENT IT RELATES TO A LUXEMBOURG LAW GOVERNED LOAN AGREEMENT (INCLUDING ANY PROCEEDINGS RELATING TO ANY NON-CONTRACTUAL OBLIGATIONS ARISING OUT OF OR IN CONNECTION WITH SECTION 7 (RATIFICATION AND REAFFIRMATION) OF THIS AGREEMENT TO THE EXTENT IT RELATES TO A LUXEMBOURG LAW GOVERNED LOAN AGREEMENT) MAY BE BROUGHT IN SUCH COURTS.

Section 11.      Headings. Section headings herein are included for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

Section 12.      Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or by “.pdf” or similar electronic transmission shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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Section 13.      Release.

(a)	In consideration of, among other things, the Lender Parties’ execution and delivery of this Agreement, the Borrowers and Holdings, each on behalf of itself and each Loan Party and their respective agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever agree and covenant not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waive, release and discharge each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor may have, of whatsoever nature and kind, whether known or unknown, whether arising at law or in equity (collectively, the “Claims”), against, in each case, solely in their capacity as such, any or all of the Secured Parties and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the Amendment Effective Date, that relate to, arise out of or otherwise are in connection with any or all of the Loan Documents or the transactions thereunder; provided, that the foregoing releases shall not apply to the claims (the “Specified Claims”) identified in the correspondence from Quinn Emanuel Urquhart & Sullivan, LLP at the direction of the special committee (the “Special Committee”) of independent managers of the Borrowers on April 30, 2026 to counsel to the Borrowers or prevent any action or inaction taken or to be taken by any Loan Party in accordance with any direction or recommendation of the Special Committee, including the pursuit of any Specified Claim; provided further that the foregoing releases shall be binding on the Special Committee, other than with respect to the Specified Claims. In entering into this Agreement, the Borrowers and each other Loan Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section 13 shall survive the termination of this Agreement, the Credit Agreement, the other Loan Documents, and payment in full of the Obligations.

(b)	Each of the Borrowers and other Loan Parties, on behalf of itself and its respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Borrowers or any other Loan Party pursuant to Section 13(a) hereof, subject only to the limited rights of a Loan Party to pursue the Specified Claims. If the Borrowers, any other Loan Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, the Borrowers and other Loan Parties, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

TRINSEO MATERIALS FINANCE, INC.

By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Executive Vice President and Chief Financial Officer

TRINSEO HOLDING S.À R.L.

By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Manager

TRINSEO LUXCO S.À R.L.

By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Manager

[Signature Page to Amendment to Credit Agreement]

EXHIBIT A

TO THIRD AMENDMENT

Amended Credit Agreement

[See attached.]

Conformed through ~~Second~~Third Amendment, dated as of ~~April 10~~May 13, 2026

CREDIT AGREEMENT

Dated as of January 17, 2025,

as amended by that certain First Amendment, dated as of March 19, 2026,

as amended by that certain 2026 Limited Waiver and Amendment, dated as of March 19, 2026, ~~and~~

as amended by that certain Second Amendment, dated as of April 10, 2026, and as amended by that certain Third Amendment, dated as of May 13, 2026 among

TRINSEO LUXCO S.À R.L.,
as Holdings,

TRINSEO HOLDING S.À R.L.,
as the Lead Borrower,

TRINSEO MATERIALS FINANCE, INC.,
as the Co-Borrower,

THE GUARANTORS PARTY HERETO FROM TIME TO TIME,

THE LENDERS PARTY HERETO FROM TIME TO TIME

and

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender

BARCLAYS BANK PLC,
BNP PARIBAS SECURITIES CORP.,
DEUTSCHE BANK SECURITIES INC.,
FIFTH THIRD BANK, NATIONAL ASSOCIATION,
GOLDMAN SACHS BANK USA,
HSBC SECURITIES (USA) INC.,
JPMORGAN CHASE BANK, N.A.,
MIZUHO BANK, LTD.,
and
TRUIST SECURITIES, INC.,
as Joint Lead Arrangers and Joint Bookrunners

(i)

(ii)

(iii)

(iv)

SCHEDULES

Schedule 1.01A	--	Commitments
Schedule 1.01B	--	Existing Letters of Credit
Schedule 1.01D	--	Unrestricted Subsidiaries
Schedule 1.01E	--	Existing Investments
Schedule 1.01F(a)	--	Existing Secured Hedge Agreements
Schedule 1.01F(b)	--	Existing Treasury Services Agreement
Schedule 4.01(b)	--	Other Collateral Documents
Schedule 5.07	--	Ownership of Property
Schedule 5.08(a)	--	Environmental Matters
Schedule 5.11	--	Subsidiaries; Equity Interests
Schedule 5.15	--	Aristech and Altuglas IP
Schedule 6.18	--	Post-Closing Actions
Schedule 6.20	--	Opco Reporting Entities
Schedule 7.01(b)	--	Existing Liens
Schedule 7.03(b)	--	Existing Indebtedness
Schedule 7.08	--	Transactions with Affiliates
Schedule 7.09	--	Certain Contractual Obligations
Schedule 10.02	--	Notices and Other Communications

EXHIBITS

Form of

Exhibit A	--	Committed Loan Notice
Exhibit B	--	Swing Line Loan Notice
Exhibit C-1	--	[Reserved]
Exhibit C-2	--	Revolving Credit Note
Exhibit C-3	--	Swing Line Note
Exhibit D	--	Compliance Certificate
Exhibit E	--	Assignment and Assumption
Exhibit F	--	Pledge and Security Agreement
Exhibit G	--	Global Intercompany Note
Exhibit H	--	Guarantor Joinder
Exhibit I	--	Solvency Certificate
Exhibit J	--	Request for L/C Issuance
Exhibit K	--	[Reserved]
Exhibit L	--	Second Lien Intercreditor Agreement

(v)

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of January 17, 2025, (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), among TRINSEO LUXCO S.À R.L., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 130, Boulevard de la Pétrusse, L-2330 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) (“RCS”) under number B153577 (“Holdings”), TRINSEO HOLDING S.À R.L., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 130, Boulevard de la Pétrusse, L-2330 Luxembourg, registered with the RCS under number B153582 (the “Lead Borrower”), TRINSEO MATERIALS FINANCE, INC., a Delaware corporation (the “Co-Borrower”, and together with the Lead Borrower, the “Borrowers” and each, a “Borrower”) the Guarantors party hereto from time to time, the Lenders party hereto from time to time (collectively, the “Lenders” and individually, a “Lender”) and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender.

PRELIMINARY STATEMENTS

The Borrowers requested that the Lenders under this Agreement as of the Closing Date extend credit to the Borrowers in the form of Closing Date Revolving Credit Commitments in an aggregate principal amount of $300,000,000. The Closing Date Revolving Credit Commitments permit the making of Closing Date Revolving Credit Loans, Swing Line Loans and the issuance of Letters of Credit from time to time.

The Borrowers requested that the 2026 Incremental Revolving Credit Lenders under this Agreement as of the Second Amendment Effective Date extend credit to the Borrowers in the form of 2026 Incremental Revolving Credit Commitments in an aggregate principal amount of $50,000,000. The 2026 Incremental Revolving Credit Commitments permit the making of 2026 Incremental Revolving Credit Loans.

The Borrowers requested that the 2026 May Incremental Revolving Credit Lenders under this Agreement as of the Third Amendment Effective Date extend credit to the Borrowers in the form of 2026 May Incremental Revolving Credit Commitments in an aggregate principal amount of $25,000,000. The 2026 May Incremental Revolving Credit Commitments permit the making of 2026 May Incremental Revolving Credit Loans.

The Closing Date Revolving Credit Lenders, the 2026 Incremental Revolving Credit Lenders and the 2026 May Incremental Revolving Credit Lenders are willing to lend and the L/C Issuer is willing to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01      Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2025 Notes” means the 5.375% senior unsecured notes due 2025 issued pursuant to the 2025 Notes Indenture in the aggregate original principal amount of $500,000,000.

“2025 Notes Indenture” means that certain Indenture, dated as of August 29, 2017, by and among the Borrowers, as co-issuers, the guarantors party thereto from time to time and the 2025 Notes Trustee, as the same may be amended, restated, amended and restated, modified, supplemented, replaced or refinanced.

“2025 Notes Trustee” means The Bank of New York Mellon, as trustee under the 2025 Notes Indenture.

“2025 OpCo Incremental Amendment” has the meaning set forth in Section 10.04.

“2025 Transaction Support Agreement” means that certain Transaction Support Agreement, dated as of December 9, 2024, by and among Parent, certain Subsidiaries of Parent party thereto and the Supporting Creditors (as defined therein) party thereto from time to time.

“2025 Transactions” means “Transactions” as defined in the 2025 Transaction Support Agreement.

“2026 Incremental Revolving Credit Borrowing” means a borrowing consisting of simultaneous 2026 Incremental Revolving Credit Loans of the same Type and currency and, in the case of Benchmark Rate Loans, having the same Interest Period made by each of the 2026 Incremental Revolving Credit Lenders pursuant to Section 2.01(c).

“2026 Incremental Revolving Credit Commitment” means, as to each 2026 Incremental Revolving Credit Lender, its 2026 Incremental Revolving Credit Commitment as of the Second Amendment Effective Date, as may be increased from time to time pursuant to a Revolving Commitment Increase. The aggregate amount of 2026 Incremental Revolving Credit Commitments is $50,000,000.

“2026 Incremental Revolving Credit Lenders” means Lenders holding 2026 Incremental Revolving Credit Loans or 2026 Incremental Revolving Credit Commitments.

“2026 Incremental Revolving Credit Loans” has the meaning specified in Section 2.01(c).

“2026 Limited Waiver” has the meaning set forth in the definition of “PIKed Amounts”.

“2026 May Incremental Revolving Credit Borrowing” means a borrowing consisting of simultaneous 2026 May Incremental Revolving Credit Loans of the same Type and currency and, in the case of Benchmark Rate Loans, having the same Interest Period made by each of the 2026 May Incremental Revolving Credit Lenders pursuant to Section 2.01(d).

“2026 May Incremental Revolving Credit Commitment” means, as to each 2026 May Incremental Revolving Credit Lender, its 2026 May Incremental Revolving Credit Commitment as of the Third Amendment Effective Date, as may be increased from time to time pursuant to a Revolving Commitment Increase. The aggregate amount of 2026 May Incremental Revolving Credit Commitments is $25,000,000.

“2026 May Incremental Revolving Credit Lenders” means Lenders holding 2026 May Incremental Revolving Credit Loans or 2026 May Incremental Revolving Credit Commitments.

“2026 May Incremental Revolving Credit Loans” has the meaning specified in Section 2.01(d).

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“2029 Notes” means the 5.125% senior unsecured notes due 2029 issued pursuant to the 2029 Notes Indenture in the aggregate original principal amount of $450,000,000.

“2029 Notes Indenture” means that certain Indenture, dated as of March 24, 2021, by and among the Borrowers, as co-issuers, the guarantors party thereto from time to time and the 2029 Notes Trustee, as the same may be amended, restated, amended and restated, modified, supplemented, replaced or refinanced to the extent not prohibited by this Agreement.

“2029 Notes Trustee” means The Bank of New York Mellon, as trustee under the 2029 Notes Indenture.

“ACRA” means the Accounting and Corporate Regulatory Authority of Singapore.

“Additional Lender” means any Person that is not an existing Lender and has agreed to provide Incremental Commitments pursuant to Section 2.16 or Refinancing Commitments pursuant to Section 2.17.

“Adjusted Term SOFR” means for purposes of any calculation, the rate per annum equal to (i) Term SOFR for such calculation plus (ii) the Term SOFR Adjustment; provided that, in no event shall Adjusted Term SOFR for the Revolving Credit Loans denominated in Dollars be less than the Floor.

“Administrative Agent” means DBNY, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent Fee Letter” means that certain Administrative Agent Fee Letter, dated as of the Closing Date, by and among the Borrowers and the Administrative Agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Lead Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” has the meaning set forth in Section 11.22.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Supplemental Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

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“AHYDO Payment” means a payment in respect of Indebtedness in an amount sufficient to ensure that such Indebtedness will not be an “applicable high yield discount obligation” within the meaning of Section 163(1) of the Code.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees, a EURIBOR Rate, Term SOFR or Base Rate floor, or otherwise, in each case, incurred or payable by the applicable Borrower generally to all lenders of such Indebtedness; provided that OID and upfront fees shall be equated to interest rate assuming a 4-year average life to maturity on a straight line basis (e.g. 100 basis points of original issue discount equals 25 basis points of interest rate margin); and provided, further, that “All-In Yield” shall not include amendment fees, arrangement fees, structuring fees, ticking fees, unused line fees, commitment fees, underwriting fees and other similar fees not paid generally to all lenders in the primary syndication of such Indebtedness.

“Alternative Currency” means Euros, Pounds Sterling and each other currency that is approved in accordance with Section 1.13.

“Altuglas” means Altuglas LLC, a Delaware limited liability company.

“AML Laws” means the Bank Secrecy Act, as amended by the USA PATRIOT Act, and all laws, rules, and regulations of any jurisdiction in which any Loan Party or any Subsidiary is located or is doing business from time to time concerning or relating to anti-money laundering and ensuring that all sources of funding are lawful and identifiable.

“Annual Financial Statements” means the audited consolidated balance sheets and related statements of comprehensive income, shareholders’ equity and cash flows of Topco and its Subsidiaries for the fiscal years ended December 31, 2022 and December 31, 2023.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction from time to time concerning or relating to bribery or corruption applicable to Holdings or its Subsidiaries by virtue of such Person being organized or operating in such jurisdiction, including but not limited to the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder and the UK Bribery Act 2010.

“Anti-Liability Management Provision” has the meaning set forth in the last paragraph of Article VII.

“Applicable Margin” means a percentage per annum equal to:

(a)            with respect to unused Closing Date Revolving Credit Commitments, 0.375%;

(b)            with respect to the Closing Date Revolving Credit Loans, Swing Line Loans (which are to be maintained solely as Base Rate Loans) and Letters of Credit fees, the following percentages per annum:

Applicable Margin for Closing Date Revolving Credit
Loans, Swing Line Loans, Letter of Credit Fees
Benchmark Rate and Letter of Credit Fees	Base Rate
2.25%	1.25%

(c)            with respect to unused 2026 Incremental Revolving Credit Commitments and the 2026 May Incremental Revolving Credit Commitments, 0.375%;

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(d)            with respect to 2026 Incremental Revolving Credit Loans and the 2026 May Incremental Revolving Credit Commitments, the following percentages per annum:

Applicable Margin for 2026 Incremental Revolving Credit
Loans
Benchmark Rate	Base Rate
9.00%	8.00%

Notwithstanding the foregoing, (a) the Applicable Margin in respect of any Class of Extended Revolving Credit Commitments or Revolving Credit Loans or Swing Line Loans made pursuant to any Extended Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Extension Amendment, (b) the Applicable Margin in respect of any Class of Incremental Commitments, and any Class of Incremental Loans shall be the applicable percentages per annum set forth in the relevant Incremental Amendment and (c) the Applicable Margin in respect of any Class of Refinancing Commitments, any Class of Refinancing Loans established after the Closing Date shall be the applicable percentages per annum set forth in the relevant Refinancing Amendment.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to Letters of Credit, (i) the relevant L/C Issuers and (ii) the Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the relevant Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Bank” has the meaning set forth in clause (c) of the definition of “Cash Equivalents”.

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Aristech” means Aristech Surfaces LLC, a Kentucky limited liability company.

“Aristech and Altuglas IP” means any IP Rights necessary to operate the businesses of Aristech and Altuglas as set forth on Schedule 5.15 of this Agreement.

“Aristech and Altuglas License Agreements” means (a) the Amended and Restated Technology License Agreement, dated January 1, 2022, entered into between Trinseo Europe, as licensor, and Altuglas, as licensee, with respect to the use of IP Rights that are necessary to operate the businesses of Altuglas, and (b) the Technology License Agreement, dated September 1, 2021, entered into between Trinseo Europe, as licensor, and Aristech, as licensee, with respect to the use of IP Rights that are necessary to operate the businesses of Aristech.

“Arkema Acquisition” means the acquisition, directly or indirectly, of 100% of the outstanding Equity Interests of Arkema Group’s methyl methacrylates (“MMA”) and polymethyl methacrylates (“PMMA”) business, as more specifically described in, and pursuant to the terms of, that certain Share Purchase Agreement, dated as of March 19, 2021, between Arkema, a French société anonyme with its registered offices at 420, rue d’Estienne d’Orves, 92700 Colombes, France and registered with the registry of commerce and company of Nanterre under number 445 074 685, as Seller, and Trinseo S.A., a Luxembourg société anonyme with its registered offices at 26-28 rue Edward Steichen, L-2540, Luxembourg, Grand Duchy of Luxembourg and registered with the registry of commerce and company of Luxembourg under number B 153549, as Purchaser (the “Arkema Acquisition Agreement”).

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“Arrangers” means Barclays Bank PLC, BNP Paribas Securities Corp., Deutsche Bank Securities Inc., Fifth Third Bank, National Association, Goldman Sachs Bank USA, HSBC Securities (USA) Inc., JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd. and Truist Securities, Inc.

“ASIC” means the Australian Securities and Investments Commission.

“Assignees” has the meaning set forth in Section 10.07(b).

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.07), in the form of Exhibit E or any other form approved by the Administrative Agent and the Lead Borrower.

“Associate” means (i) any Person of which the Lead Borrower or its Restricted Subsidiaries are the legal and beneficial owners of between 20% and 50% of all outstanding voting Equity Interests and (ii) any joint venture entered into by the Lead Borrower or any Restricted Subsidiary of the Borrowers.

“Attorney Costs” means and includes all reasonable, documented fees, expenses and disbursements of any law firm or other external legal counsel required to be reimbursed by any Loan Party pursuant to the terms of any Loan Document.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Auditors” means a firm of recognized international auditors.

“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.03(b)(iii).

“Bail-In Action” has the meaning set forth in Section 11.22.

“Bail-In Legislation” has the meaning set forth in Section 11.22.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by DBNY as its “prime rate” and (c) the applicable Benchmark Rate for an Interest Period of one month commencing on such day plus 1.00% per annum; provided that in no event shall the Base Rate be less than 1.00% per annum for all Revolving Credit Loans maintained as Base Rate Loans. The “prime rate” is a rate set by DBNY based upon various factors including DBNY costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR”.

“Benchmark Rate” means (a) as to any Revolving Credit Loans denominated in Euros, the EURIBOR Rate, and (b) as to any Revolving Credit Loans denominated in Dollars, Adjusted Term SOFR.

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“Benchmark Rate Loan” means a Loan that bears interest at a rate based on the Benchmark Rate whether denominated in Dollars or in Euros.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Beneficiary” has the meaning set forth in Section 1.03(c).

“BHC Act Affiliate” has the meaning set forth in Section 11.23.

“Board of Directors” means, for any Person, the board of directors, the general partner or other governing body of such Person or, if such Person does not have such a board of directors, general partner or other governing body and is owned or managed by a single entity, the Board of Directors or board of managers (conseil de gérance) of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Lead Borrower.

“Borrower” has the meaning provided in the introductory paragraph hereof.

“Borrowing” means a Closing Date Revolving Credit Borrowing, a 2026 Incremental Revolving Credit Borrowing, a 2026 May Incremental Revolving Credit Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” means (a) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Luxembourg or the State where the Administrative Agent’s Office with respect to Loans denominated in Dollars is located and (b) if such day relates to any interest rate settings as to a Benchmark Rate Loan denominated in Euros, any fundings, disbursements, settlements and payments in respect of any such Benchmark Rate Loan denominated in Euros, or any other dealings to be carried out pursuant to this Agreement in respect of any such Benchmark Rate Loan denominated in Euros, any such day described in clause (a) above that is also a TARGET Day.

“Calculation Date” shall mean (a) the first Business Day of each calendar month, (b) each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of the issuance, amendment, renewal or extension of a Letter of Credit denominated in an Alternative Currency, (c) each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of a Revolving Credit Borrowing of Benchmark Rate Loans denominated in Euros and each continuation of a Benchmark Rate Loan denominated in Euros and (d) if an Event of Default has occurred and is continuing, any Business Day as determined by the Administrative Agent in its sole discretion.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases) by the Lead Borrower and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Lead Borrower and its Restricted Subsidiaries.

“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

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“Captive Insurance Subsidiary” means any Subsidiary of the Lead Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Collateral” has the meaning set forth in Section 2.03(g).

“Cash Collateral Account” means a blocked account at DBNY (or another commercial bank selected in compliance with Section 9.09) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

“Cash Collateralize” has the meaning set forth in Section 2.03(g).

“Cash Equivalents” means any of the following types of Investments:

(a)            (i) Dollars, Pounds Sterling, Canadian Dollars or Euros; or (ii) any other currency held by the Lead Borrower and its Restricted Subsidiaries from time to time in the ordinary course of business;

(b)            readily marketable obligations issued or directly and fully Guaranteed or insured by the United States or Canadian governments or, in each case, any agency or instrumentality of thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than 24 months from the date of acquisition;

(c)            certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances issued by any (i) Lender or (ii) (a) commercial bank or trust company bank that is organized under the Laws of the United States, any state thereof or the District of Columbia or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof or the District of Columbia and is a member of the Federal Reserve System, and (b) has combined capital and surplus in excess of $100,000,000 (any such Persons referenced in the foregoing clauses (i) and (ii) being an “Approved Bank”), in each case with maturities not exceeding 24 months from the date of acquisition thereof;

(d)            repurchase obligations for underlying securities of the types described in clauses (b) and (c) entered into with any Approved Bank;

(e)            commercial paper and variable or fixed rate notes rated at the time of acquisition thereof at least “A-2” (or the equivalent thereof by S&P) or “P-2” (or the equivalent thereof by Moody’s) or carrying an equivalent rating by a Nationally Recognized Statistical Rating Organization (if both of the two named rating agencies cease publishing ratings of investments) or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case maturing within 24 months after the date of acquisition thereof;

(f)            readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America, any province of Canada or any other foreign government or any political subdivision or taxing authority thereof, in each case, having an investment grade rating from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than 24 months from the date of acquisition;

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(g)            bills of exchange issued in the United States or Canada eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

(h)            Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA– (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(i)             for purposes of Section 7.05(f), the marketable securities portfolio owned by the Lead Borrower and its Subsidiaries on the Closing Date;

(j)             Investments, classified in accordance with GAAP as current assets, in money market investment programs which are registered under the Investment Company Act of 1940 or which are administered by financial institutions having capital of at least $100,000,000, and, in either case, the portfolios of which are limited such that substantially all of such Investments are of the character, quality and maturity described in clauses (a) through (h) of this definition;

(k)            instruments equivalent to those referred to in clauses (a) through (h) above and clause (j) above denominated in Euros or any other currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction; and

(l)            any interest in any investment funds investing at least 90% of their assets in instruments of the type specified in clauses (a) through (h) above and clauses (j) and (k) above.

“Cash Management Documentation” means any contractual arrangements, subordination agreements and related documentation required by the Administrative Agent and the Revolving Credit Lenders pursuant to the Cash Management Provision.

“Cash Management Obligations” means obligations owed by the Lead Borrower or any Restricted Subsidiary to any Lender or any Affiliate of a Lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds.

“Cash Management Provision” has the meaning set forth in Section 7.17.

“Cash Pooling Agreement” means that certain Amended and Restated Cash Pooling Agreement to be entered into in accordance with Section 6.18.

“Casualty Event” means any event that gives rise to the receipt by the Lead Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

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“Change of Control” shall be deemed to occur if:

(a)            any (1) Person (other than the Management Stockholders that in the aggregate own, beneficially or of record, no more than ten percent (10%) of the outstanding voting stock of Holdings) or (2) Persons (other than the Management Stockholders that in the aggregate own, beneficially or of record, no more than ten percent (10%) of the outstanding voting stock of Holdings) constituting a “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), become(s) the beneficial owner, directly or indirectly, of Equity Interests representing more than forty percent (40%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings;

(b)            a “change of control” (or similar event) shall occur in any document pertaining to any Junior Financing Documentation (including the Junior Existing Credit Agreement and the 2029 Notes Indenture), or, in each case, any Permitted Refinancing thereof and such Indebtedness is in an aggregate outstanding principal amount in excess of the Threshold Amount; or

(c)            Holdings or one or more Intermediate Holding Companies ceases to own, in the aggregate, 100% of the Equity Interests of the Lead Borrower.

“Chewy Provision” has the meaning set forth in Section 11.17.

“Class” (a) when used with respect to Commitments or Loans, refers to those of such Commitments or Loans that have the same terms and conditions (without regard to differences in the Type of Loan, Interest Period, upfront fees, OID or similar fees paid or payable in connection with such Commitments or Loan, or differences in tax treatment (e.g. “fungibility”)); provided that such Commitments or Loans may be designated in writing by the Lead Borrower and Lenders holding such Commitments or Loans as a separate Class from other Commitments or Loans that have the same terms and conditions and (b) with respect to Lenders, those of such Lenders that have Commitments or Loans of a particular Class.

“Closing Date” means the first date on which all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01.

“Closing Date Guarantors” means Holdings and each Subsidiary of Holdings (other than the Borrowers) party to this Agreement on the Closing Date.

“Closing Date Revolving Credit Borrowing” means a borrowing consisting of simultaneous Closing Date Revolving Credit Loans of the same Type and currency and, in the case of Benchmark Rate Loans, having the same Interest Period made by each of the Closing Date Revolving Credit Lenders pursuant to Section 2.01(b).

“Closing Date Revolving Credit Commitment” means, as to each Closing Date Revolving Credit Lender, its Closing Date Revolving Credit Commitment as of the Closing Date, as may be increased from time to time pursuant to a Revolving Commitment Increase. The aggregate amount of Closing Date Revolving Credit Commitments is $300,000,000.

“Closing Date Revolving Credit Lenders” means Lenders holding Closing Date Revolving Credit Loans or Closing Date Revolving Credit Commitments.

“Closing Date Revolving Credit Loans” has the meaning specified in Section 2.01(b).

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations related thereto.

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“Collateral” means the “Collateral” as defined in the Security Agreement and all the “Collateral” or “Pledged Assets” as defined in any other Collateral Document and any other assets pledged pursuant to any Collateral Document.

“Collateral Agent” means DBNY, in its capacity as collateral agent or pledgee in its own name under any of the Loan Documents, or any successor collateral agent.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)            on the Closing Date the Administrative Agent shall have received each Collateral Document to the extent required to be delivered on the Closing Date pursuant to Section 4.01(b), subject to the limitations and exceptions of this Agreement, duly executed by each Loan Party party thereto;

(b)            the Obligations shall have been secured by a first-priority security interest in (i) all the Equity Interests of the Borrowers, (ii) all the Equity Interests of each Restricted Subsidiary of the Borrowers that is directly owned by a Loan Party and that is not an Excluded Subsidiary, (iii) all the Equity Interests of Trinseo Italia s.r.l. pursuant to an Italian law-governed pledge agreement (the “Italian Pledge”), (iv) all the Equity Interests of perfected pledge of 100% of the capital stock of Trinseo France S.A.S. pursuant to a French law-governed share pledge agreement (the “French Pledge”) and (v) all the Equity Interests of Trinseo Korea Ltd. pursuant to a Korean law-governed unit pledge agreement (the “Korean Pledge”);

(c)            the Obligations shall have been secured by a first-priority perfected security interest in, and Mortgages on, substantially all tangible and intangible assets of the Lead Borrower, the Co-Borrower and each Guarantor (including intercompany debt, accounts, inventory, equipment, investment property, contract rights, securities, patents, trademarks, other intellectual property, other general intangibles, cash, bank and securities deposit accounts, Material Real Property and proceeds of the foregoing), in each case, subject to exceptions and limitations otherwise set forth in this Agreement, the Superpriority Intercreditor Agreement and the Collateral Documents (to the extent appropriate in the applicable jurisdiction);

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(d)            subject to limitations and exceptions of this Agreement and the Collateral Documents, to the extent a security interest in and Mortgages on any Material Real Property is required under Section 6.11, Section 6.14 or 6.18 (together with any Material Real Property that is subject to a Mortgage on the Closing Date, each, a “Mortgaged Property”), the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to such Mortgaged Property duly executed and delivered by the record owner of such property in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may reasonably deem necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Administrative Agent for the benefit of the Secured Parties, and evidence that all filing and recording taxes, stamp duty and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent (it being understood that if a mortgage tax or notary fee or registration fee or other similar tax will be owed or calculated on the entire amount of the indebtedness evidenced hereby, then the amount secured by the Mortgage shall be limited to 100% of the fair market value of the property at the time the Mortgage is entered into if such limitation results in such mortgage tax being calculated based upon such fair market value), (ii) other than with respect to Mortgaged Properties located in Germany, Hong Kong (unless the Administrative Agent determines, in its reasonable opinion, there to be a defect in such title), Luxembourg, The Netherlands, Singapore, Switzerland and any other jurisdiction, as reasonably determined by the Collateral Agent, in which title insurance is not customary, fully paid policies of title insurance (or marked-up title insurance commitments having the effect of policies of title insurance) on the Mortgaged Property that is owned in fee by the applicable Loan Party (the “Mortgage Policies”) issued by a title insurance company reasonably acceptable to the Administrative Agent in form and substance and in an amount reasonably acceptable to the Administrative Agent (not to exceed 100% of the fair market value of the real properties covered thereby), insuring the Mortgages to be valid subsisting Liens on the property described therein, free and clear of all Liens other than Liens permitted pursuant to Section 7.01 and other Liens reasonably acceptable to the Administrative Agent each of which shall (A) to the extent reasonably necessary, include such reinsurance arrangements (with provisions for direct access, if reasonably necessary) as shall be reasonably acceptable to the Collateral Agent, (B) contain a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount) and (C) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to the Collateral Agent) as shall be reasonably requested by the Collateral Agent (which may include endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation public road access, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, and so-called comprehensive coverage over covenants and restrictions, in each case only if available after the applicable Loan Party uses commercially reasonable efforts), (iii) customary legal opinions (as determined with reference to any applicable jurisdiction), addressed to the Administrative Agent and the Secured Parties, reasonably acceptable to the Administrative Agent as to such matters as the Administrative Agent may reasonably request, and (iv) a completed “life of the loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each U.S. Mortgaged Property and, to the extent required, duly executed and acknowledged by the appropriate Loan Parties and evidence of flood insurance, in the event any improved parcel of U.S. Mortgaged Property is located in a special flood hazard area, which evidence shall comply with the Flood Laws and be otherwise reasonably satisfactory to the Administrative Agent; and

(e)            after the Closing Date, each Restricted Subsidiary of the Borrowers (other than any Immaterial Subsidiary or Excluded Subsidiary) shall become a Guarantor and signatory to this Agreement pursuant to a Guarantor Joinder in accordance with Section 6.11 or 6.18 and a party to the respective Collateral Documents in accordance with Section 6.11 or 6.18; provided that notwithstanding the foregoing provisions, any Subsidiary of the Borrowers that Guarantees any Junior Financing shall be a Guarantor hereunder for so long as it Guarantees such Indebtedness.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:

(i)            The foregoing definition shall not require and the Loan Documents shall not contain any requirements as to the creation or perfection of pledges of, security interests in, Mortgages on, or the obtaining of title insurance, surveys, abstracts or appraisals or taking other actions with respect to, any Excluded Assets (save to the extent subject to the Swedish Floating Charge as a matter of Swedish law or the Finnish Business Mortgage as a matter of Finnish law).

(ii)           No actions in any non-U.S. jurisdiction that is not a Qualified Jurisdiction or required by the Laws of any non-U.S. jurisdiction that is not a Qualified Jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S. or to perfect such security interests, including any intellectual property registered in any non-U.S. jurisdiction that is not a Qualified Jurisdiction (it being understood that there shall be no security agreements or pledge agreements governed under the Laws of, and no perfection actions required in respect of, any non-U.S. jurisdiction that is not a Qualified Jurisdiction), other than in respect of the creation and perfection of the Italian Pledge, French Pledge and Korean Pledge.

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(iii)          No actions shall be required with respect to Collateral requiring perfection through control agreements or perfection by “control” (as defined in the UCC) (including deposit accounts or other bank accounts or securities accounts) or possession, other than in respect of (x) (A) certificated Equity Interests required to be pledged pursuant to the provisions of clause (b) of this definition of “Collateral and Guarantee Requirement” and not otherwise constituting an Excluded Asset, (B) any floating charge certificate (Sw. företagsinteckningsbrev) relating to the Swedish Floating Charge Pledge Agreement and (C) any business mortgage note (Fi. yrityskiinnityspanttivelkakirja) relating to the Finnish Business Mortgage, (y) Pledged Debt (as defined in the Security Agreement) to the extent required to be delivered to the Collateral Agent pursuant to the terms of the Security Agreement and (z) (i) perfection over deposit accounts, securities accounts and commodities accounts domiciled in the United States that do not constitute (A) Excluded Accounts, (B) accounts maintained as zero balance accounts, or (C) any account (other than any account maintained with Deutsche Bank AG or any of its affiliates) with an average thirty (30) day balance of less than $500,000 (collectively, the “U.S. Pledged Accounts”) and (ii) to the extent permitted by applicable local law, perfection over bank accounts and securities accounts that do not constitute (A) Excluded Accounts, (B) accounts maintained as zero balance accounts, or (C) any account (other than any account maintained with Deutsche Bank AG or any of its affiliates) with an average thirty (30) day balance, in Dollars or the Dollar Equivalent, of less than $1,000,000 domiciled in a Qualified Jurisdiction (other than the United States), provided, that the required action with respect to such accounts shall be as set forth in Section 6.11(d) (collectively, the “Non-U.S. Pledged Accounts”);

(iv)          The Administrative Agent in its discretion may grant extensions of time for the creation or perfection of security interests in, and Mortgages on, or obtaining of title insurance or taking other actions with respect to, particular assets (including extensions beyond the Closing Date) or any other compliance with the requirements of this definition where it reasonably determines, in consultation with the Lead Borrower, that the creation or perfection of security interests in, and Mortgages on, or obtaining of title insurance or taking other actions, or any other compliance with the requirements of this definition cannot be accomplished without undue delay, burden or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents;

(v)           Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in this Agreement and the Collateral Documents;

(vi)          Notwithstanding the foregoing provisions, all assets of the Borrowers and their Subsidiaries that secure the “Obligations” under, and as defined in, the Junior Existing Credit Agreement shall be required to be pledged as “Collateral” under the Collateral Documents; and

(vii)         The floating charge certificate (Sw. företagsinteckningsbrev) to be issued pursuant to the Swedish Floating Charge Pledge Agreement will be in the amount set forth in the Swedish Floating Charge Pledge Agreement.

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“Collateral Documents” means, collectively, the Security Agreement, each of the Mortgages, collateral assignments, security agreements, pledge agreements, Intellectual Property Security Agreements, deeds of hypothecs, bonds, bond pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Sections 4.01, 6.11 or 6.14, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent and/or the Collateral Agent (as relevant) in connection with the Obligations set forth hereunder, in each case for the benefit of the Secured Parties.

“Commitment” means a Closing Date Revolving Credit Commitment, 2026 Incremental Revolving Credit Commitment and/or a 2026 May Incremental Revolving Credit Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans denominated in Dollars from one Type to the other, or (c) a continuation of Benchmark Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Compensation Period” has the meaning set forth in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Conforming Changes” means, in the case of Revolving Credit Loans denominated in Dollars, with respect to the use or administration of Term SOFR, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of Term SOFR and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of Term SOFR exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Consolidated EBITDA” means, for any period,

Consolidated Net Income for such period,

plus

(a)            without duplication, the following amounts (in each case, except with respect to clauses (vii) and (x) below, to the extent deducted (and not added back) in arriving at such Consolidated Net Income for such period) for such period with respect to Topco and its Subsidiaries:

(i)            total interest expense determined in accordance with GAAP and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed),

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(ii)            provision for taxes based on income, profits or capital gains of Topco and its Subsidiaries, including, without limitation, federal, state, local, provincial, franchise and similar taxes and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations,

(iii)          depreciation and amortization,

(iv)          earn-out and contingent consideration obligations (including to the extent accounted for as bonuses, compensation or otherwise) and adjustments thereof and purchase price adjustments, in each case in connection with acquisitions,

(v)           the amount of any minority interest expense consisting of Subsidiary income attributable to minority interests of third parties in any non-wholly owned Subsidiary,

(vi)          any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of Topco or net cash proceeds of an issuance of Equity Interests of Topco (other than Disqualified Equity Interests),

(vii)         cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (b) below for any previous period and not added back,

(viii)        non-cash expenses, charges and losses (including impairment charges or asset write-offs, losses from investments recorded using the equity method, stock-based awards compensation expense), in each case other than (A) any non-cash charge representing amortization of a prepaid cash item that was paid and not expensed in a prior period and (B) any non-cash charge relating to write-offs, write-downs or reserves with respect to accounts receivable in the normal course or inventory; provided that if any non-cash charges referred to in this clause (viii) represent an accrual or reserve for potential cash items in any future period, (1) the Lead Borrower may elect not to add back such non-cash charge in the current period and (2) to the extent the Lead Borrower elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to such extent paid,

(ix)          any net loss from disposed, abandoned or discontinued operations (excluding held-for-sale discontinued operations until actually disposed of),

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(x)           the amount of cost savings, operating expense reductions, other operating improvements and synergies projected by the Lead Borrower in good faith to be realized in connection with any Specified Transaction (or any other business combination, acquisition (including, for the avoidance of doubt, acquisitions occurring prior to the Closing Date) or Disposition), any restructuring, any cost savings initiative, and any other similar initiative and action (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, other operating improvements and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings, operating expense reductions, other operating improvements and synergies are reasonably identifiable and factually supportable, in the good faith judgment of the Lead Borrower, and expected to result from actions that have been taken or with respect to which substantial steps are expected to be taken within 18 months after the applicable Specified Transaction, business combination, acquisition or Disposition is consummated or the applicable restructuring, cost savings initiative, or other similar initiative or action and (B) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (x) to the extent (1) duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period or (2) constituting revenue synergies,

(xi)           solely for the purpose of compliance with the Financial Springing Covenant set forth in Section 7.11 on the last day of any fiscal quarter and for no other purpose (including compliance with such covenant for the purposes of any incurrence test under this Agreement or the permissibility of any action under this Agreement), the amount of cost savings, operating expense reductions, other operating improvements and synergies projected by the Lead Borrower in good faith to be realized in connection with the Arkema Acquisition and disclosed to the Revolving Credit Lenders in the lender presentation disclosed publicly in a Form 8-K filing dated March 10, 2021 (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, other operating improvements and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (xi) to the extent (A) duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period or (B) constituting revenue synergies,

(xii)            proceeds of business interruption insurance,

minus

(b)            without duplication and to the extent included in arriving at such Consolidated Net Income, (i) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period), (ii) any net gain from disposed, abandoned or discontinued operations and (iii) the amount of any minority interest income consisting of Subsidiary losses attributable to minority interests of third parties in any non-wholly owned Subsidiary; provided that, for the avoidance of doubt, any gain representing the reversal of any non-cash charge referred to in clause (a)(viii)(B) above for a prior period shall be added (together with, without duplication, any amounts received in respect thereof to the extent not increasing Consolidated Net Income) to Consolidated EBITDA in any subsequent period to such extent so reversed (or received);

provided that:

(i)            to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain (i) resulting from Swap Contracts for currency exchange risk and (ii) resulting from intercompany indebtedness),

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(ii)           to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Statement of FASB Codification 815 and International Accounting Standard No. 39 and their respective related pronouncements and interpretations, and

(iii)          there shall be excluded in determining Consolidated EBITDA for any period the effects of Net Raw Material Timing.

Notwithstanding anything else in the definition of Consolidated EBITDA or the definitions used therein, the realized gain or loss of any currency derivatives that are entered into for the express purpose of reducing the variability of Topco’s non-Dollar denominated Consolidated EBITDA will be included in the calculation of Consolidated EBITDA.

“Consolidated Net Income” means, for any period, the net income (loss) of Topco and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided, however, that, without duplication,

(a)            (i) any after-tax effect of non-recurring, unusual or extraordinary items (including gains or losses and all fees and expenses relating thereto) for such period shall be excluded and (ii) duplicative running costs, severance, relocation costs or expenses, Transaction Expenses, integration costs, transition costs, pre-opening, opening, consolidation and closing costs for facilities, costs incurred in connection with any non-recurring strategic initiatives, costs incurred in connection with acquisitions and non-recurring product and intellectual property development, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design and implementation costs), project start-up costs and restructuring charges or reserves (including restructuring costs related to acquisitions and to closure/consolidation of facilities, retention charges, systems establishment costs and excess pension charges) and related expenses for such period shall, in each case, be excluded,

(b)           the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income shall be excluded,

(c)            any fees and expenses incurred during such period (including, without limitation, any premiums, make-whole or penalty payments), or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated on or prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case for any such fee, expense, charge or cost whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460) shall be excluded,

(d)           accruals and reserves that are established or adjusted within eighteen (18) months after the Closing Date that are so required to be established as a result of the Transactions (or within eighteen (18) months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP shall be excluded,

(e)            any net after-tax gains or losses on abandoned, disposed of or discontinued operations shall be excluded,

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(f)            any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Equity Interests of any Person in each case other than in the ordinary course of business, as determined in good faith by the Lead Borrower, shall be excluded,

(g)            the net income (loss) for such period of any Person that is not a Subsidiary of Topco, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of Topco shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent subsequently converted into cash or Cash Equivalents) to Topco or a Subsidiary thereof in respect of such period or a prior period,

(h)            any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(i)            any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs or any other equity-based compensation shall be excluded,

(j)            any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed or with respect to which the Lead Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement (but only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination) shall be excluded (with a deduction in the applicable future period of any amount so excluded to the extent not so indemnified or reimbursed within such 365 days),

(k)            to the extent covered by insurance and actually reimbursed or with respect to which the Lead Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer (but only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination), expenses, charges or losses with respect to liability or casualty events or business interruption shall be excluded (with a deduction in the applicable future period for any amount so excluded to the extent not so reimbursed within such 365 days),

(l)            any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 712 and 715, Statement on Financial Accounting Standards Nos. 87, 106 and 112, and any other items of a similar nature, shall be excluded,

(m)            the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Topco or is merged into, amalgamated or consolidated with Topco or any of its Subsidiaries or that Person’s assets are acquired by Topco or any of its Subsidiaries shall be excluded (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis in accordance with Section 1.10),

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(n)            any non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Contracts or other derivative instruments pursuant to Statement of Financial Accounting Standards No. 133 shall be excluded,

(o)            any net after-tax effect of income (or loss) from the early extinguishment, write-off, forgiveness or cancellation of indebtedness or Swap Contracts or other derivative instruments, and all deferred financing costs written off and premiums paid or other expenses incurred directly in connection therewith, shall be excluded, and

(p)            [reserved].

There shall be excluded from Consolidated Net Income for any period the acquisition accounting effects of adjustments in component amounts required or permitted by GAAP (including in the inventory, property and equipment, fair value of leased property, software, goodwill, intangible assets, in-process research and development, deferred revenue, deferred rent, contingent considerations and debt line items thereof) and related authoritative pronouncements, as a result of the Transactions, any acquisition consummated prior to or after the Closing Date, any Permitted Acquisitions or other Investments, or the amortization or write-off of any amounts thereof.

“Consolidated Superpriority Lien Net Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Lead Borrower and its Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of acquisition accounting in connection with any Permitted Acquisition or any other acquisition constituting an Investment permitted under this Agreement), consisting of Indebtedness for borrowed money, Attributable Indebtedness, purchase money debt, debt obligations evidenced by promissory notes or similar instruments and all Guarantees of the foregoing (with Indebtedness in respect of any revolving credit facility being calculated based on the daily average outstanding amount of revolving credit loans during the four-quarter fiscal period of the Lead Borrower most recently ended as of such date), in each case, which is secured by a Lien on the assets of the Lead Borrower and its Restricted Subsidiaries (other than (x) any such Indebtedness of a Restricted Subsidiary that is not the Co-Borrower or a Guarantor and is not secured by any assets of any Loan Party and (y) any such Indebtedness in which the applicable Liens are expressly subordinated or junior to the Liens securing the Obligations) minus (b) the aggregate amount of cash and Cash Equivalents (other than Restricted Cash) that would be reflected on a balance sheet of Topco and its Subsidiaries as of such date; provided that Consolidated Superpriority Lien Net Debt shall not include Indebtedness in respect of (i) letters of credit, except to the extent of unreimbursed amounts thereunder (provided that any unreimbursed amount under commercial letters of credit shall not be included as Consolidated Superpriority Lien Net Debt until three (3) Business Days after such amount is drawn), (ii) Unrestricted Subsidiaries and (iii) any Permitted Securitizations; it being understood, for the avoidance of doubt, that obligations under Swap Contracts do not constitute Consolidated Superpriority Lien Net Debt.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

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“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” has the meaning set forth in Section 11.23.

“Covered Party” has the meaning set forth in Section 11.23(a).

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cure Amount” has the meaning set forth in Section 8.04.

“Cure Expiration Date” has the meaning set forth in Section 8.04.

“DB Prepayment and Commitment Termination” means the non-pro rata (a) prepayment in full of the aggregate outstanding Closing Date Revolving Credit Loans and/or (b) permanent termination in full and reduction to $0 of the unused Closing Date Revolving Credit Commitments, in each case, of Deutsche Bank AG New York Branch, as a Lender and Revolving Credit Lender hereunder.

“DBNY” means Deutsche Bank AG New York Branch, in its individual capacity, and any successor thereto by merger, consolidation or otherwise.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, examinership, insolvency, winding up, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Margin, if any, applicable to Base Rate Loans plus (c) 2.00% per annum; provided that, with respect to a Benchmark Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Default Right” has the meaning set forth in Section 11.23.

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“Defaulting Lender” means, subject to Section 2.19(b), any Lender that, as reasonably determined by the Administrative Agent (a) has refused (which refusal may be given verbally or in writing and has not been retracted) or failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of L/C Obligations or Swing Line Loans, which refusal or failure is not cured within one Business Day after the date of such refusal or failure, unless such Lender notifies the Administrative Agent and the Lead Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding has not been satisfied, (b) has notified the Lead Borrower or Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Lead Borrower), or (d) has, or has a direct or indirect parent company that has, after the date of this Agreement, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) become the subject of a Bail-In Action or (iv) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(b)) upon delivery of written notice of such determination to the Lead Borrower, the L/C Issuer, the Swing Line Lender and each Lender.

“Designated Real Property” means any real property owned or leased by any Loan Party as of the Closing Date that is located in the Federal Republic of Germany or Switzerland.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests in a Restricted Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that the issuance of Equity Interests by Holdings shall not constitute a Disposition by Holdings.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests or solely at the direction of the issuer), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Maturity Date; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of the Lead Borrower (or any Parent) or any of its Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Lead Borrower or if its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

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“Disqualified Institution” means those Persons (the list of all such Persons, the “Disqualified Institutions List”) that are (i) identified in writing by the Lead Borrower to the Administrative Agent prior to the date hereof, (ii) competitors of the Lead Borrower and its Subsidiaries (other than bona fide fixed income investors or debt funds) that are identified in writing by the Lead Borrower from time to time or (iii) Affiliates of such Persons set forth in clauses (i) and (ii) above (in the case of Affiliates of such Persons set forth in clause (ii) above, other than bona fide fixed income investors or debt funds) that are either (a) identified in writing by the Lead Borrower to the Administrative Agent from time to time or (b) clearly identifiable on the basis of such Affiliate’s name; provided, that, to the extent Persons are identified as Disqualified Institutions in writing by the Lead Borrower to the Administrative Agent after the Closing Date pursuant to clauses (ii) or (iii)(a), the inclusion of such Persons as Disqualified Institutions shall not retroactively apply to prior assignments or participations in respect of any Loan under this Agreement. Until the disclosure of the identity of a Disqualified Institution to the Lenders generally by the Administrative Agent in writing, such Person shall not constitute a Disqualified Institution for purposes of a sale of a participation in a Loan (as opposed to an assignment of a Loan) by a Lender; provided, that no disclosure of the Disqualified Institutions List (or the identity of any Person that constitutes a Disqualified Institution), in part or in full, to the Lenders shall be made by the Administrative Agent without the prior written consent of the Lead Borrower. Notwithstanding the foregoing, the Lead Borrower, by written notice to the Administrative Agent, may from time to time in its sole discretion remove any entity from the Disqualified Institutions List (or otherwise modify such list to exclude any particular entity), and such entity removed or excluded from the Disqualified Institutions List shall no longer be a Disqualified Institution for any purpose under this Agreement or any other Loan Document.

“Disqualified Institutions List” has the meaning as set forth in the definition of Disqualified Institutions.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Amount” means, at any time:

(a)            with respect to any Loan denominated in Dollars (including, with respect to any Swing Line Loan, any funded participation therein), the principal amount thereof then outstanding (or in which such participation is held);

(b)            with respect to any Loan denominated in Euros, the Dollar Equivalent of the principal amount thereof then outstanding in Euros; and

(c)            with respect to any L/C Obligation (or any risk participation therein), (A) if denominated in Dollars, the amount thereof and (B) if denominated in an Alternative Currency, the Dollar Equivalent of the amount thereof.

“Dollar Equivalent” means, on any date of determination, with respect to any amount in a currency other than Dollars, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.12 using the Exchange Rate with respect to such currency at the time in effect in accordance with the provisions of Section 1.12.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“Double-Dip Provision” has the meaning set forth in the last paragraph of Article VII.

“Early Maturing Debt” means (a) indebtedness under the Existing A/R Securitization Facility and (b) any refinancing indebtedness in respect thereof (and successive refinancing indebtedness in respect of the foregoing) that matures or requires scheduled amortization or other repayments of principal prior to May 3, 2028.

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“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” has the meaning set forth in Section 10.07(a). For the avoidance of doubt, “Eligible Assignee” shall not include any Disqualified Institution identified by the Lead Borrower prior to the effective date of any assignment under Section 10.07.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any applicable Law, including common law, relating to the prevention of pollution or the protection of the environment and natural resources, or to the protection of human health and safety as it relates to the environment.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities) directly or indirectly resulting from or based upon (a) violation of any Environmental Law or any Environmental Permit, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required by any Environmental Law.

“Envision Provision” has the meaning set forth in the last paragraph of Article VII.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with a Loan Party or any Restricted Subsidiary within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA.

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“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan, the insolvency under Title IV of ERISA of any Multiemployer Plan, or the receipt of any Loan Party, Restricted Subsidiary or any ERISA Affiliate, of any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (d) the filing of a notice of intent to terminate any Pension Plan, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the failure to make a required contribution to any Pension Plan that would result in the imposition of a lien or other encumbrance on a Loan Party or Restricted Subsidiary or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA by a Loan Party or Restricted Subsidiary, or the arising of such a lien or encumbrance, there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title I of ERISA), whether or not waived, the failure to satisfy the minimum funding standard of Section 412 of the Code, whether or not waived, or a determination that any Pension Plan is, or is reasonably expected to be, in at-risk status under Title IV of ERISA; (g) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to a Pension Plan which could reasonably be expected to result in liability to a Loan Party or any Restricted Subsidiary; or (h) the incurring of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR Rate” means, for each Interest Period, the offered rate per annum that appears on the appropriate page of the Reuters screen that displays the Global Rate Set Systems Limited rate for deposits in Euros (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period (or the successor thereto appointed by the European Money Markets Institute, if Global Rate Set Systems Limited is no longer making the applicable interest settlement rate available) for deposits of Euros of 11:00 A.M. (Brussels, Belgium time) on the day that is two (2) Business Days prior to the commencement of such Interest Period (the “EURIBOR Screen Rate”); provided that, if the EURIBOR Screen Rate is less than zero, such rate shall be deemed to be zero. If no such offered rate exists, such rate will be the rate of interest per annum, as determined by the Administrative Agent, at which deposits of Euros in immediately available funds are offered at 11:00 A.M. (Brussels, Belgium time) two (2) Business Days prior to the applicable Interest Period to first-class banks in the European interbank market for such Interest Period for the applicable principal amount on such date of determination.

“EURIBOR Rate Loan” means a Loan that bears interest at a rate based on the EURIBOR Rate.

“Euros” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Event of Default” has the meaning set forth in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

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“Exchange Offer” means the offer launched on December 16, 2024, by the Borrowers to all holders of the 2029 Notes for new second lien notes issued under the Super HoldCo Second Lien Notes Indenture.

“Exchange Rate” shall mean on any day, for purposes of determining the Dollar Equivalent of any other currency, the rate at which such other currency may be exchanged into Dollars as set forth at approximately 11:00 a.m., London time, on such day on the Reuters ECB page 37 for such currency. In the event that such rate does not appear on the Reuters ECB page 37, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Lead Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. in such market on such date for the purchase of Dollars for delivery two (2) Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Accounts” has the meaning set forth in the definition of “Excluded Assets”.

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“Excluded Assets” means (i) any fee owned Real Property (other than Material Real Properties) and any leasehold interest (it being understood there shall be no requirement to obtain any landlord waivers, estoppels or collateral access letters), (ii) motor vehicles, aircraft and other assets subject to certificates of title, except to the extent a security interest therein can be perfected by the filing of a UCC financing statement (or the equivalent thereof), (iii) commercial tort claims below $10,000,000, (iv) governmental licenses or state or local franchises, charters and authorizations and any other property and assets to the extent that the Administrative Agent may not validly possess a security interest therein under applicable laws (including, without limitation, rules and regulations of any governmental authority or agency) or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization, other than (A) to the extent such limitation is rendered ineffective under the UCC or other applicable law notwithstanding such limitation and (B) proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such limitation, (v) any particular asset or right under contract, if the pledge thereof or the security interest therein is prohibited or restricted by applicable law, rule or regulation (including any requirement thereunder to obtain the consent of any governmental or regulatory authority), or third party (i.e., other than the Holdcos, the Borrowers or any of their respective Subsidiaries for so long as they remain Affiliates), so long as any agreement with such third party that provides for such prohibition or restriction was not entered into in contemplation of the acquisition of such assets or entering into of such contract or for the purpose of creating such prohibition or restriction, other than (A) to the extent such prohibition or restriction is rendered ineffective under the UCC or other applicable law notwithstanding such prohibition or restriction and (B) proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition or restriction, (vi) (A) margin stock, (B) Equity Interests in any Unrestricted Subsidiaries and (C) Equity Interests in any non-wholly owned Restricted Subsidiaries and any entities which do not constitute Subsidiaries, but only to the extent that (x) the organizational documents or other agreements with other equity holders of such non-wholly owned Restricted Subsidiary or other entity do not permit or restrict the pledge of such Equity Interests (to the extent such restriction exists on the Closing Date or on the date of acquisition of such non-wholly owned Restricted Subsidiary or the Equity Interests in such entity so long as such restriction was not entered into in contemplation of the acquisition of such Equity Interests), or (y) the pledge of such Equity Interests (including any exercise of remedies) would result in a change of control, repurchase obligation or other adverse consequence to any of the Loan Parties or such non-wholly owned Restricted Subsidiary or other entity, (vii) any lease, license or agreement or any property subject to a purchase money security interest, capital lease obligations or similar arrangement, in each case, to the extent the grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto (other than the Holdcos, the Borrowers or any Subsidiary of the Lead Borrower), other than (A) to the extent such provision is rendered ineffective under the UCC or other applicable law notwithstanding such provision and (B) proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such provisions, (viii) any property or assets for which the creation or perfection of pledges of, or security interests in such property or assets pursuant to the Loan Documents would result in material adverse tax consequences to the Holdcos, the Lead Borrower or any of their Subsidiaries, as reasonably determined by the Lead Borrower in consultation with the Administrative Agent, (ix) letter of credit rights, except to the extent constituting supporting obligations for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement), (x) (A) payroll and other employee wage and benefit accounts, (B) tax accounts, including, without limitation, sales tax accounts, (C) escrow accounts and (D) fiduciary or trust accounts and, in the case of clauses (A) through (D), the funds or other property held in or maintained in any such account (as long as the accounts described in clauses (A) through (D) are used solely for such purposes) (such accounts in the foregoing clauses (A) through (D), the “Excluded Accounts”), (xi) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (xii) assets in circumstances where the cost, consequences or burden of obtaining a security interest in such assets, including, without limitation, the cost of title insurance, surveys or flood insurance (if necessary) would outweigh the practical benefit to the Lenders afforded thereby as reasonably determined by the Lead Borrower and the Administrative Agent, (xiii) any particular assets if it would result in a significant risk, as determined by the Lead Borrower in its sole discretion, to the officers of the relevant grantor of Collateral of contravention with their fiduciary duties and/or of civil or criminal liability (unless there is customary limitation language agreed between the Lead Borrower and the Administrative Agent), (xiv) the Existing Securitization Assets, any bank account of a Loan Party or any Restricted Subsidiary into which only Existing Securitization Assets are collected or any bank account of the Securitization Subsidiary, in each case over which a Lien may be granted in connection with a Permitted Securitization and for only so long as such bank accounts do not receive or hold funds of a Loan Party or any Restricted Subsidiary and (xv) the Aristech and Altuglas IP and the Aristech and Altuglas License Agreements.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary of the Lead Borrower or a Guarantor, (b) any Subsidiary that is (and for so long as such Subsidiary is) prohibited by applicable Law (including without limitation as a result of applicable financial assistance, directors’ duties or corporate benefit requirements (to the extent that such limitations cannot be addressed through “whitewash” or similar procedures or customary limitation language)) or Contractual Obligations existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Obligations or if guaranteeing the Obligation would (and for so long as it would) require governmental (including regulatory) consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained), (c) any Subsidiary where the Administrative Agent and the Lead Borrower agree that the cost of obtaining a Guarantee by such Subsidiary would be excessive in light of the practical benefit to the Lenders afforded thereby, (d) each Subsidiary of the Lead Borrower that is not organized in a Qualified Jurisdiction, (e) any not-for-profit Subsidiaries, (f) any Unrestricted Subsidiaries, (g) any special purpose securitization vehicle (or similar entity), including any Securitization Subsidiary, (h) any Subsidiary, the obtaining of a Guarantee with respect to which would result in material adverse tax consequences as reasonably determined by the Lead Borrower in consultation with the Administrative Agent and (i) any Captive Insurance Subsidiary; provided that no Subsidiary may be an Excluded Subsidiary hereunder if such Subsidiary is not also an “Excluded Subsidiary” under any Junior Financing.

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“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Excluded Taxes” has the meaning set forth in Section 3.01(a).

“Existing A/R Securitization Facility” means that certain Credit and Security Agreement, dated as of July 18, 2024, by and among Trinseo Ireland Global IHB Limited, Styron Receivables Funding Designated Activity Company, KKR Credit Advisors (US) LLC as the structuring advisor, GLAS USA LLC, as the administrative agent, GLAS Americas LLC, as the collateral agent and the lenders party thereto (as in effect on the Closing Date or as otherwise amended from time to time in accordance with the terms hereof) or any Permitted Refinancings thereof; provided that the sum of the Existing A/R Securitization Facility shall not exceed, at any time, $250,000,000.

“Existing Cash Management Practices” means the ordinary course cash management practices of the Lead Borrower and its Subsidiaries as in effect prior to the Closing Date, including with respect to the ordinary course cash management practices related to the funding, sweeping or transferring of cash in accordance with the Cash Pooling Agreement; provided that any transfers or intercompany obligations between any Loan Party and any non-Loan Party (including any Unrestricted Subsidiary) pursuant to such practices must be subordinated to the Obligations pursuant to a Subordination Agreement and related documentation in form and substance reasonably satisfactory to the Administrative Agent; provided further, that any capital contributions in order to satisfy minimum capitalization or solvency requirements under local law shall constitute “Existing Cash Management Practices” so long as (a) such contribution is made for legitimate business purposes and not made for the purposes of adversely affecting the credit position of the Revolving Credit Lenders, (b) availability under the General Investments Basket is $0 prior to the making of any such capital contribution and (c) the making of such contribution is subject to pro forma compliance with the Financial Springing Covenant (regardless of whether any such covenant is in effect).

“Existing Letters of Credit” means any letters of credit outstanding on the Closing Date described in Schedule 1.01B.

“Existing Revolver Tranche” has the meaning set forth in Section 2.18(a).

“Existing Secured Hedge Agreements” means any Secured Hedge Agreement in effect on the Closing Date described in Schedule 1.01F(a).

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“Existing Securitization Assets” means the accounts receivable owed to the Lead Borrower or any Restricted Subsidiary (whether now existing or arising or acquired in the future) subject to the Existing A/R Securitization Facility, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, all proceeds of such accounts receivable and other assets (including contract rights and credit insurance policies) included as “Collateral” as such term is defined in the Existing A/R Securitization Facility.

“Existing Securitization Subsidiary” means a Person to which the Lead Borrower or any Restricted Subsidiary sells, conveys, transfers or grants a security interest in Existing Securitization Assets, which Person (including any financing conduit) is formed for the limited purpose of effecting a Permitted Securitization.

“Existing Treasury Services Agreements” means any Treasury Services Agreement in effect on the Closing Date described in Schedule 1.01F(b).

“Extended Revolving Credit Commitment” has the meaning set forth in Section 2.18(a).

“Extending Revolving Credit Lender” has the meaning set forth in Section 2.18(a)(ii).

“Extension” has the meaning set forth in Section 2.18(a).

“Extension Amendment” has the meaning set forth in Section 2.18(d).

“Extension Election” has the meaning set forth in Section 2.18(e).

“Extension Offer” has the meaning set forth in Section 2.18(a).

“Facility” means a Class of Revolving Credit Commitments.

“fair market value” means (a) except as otherwise provided in clause (b) below, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Lead Borrower in good faith and (b) with respect to Existing Securitization Assets, the current value that would be attributed to such Existing Securitization Assets by an independent and unaffiliated third party purchasing the Securitization Assets in an arms-length sale transaction, as determined in good faith by the board of managers (conseil de gérance) of the Lead Borrower.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, and any agreement pursuant to the implementation of the above with the United States Internal Revenue Service, the United States government or any governmental or taxation authority in the United States, including the Agreement between the Government of the United States of America and the Government of the Grand Duchy of Luxembourg to Improve International Tax Compliance and with respect to The United States information reporting provisions commonly known as the Foreign Account Tax Compliance Act, and any rules, regulations or guidance enacted thereunder or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to DBNY on such day on such transactions as determined by the Administrative Agent and (c) if such rate per annum as otherwise determined in accordance with the provisions above is less than zero, then the Federal Funds Rate shall be deemed to be zero.

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“Financial Covenants” means the Financial Springing Covenant.

“Financial Springing Covenant” has the meaning set forth in Section 7.11.

“Finnish Business Mortgage” means the Finnish law business mortgage (Fi. yrityskiinnitys) to be provided by Trinseo Suomi Oy (registration number 2206256-0) under a Collateral Document governed by Finnish law.

“Finnish Collateral” has the meaning set forth in Section 1.16.

“Finnish Companies Act” has the meaning set forth in Section 11.16.

“Finnish Party” has the meaning set forth in Section 1.16.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“First Amendment Effective Date” means March 19, 2026.

“Flood Laws” means collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor” means a rate of interest equal to 0.00%.

“Foreign Pension Plan” means any occupational pension plan, fund (including, without limitation, any superannuation fund) or other similar program established, contributed to or maintained outside the United States on a voluntary basis by any Loan Party (other than a Luxembourg Loan Party) or any Restricted Subsidiary, as a single employer or as part of a group of employers, primarily for the benefit of employees of any Loan Party or any Restricted Subsidiary residing outside the United States, which plan, fund or other similar program provides, retirement income, and which plan is not subject to ERISA or the Code.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“French Pledge” has the meaning set forth in the definition of “Collateral and Guarantee Requirement”.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Pro Rata Share or other applicable share provided under this Agreement of the Outstanding Amount of L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share or other applicable share provided under this Agreement of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

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“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” means all Indebtedness of the Lead Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Lead Borrower notifies the Administrative Agent that the Lead Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Lead Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“General Investments Basket” has the meaning assigned to such term in clause (u) of the “Permitted Investments” definition.

“Global Intercompany Note” means a promissory note substantially in the form of Exhibit G.

“Governmental Authority” means any nation or government, the European Union, any state, provincial or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning set forth in Section 10.07(j).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness or other monetary obligation to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business or consistent with past practice, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

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“Guaranteed Obligations” has the meaning set forth in Section 11.01.

“Guarantor Joinder” means a joinder agreement substantially in the form of Exhibit H hereto.

“Guarantors” means each Closing Date Guarantor, those Subsidiaries of Holdings that have issued a Guarantee after the Closing Date pursuant to Section 6.18 and those Subsidiaries that have issued a Guarantee of the Obligations after the Closing Date pursuant to Section 6.11.

“Guaranty” means, collectively, the guaranty of the Obligations by the Guarantors pursuant to this Agreement.

“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, wastes or any other substances, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, electromagnetic radio frequency or microwave emissions, that are listed, classified or regulated as hazardous or toxic, or any similar term, pursuant to any Environmental Law.

“Hedge Bank” means any Person that is the Administrative Agent, a Lender or an Affiliate of any of the foregoing, either on the Closing Date (with respect to any Existing Hedge Agreement or Existing Treasury Services Agreement only) or at the time it enters into a Secured Hedge Agreement or a Treasury Services Agreement, as applicable, in its capacity as a party thereto.

“Holdco” means Holdings and any Intermediate Holding Company.

“Holdings” has the meaning set forth in the introductory paragraph to this Agreement.

“Hong Kong” means Hong Kong Special Administrative Region of the People’s Republic of China.

“Hong Kong Financial Assistance Documents” means all documents (including all resolutions, notices of meeting and solvency statements) required to comply with the Companies Ordinance (Cap. 622 of the laws of Hong Kong) in connection with the giving of financial assistance by a Loan Party.

“Hong Kong Subsidiary” means any Subsidiary of the Lead Borrower incorporated, organized or established under the laws of Hong Kong.

“Honor Date” has the meaning set forth in Section 2.03(c)(i).

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“Immaterial Subsidiary” means, at any date of determination, each of the Lead Borrower’s Subsidiaries (a) whose total assets (when combined with the assets of such Subsidiary’s Subsidiaries after eliminating intercompany obligations) at the last day of the most recent Test Period does not exceed 2.5% of Total Assets at such date or (b) whose gross revenues (when combined with the revenues of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) for such Test Period does not exceed 2.5% of the consolidated gross revenues of the Lead Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that (i) if, at any time and from time to time after the Closing Date, Subsidiaries that are not Guarantors solely because they do not exceed the thresholds set forth in clauses (a) or (b) comprise in the aggregate more than 5.0% of Total Assets as of the end of the most recently ended fiscal quarter of the Lead Borrower for which financial statements have been delivered pursuant to Section 6.01 or more than 5.0% of the consolidated gross revenues of the Lead Borrower and the Restricted Subsidiaries for such period, then the Lead Borrower shall, not later than forty-five (45) days after the date by which financial statements for such fiscal quarter are required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (A) designate in writing to the Administrative Agent one or more of such Restricted Subsidiaries that will no longer constitute Immaterial Subsidiaries such that the foregoing condition ceases to be true and (B) comply with the provisions of Section 6.11 applicable to Restricted Subsidiaries and (ii) no Subsidiary shall constitute an Immaterial Subsidiary to the extent it Guarantees or is otherwise an obligor with respect to any Indebtedness in a principal amount in excess of the Threshold Amount; provided further that no Subsidiary may be an Immaterial Subsidiary hereunder if such Subsidiary is not also an “Immaterial Subsidiary” under any Junior Financing Documentation.

“Incremental Amendment” has the meaning set forth in Section 2.16(f).

“Incremental Amendment Date” has the meaning set forth in Section 2.16(d).

“Incremental Commitments” has the meaning set forth in Section 2.16(a).

“Incremental Facility Closing Date” has the meaning set forth in Section 2.16(b).

“Incremental Lenders” has the meaning set forth in Section 2.16(c).

“Incremental Loan” has the meaning set forth in Section 2.16(b).

“Incremental Loan Request” has the meaning set forth in Section 2.16(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(a)            all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)            the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c)            net obligations of such Person under any Swap Contract;

(d)            all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid within thirty (30) days after becoming due and payable and (iii) liabilities accrued in the ordinary course);

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(e)            indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)            all Attributable Indebtedness;

(g)           all obligations of such Person in respect of Disqualified Equity Interests to the extent that the foregoing would constitute indebtedness or a liability in accordance with GAAP; and

(h)            to the extent not otherwise included above, all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall, in the case of the Lead Borrower and its Restricted Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnified Taxes” has the meaning set forth in Section 3.01(a).

“Indemnitees” has the meaning set forth in Section 10.05.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Lead Borrower, qualified to perform the task for which it has been engaged and that is independent of the Lead Borrower and its Affiliates.

“Information” has the meaning set forth in Section 10.08.

“Initial Revolving Credit Commitment” means the Closing Date Revolving Credit Commitment.

“Insolvency Regulation” means Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) as amended by Regulation (EU) 2021/2260 of the European Parliament and of the Council of 15 December 2021.

“Intellectual Property Security Agreement” has the meaning set forth in the Security Agreement.

“Intercreditor Agreement” means the Superpriority Intercreditor Agreement, any Second Lien Intercreditor Agreement or Subordination Agreement, collectively, in each case to the extent then in effect.

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“Interest Payment Date” means, (a) as to any Benchmark Rate Loan, the last day of each Interest Period applicable to such Loan, any day on which such Loan is converted into a Base Rate Loan, any day on which payment of principal in respect of such Benchmark Rate Loan is made (whether as optional or mandatory prepayment or as repayment) and the Maturity Date (whether by acceleration or otherwise) of the Facility under which such Loan was made; provided that if any Interest Period for a Benchmark Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December, any day on which payment of principal in respect of such Base Rate Loan is made (whether as optional or mandatory prepayment or as repayment) and the Maturity Date (whether by acceleration or otherwise) of the Facility under which such Loan was made.

“Interest Period” means, as to each Benchmark Rate Loan, the period commencing on the date such Benchmark Rate Loan is disbursed or converted to or continued as a Benchmark Rate Loan and ending on the date one (1), two (2) (solely with respect to EURIBOR Rate Loans), three (3) or six (6) months thereafter or, to the extent agreed by each Lender of such Benchmark Rate Loan, twelve (12) months or, solely with respect to EURIBOR Rate Loans, less than one (1) month thereafter, as selected by the Lead Borrower in its Committed Loan Notice; provided that:

(a)            any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)            no Interest Period shall extend beyond the Maturity Date.

“Intermediate Holding Company” means any wholly-owned Subsidiary of Holdings that (a) does not own assets other than issued and outstanding Equity Interests of the Lead Borrower or a Parent (other than Topco) and (b) is a Guarantor.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business or consistent with past practice, and excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Equity Interests, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet prepared on the basis of GAAP (but excluding, in the case of the Lead Borrower and its Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business); provided, however, that endorsements of negotiable instruments and documents in the ordinary course of business or consistent with past practice will not be deemed to be an Investment. If the Lead Borrower or any Restricted Subsidiary issues, sells or otherwise disposes of any Equity Interests of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Lead Borrower or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time.

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For purposes of Section 7.06:

(a)            “Investment” will include the portion (proportionate to the Lead Borrower’s equity interest in an Unrestricted Subsidiary) of the fair market value of the net assets of such Subsidiary of the Lead Borrower at the time that such Subsidiary was designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Lead Borrower will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Lead Borrower’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Lead Borrower’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Lead Borrower in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(b)           any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Lead Borrower.

The amount of any Investment outstanding at any time shall be the original cost of such Investment (with the fair market value of such Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value) as reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount (including in respect of dispositions) received in cash or Cash Equivalents by a Lead Borrower or a Restricted Subsidiary in respect of such Investment; provided that the aggregate amount of such dividend, distribution, interest payment, return of capital, repayment or other amount shall not exceed the original amount of such Investment.

“Investment Grade Securities” means:

(a)            securities issued or directly and fully Guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof (other than Cash Equivalents);

(b)           debt securities or debt instruments with a rating of “A–” or higher from S&P or “A3” or higher by Moody’s or the equivalent of such rating by such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization, but excluding any debt securities or instruments constituting loans or advances among the Lead Borrower and its Subsidiaries; and

(c)            investments in any fund that invests exclusively in investments of the type described in clauses (a) and (b) above, which fund may also hold cash and Cash Equivalents pending investment or distribution.

“IP Rights” has the meaning set forth in Section 5.15.

“Irish Guarantor” has the meaning set forth in Section 11.14.

“Irish Mobility Regulations” means the European Union (Cross-Border Conversions, Mergers and Divisions) Regulations 2023 (as amended).

“Irish Subsidiary” means any subsidiary of the Lead Borrower incorporated under the laws of Ireland.

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“Irish Transaction Security” means the security and Liens created or expressed to be created under any Collateral Documents governed by Irish law.

“Italian Pledge” has the meaning set forth in the definition of “Collateral and Guarantee Requirement”.

“J. Crew Provision” has the meaning set forth in the last paragraph of Article VII.

“Junior Existing Credit Agreement” means that certain Credit Agreement, dated as of September 6, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms of the Superpriority Intercreditor Agreement) by and among Holdings, Lead Borrower, the Co-Borrower, the guarantors party thereto, the lenders party thereto and DBNY, as administrative agent and collateral agent.

“Junior Financing” has the meaning set forth in Section 7.13(a). For the avoidance of doubt, the 2029 Notes and the Junior Existing Credit Agreement shall each constitute a Junior Financing.

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Korean Pledge” has the meaning set forth in the definition of “Collateral and Guarantee Requirement”.

“Latest Maturity Date” means, at any date of determination and with respect to the specified Loans or Commitments (or in the absence of any such specification, all outstanding Loans and Commitments hereunder), the latest Maturity Date applicable to any such Loans or Commitments hereunder at such time, including the latest maturity date of any Extended Revolving Credit Commitment, any Incremental Commitments or any Refinancing Commitments, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, federal, state, regional, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Advance” means, with respect to each Closing Date Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Closing Date Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means DBNY or any of its affiliates, and any other Lender that becomes an L/C Issuer pursuant to Section 2.03(m) or Section 10.07(l), or any successor issuer of Letters of Credit hereunder; provided that, if any Extension or Extensions of Closing Date Revolving Credit Commitments is or are effected in accordance with Section 2.18, on the occurrence of the Maturity Date with respect to the Closing Date Revolving Credit Commitments (each, an “L/C Issuer/Swing Line Termination Date”), each L/C Issuer at such time shall have the right to resign as an L/C Issuer on, or on any date within twenty (20) Business Days after, the respective L/C Issuer/Swing Line Termination Date, in each case upon not less than ten (10) days’ prior written notice thereof to the Lead Borrower and the Administrative Agent and, in the event of any such resignation and upon the effectiveness thereof, the respective entity so resigning shall retain all of its rights hereunder and under the other Loan Documents as an L/C Issuer with respect to all Letters of Credit theretofore issued by it (which Letters of Credit shall remain outstanding in accordance with the terms hereof until their respective expirations) but shall not be required to issue any further Letters of Credit hereunder. If at any time and for any reason (including as a result of resignations as contemplated by the last proviso to the preceding sentence), each L/C Issuer has resigned in such capacity in accordance with the preceding sentence, then no Person shall be an L/C Issuer hereunder obligated to issue Letters of Credit unless and until (and only for so long as) a Lender (or an affiliate of a Lender) reasonably satisfactory to the Administrative Agent and the Lead Borrower agrees to act as an L/C Issuer hereunder. Notwithstanding the foregoing, DBNY shall not be required to issue trade or commercial letters of credit.

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“L/C Issuer/Swing Line Termination Date” has the meaning set forth in the definition of “L/C Issuer.”

“L/C Obligations” means as at any date of determination, the sum of (a) the aggregate undrawn amount of all Letters of Credit denominated in Dollars outstanding at such time, (b) the Dollar Equivalent of the aggregate undrawn amount of all Letters of Credit denominated in Alternative Currencies outstanding at such time, and (c) the aggregate amount of all Unreimbursed Amounts, including all L/C Borrowings.

“Lender” means each Closing Date Revolving Credit Lender, 2026 Incremental Revolving Credit Lender, 2026 May Incremental Revolving Credit Lender, L/C Issuer and Swing Line Lender, as the context requires, and their respective successors and assigns as permitted hereunder.

“Lender Upfront Fee Letter” means that certain Lender Upfront Fee Letter, dated as of the Closing Date, by and among the Borrowers and the Closing Date Revolving Credit Lenders as of the Closing Date.

“Lending Office” means, as to any Lender, such office or offices as such Lender may from time to time notify the Lead Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. Notwithstanding the foregoing, DBNY shall not be required to issue trade or commercial letters of credit.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Latest Maturity Date then in effect for the Participating Revolving Credit Commitments (taking into account the Maturity Date of any conditional Participating Revolving Credit Commitment that will automatically go into effect on or prior to such Maturity Date) (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $60,000,000 and (b) the aggregate amount of the Participating Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Closing Date Revolving Credit Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

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“Limited Condition Acquisition” means any acquisition or similar Investment whose consummation is not conditioned on the availability of, or on obtaining, financing.

“Limited Condition Transaction” means (a) any Limited Condition Acquisition and/or (b) any redemption or repayment of Indebtedness requiring irrevocable notice in advance of such redemption or repayment.

“Loan” means an extension of credit by a Lender to the Borrowers under Article II in the form of a Closing Date Revolving Credit Loan, a 2026 Incremental Revolving Credit Loan, a 2026 May Incremental Revolving Credit Loan or a Swing Line Loan (including any extensions of credit under any Revolving Commitment Increase, any Incremental Loan, any Refinancing Loan and any extensions of credit under any Extended Revolving Credit Commitment).

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Collateral Documents, (d) any Refinancing Amendment entered into after the Closing Date, (e) any Incremental Amendment or any Extension Amendment entered into after the Closing Date, (f) each Request for L/C Issuance, (g) any other document or instrument designated by the Lead Borrower and the Administrative Agent as a “Loan Document” and (h) any other amendment or joinder to this Agreement.

“Loan Parties” means, collectively, each Borrower and each Guarantor.

“Long-Term Financial Model” means the Long-Term Financial Model 2024 to 2027 (March 2024) delivered to the Administrative Agent and the Lenders prior to the Closing Date.

“LuxCo Finance” means Trinseo LuxCo Finance SPV S.à r.l., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 130, Boulevard de la Pétrusse, L-2330 Luxembourg, Grand Duchy of Luxembourg, registered with the RCS under number B279526.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Guarantor” means a Guarantor incorporated in Luxembourg or having its centre of main interests (as this term is used in Article 3(1) of the Insolvency Regulation) in Luxembourg; provided that for purposes of Section 11.13, it shall mean any Guarantor incorporated in Luxembourg that is a Subsidiary of the Lead Borrower.

“Luxembourg Insolvency Event” means, in relation to any entity incorporated and located in Luxembourg or any of its assets, any corporate action, legal proceedings or other procedure or step in relation to bankruptcy (faillite), insolvency, liquidation, administrative dissolution without liquidation (dissolution administrative sans liquidation), moratorium or reprieve from payment (sursis de paiement), fraudulent conveyance (actio pauliana), general settlement with creditors, out-of-court mutual agreement (réorganisation extra-judiciaire par accord amiable), judicial reorganisation in the form of a stay to enter into a mutual agreement (réorganisation par sursis accord amiable), judicial reorganisation by collective agreement (réorganisation judiciaire par accord collectif), judicial reorganisation by transfer of assets or activities (réorganisation judiciaire par transfert sous autorité de justice), conciliation (conciliation) or protective measures (mesures en vue de préserver les entreprises), reorganization or similar laws affecting the rights of creditors generally.

“Luxembourg Insolvency Register” means the Luxembourg Insolvency Register (Registre de l’insolvabilité) held and maintained by the Luxembourg Trade and Companies Register.

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“Luxembourg Loan Party” means a Loan Party incorporated in Luxembourg or having its centre of main interests (as this term is used in Article 3(1) of the Insolvency Regulation) in Luxembourg.

“Management Advances” means loans or advances made to, or Guarantees with respect to loans or advances made to, directors, officers, employees or consultants of any Holdco, the Borrowers or any Restricted Subsidiary:

(a)            in respect of travel, entertainment or moving-related expenses or other similar expenses or payroll advances incurred in the ordinary course of business or consistent with past practice or (b) for purposes of funding any such person’s purchase of Equity Interests (or similar obligations) of the Holdcos (or any Parent) or any Restricted Subsidiary of the Lead Borrower; or

(b)            in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility or office.

“Management Stockholders” means the members of management of any Holdco (or any Parent), the Lead Borrower or any Restricted Subsidiary who are investors in Holdings or any Parent.

“Margin Stock” shall have the meaning assigned to such term in Regulation U of the FRB.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means a (a) material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Lead Borrower and its Restricted Subsidiaries, taken as a whole; (b) material adverse effect on the ability of the Loan Parties (taken as a whole) to fully and timely perform any of their payment obligations under any Loan Document to which the Lead Borrower or any of the Loan Parties is a party; or (c) material adverse effect on the rights and remedies available to the Lenders or the Collateral Agent under any Loan Document.

“Material Property” means assets, including intellectual property, owned by the Lead Borrower and its Subsidiaries that is material to the business, operations, assets or financial condition of the Lead Borrower and its Subsidiaries, taken as a whole, either prior to or pro forma for any applicable transfer or Disposition.

“Material Real Property” means any fee-owned Real Property owned by a Loan Party that is (a) located in the United States and has a fair market value in excess of $10,000,000 (at the Closing Date or, with respect to fee-owned Real Property acquired after the Closing Date, at the time of acquisition, in each case, as reasonably determined by the Lead Borrower in good faith) or (b) located outside of the United States in a Qualified Jurisdiction and has a fair market value in excess of $15,000,000 (at the Closing Date or, with respect to fee-owned real property acquired after the Closing Date, at the time of acquisition, in each case, as reasonably determined by the Lead Borrower in good faith); provided that at no time shall any real property located in the Federal Republic of Germany or Switzerland that is owned by any Loan Party (including any Designated Real Property) be considered Material Real Property.

“Maturity Date” means (a) with respect to the Closing Date Revolving Credit Commitments, the 2026 Incremental Revolving Credit Commitments and the 2026 May Incremental Revolving Credit Commitments, the earlier of (i) February 2, 2028 and (ii) if any principal of any Early Maturing Debt remains outstanding on the Springing Maturity Date, the Springing Maturity Date; (b) with respect to any Class of Extended Revolving Credit Commitments, the final maturity date as specified in the applicable Extension Request accepted by the respective Lender or Lenders, (c) with respect to any other Refinancing Commitments, the final maturity date as specified in the applicable Refinancing Amendment and (d) with respect to any Incremental Loans incurred after the Closing Date or Incremental Commitments, the final maturity date as specified in the applicable Incremental Amendment; provided that, in each case, if any such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately succeeding such day.

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“Maximum Rate” has the meaning set forth in Section 10.10.

“Minimum Extension Condition” has the meaning set forth in Section 2.18(c).

“MNPI” means, with respect to any Person, information and documentation that is (a) (x) not publicly available if such Person and its Subsidiaries are public reporting companies or (y) of a type that would not be publicly available (and could not be derived from publicly available information) if such Person and its Subsidiaries were public reporting companies and (b) material with respect to such Person, its Subsidiaries or the respective securities of such Person and its Subsidiaries for purposes of United States Federal and state securities laws, in each case, assuming such laws were applicable to such Person and its Subsidiaries.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Policies” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Mortgaged Properties” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Mortgages” means collectively, the deeds of trust, trust deeds, debentures, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Administrative Agent on behalf of the Secured Parties creating and evidencing a Lien on a Mortgaged Property in form and substance reasonably satisfactory to the Administrative Agent, and any other mortgages executed and delivered pursuant to Section 6.11, Section 6.14 and Section 6.18.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, to which any Loan Party, any Restricted Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act.

“Net Proceeds” means:

(a)           100% of the cash proceeds actually received by the Lead Borrower or any of its Restricted Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but in each case only as and when received) from any Disposition or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations (including without limitation principal amount, premium or penalty, if any, interest and other amounts) (other than pursuant to the Loan Documents), other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (ii)) attributable to minority interests and not available for distribution to or for the account of the Lead Borrower or a wholly owned Restricted Subsidiary as a result thereof, (iii) taxes paid or reasonably estimated to be payable as a result thereof, and (iv) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by the Lead Borrower or any of its Restricted Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such reduction); provided, that no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds under this clause (a) unless (x) such proceeds shall exceed $35,000,000 or (y) the aggregate net proceeds exceed $50,000,000 in any fiscal year (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds under this clause (a));

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(b)           100% of the cash proceeds from the incurrence, issuance or sale by the Lead Borrower or any of the Restricted Subsidiaries of any Indebtedness, net of all taxes paid or reasonably estimated to be payable as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale; and

(c)           100% of the cash proceeds from the issuance or sale of Equity Interests in Holdings or the Lead Borrower, net of all taxes paid or reasonably estimated to be payable as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Lead Borrower shall be disregarded.

“Net Raw Material Timing” means an adjustment (positive or negative) to Consolidated EBITDA equal to the difference of (a) Consolidated EBITDA as determined in accordance with the “first-in-first-out” method of accounting minus (b) Consolidated EBITDA as determined in accordance with the “replacement cost” method of accounting, computed by adjusting cost of sales to reflect the cost of raw material prices during the applicable period; plus (c) an amount (positive or negative) equal to the difference in revenue between the current contractual price and the current period price.

“Non-Consenting Lender” has the meaning set forth in Section 3.07(d).

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-extension Notice Date” has the meaning set forth in Section 2.03(b)(iii).

“Non-Loan Party” means any Restricted Subsidiary that is not a Loan Party.

“Non-U.S. Pledged Accounts” has the meaning specified in the definition of “Collateral and Guarantee Requirement”.

“Note” means a Revolving Credit Note or a Swing Line Note, as the context may require.

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“Obligated Party” has the meaning set forth in Section 1.03(c).

“Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Restricted Subsidiaries arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Restricted Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (y) obligations of any Loan Party arising under any Secured Hedge Agreement or any Treasury Services Agreement. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Restricted Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit fees, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Responsible Officer of such Person. Unless otherwise provided, “Officer’s Certificate” means an Officer’s Certificate of the Lead Borrower.

“OID” means original issue discount.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation, the articles of association, the bylaws, the constitution and the unanimous shareholder agreements or declarations (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and the operating or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction) or articles of association; (c) with respect to any partnership, joint venture, trust or other form of business entity, the articles of association, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity; and (d) in respect of any Swedish Guarantor, its (i) articles of association (Sw. bolagsordning) and (ii) certificate of registration (Sw. registreringsbevis).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document).

“Other Taxes” has the meaning set forth in Section 3.01(a).

“Outstanding Amount” means (a) with respect to the Closing Date Revolving Credit Loans, 2026 Incremental Revolving Credit Loans, 2026 May Incremental Revolving Credit Loans, Swing Line Loans or Loans made under any Extended Revolving Credit Commitment, as applicable, on any date, the aggregate outstanding Dollar Amount thereof after giving effect to any borrowings and prepayments or repayments of the Closing Date Revolving Credit Loans ~~or the~~, 2026 Incremental Revolving Credit Loans or the 2026 May Incremental Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Closing Date Revolving Credit Borrowing), Swing Line Loans or Loans made under any Extended Revolving Credit Commitment, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the outstanding Dollar Amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Closing Date Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

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“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of the Federal Funds Rate and an overnight rate determined by the Administrative Agent, an L/C Issuer, or the Swing Line Lender, as applicable, in accordance with banking industry rules on interbank compensation, (b) with respect to any amount denominated in any Alternative Currency, the rate of interest per annum at which overnight deposits in such Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent or the L/C Issuer, as applicable, in the applicable offshore interbank market for such Alternative Currency to major banks in such interbank market.

“Parallel Debt” has the meaning set forth in Section 9.15(b).

“Parent” means Topco, and any holding company Subsidiary thereof which owns, directly or indirectly, 100% of the outstanding Equity Interests of the Lead Borrower.

“Parent Intercompany Loan” means that certain Loan Agreement, dated as of September 8, 2023 (as in effect on the date hereof or as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof), by and among Holdings and LuxCo Finance.

“Participant” has the meaning set forth in Section 10.07(e).

“Participant Register” has the meaning set forth in Section 10.07(e).

“Participating Member State” means each state so described in any EMU Legislation.

“Participating Revolving Credit Commitments” means (1) the Closing Date Revolving Credit Commitments (including any Extended Revolving Credit Commitments in respect thereof) and (2) those additional Revolving Credit Commitments (and both (x) Revolving Commitment Increases to such Class and (y) Extended Revolving Credit Commitments in respect thereof) established pursuant to an Incremental Amendment or Refinancing Amendment for which an election has been made to include such Commitments for purposes of the issuance of Letters of Credit or the making of Swing Line Loans; provided that, with respect to clause (2), the effectiveness of such election may be made conditional upon the maturity of one or more other Participating Revolving Credit Commitments. At any time at which there is more than one Class of Participating Revolving Credit Commitments outstanding, the mechanics and arrangements with respect to the allocation of Letters of Credit and Swing Line Loans among such Classes will be subject to procedures agreed to by the Lead Borrower and the Administrative Agent.

“Participating Revolving Credit Lender” means any Lender holding a Participating Revolving Credit Commitment.

“PBGC” means the Pension Benefit Guaranty Corporation.

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“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan or Foreign Pension Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party, any Restricted Subsidiary or any ERISA Affiliate, and such plan for the five-year period immediately following the latest date on which any Loan Party or Subsidiary maintained, contributed to or had an obligation to contribute to such plan.

“Perfection Certificate” means a certificate in the form of Exhibit II to the Security Agreement or any other form reasonably approved by the Collateral Agent, as the same shall be supplemented from time to time.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Acquisition” means any Investment of the type described in clause (a)(ii) of the definition of “Permitted Investments” and any Investment or other acquisition of assets constituting a business unit, line of business or division of, or all or substantially all of the Equity Interests of, another Person.

“Permitted General Junior Debt” has the meaning assigned to such term in Section 7.03(v).

“Permitted Investment” means (in each case, by the Lead Borrower or any of its Restricted Subsidiaries):

(a)            Investments in (i) a Restricted Subsidiary (including the Equity Interests of a Restricted Subsidiary) or the Lead Borrower or (ii) a Person (including the Equity Interests of any such Person) that will, upon the making of such Investment, become a Restricted Subsidiary; provided that any Investment pursuant to this clause (a) made by Loan Parties in Persons that are not, or will not contemporaneously with such Investment become, Loan Parties must be permitted as an Investment under the “Permitted Investment” definition (other than this clause (a)) or under Section 7.06;

(b)            [reserved];

(c)            Investments in cash, Cash Equivalents or Investment Grade Securities;

(d)            Investments in receivables owing to the Lead Borrower or any Restricted Subsidiary created or acquired in the ordinary course of business;

(e)            Investments (i) in payroll, travel, entertainment expenses, moving expenses and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business or (ii) to fund such Person’s purchase of Equity Interests of Lead Borrower or any of its Parents;

(f)            Management Advances;

(g)            Investments received in settlement of debts created in the ordinary course of business and owing to the Lead Borrower or any Restricted Subsidiary or in exchange for any other Investment or accounts receivable held by Lead Borrower or any such Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

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(h)            Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including a Disposition;

(i)             Investments existing or pursuant to agreements or arrangements in effect on the Closing Date, as set forth on Schedule 1.01E, and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment or binding commitment may not be increased except (a) as required by the terms of such Investment or binding commitment as in existence on the Closing Date or (b) as otherwise permitted under this Agreement;

(j)            Obligations in respect of Secured Hedge Agreements, which transactions or obligations are incurred in compliance with Section 7.03;

(k)            pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or Liens permitted under Section 7.01;

(l)             any Investment to the extent made using Equity Interests of the Lead Borrower (other than Disqualified Equity Interests);

(m)           any Investment arising out of, or in connection with, Existing Cash Management Practices;

(n)            Investments consisting of purchases and acquisitions of assets, services, inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business and in accordance with this Agreement;

(o)            (i) Guarantees not prohibited under Section 7.03 and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in the ordinary course of business, and (ii) performance guarantees with respect to obligations incurred by the Lead Borrower or any of its Restricted Subsidiaries that are permitted by this Agreement;

(p)            Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Agreement;

(q)            Investments of a Restricted Subsidiary acquired after the Closing Date or of an entity merged into the Lead Borrower or merged into or consolidated with a Restricted Subsidiary after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(r)             Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;

(s)            contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Borrowers;

(t)             Investments in bona fide joint ventures; provided that (i) such Investments, taken together with all other Investments made pursuant to this clause (t) that are at that time outstanding, shall not exceed $60,000,000, and (ii) the Lead Borrower or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise of the Lead Borrower or any of its Restricted Subsidiaries) at least equal to the fair market value (such fair market value to be determined, on the date of contractually agreeing to such Investment, in good faith by the Lead Borrower) of the assets subject to such contribution, transfer or sale;

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(u)            additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (u) that are at that time outstanding, not to exceed $30,000,000 (this clause (u), the “General Investments Basket”);

(v)            any Investment by the Borrowers or a Subsidiary of the Borrowers in (x) an Existing Securitization Subsidiary or (y) any other Person in connection with a Permitted Securitization, including Investments of funds held in accounts permitted or required by the arrangement governing such Permitted Securitization or any related Indebtedness; provided that such Investment is in the form of a purchase money obligation, contribution of additional Existing Securitization Assets or equity interests;

(w)           advances, loans or extensions of trade credit in the ordinary course of business by the Lead Borrower or any of its Restricted Subsidiaries and Investments consisting of extensions of credit in the nature of accounts receivable or notes arising from the grant of trade credit in the ordinary course of business;

(x)            Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with industry practice;

(y)           any Investment in securities or other assets not constituting Cash Equivalents and received in connection with a Disposition made under Section 7.05 or any other disposition of assets not constituting a Disposition;

(z)            Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(aa)          Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contracts and loans or advances made to distributors in the ordinary course of business;

(bb)         to the extent constituting an Investment, Guarantees permitted under Section 7.03(r); and

(cc)          to the extent constituting an Investment, Guarantees of the “Obligations” under and as defined in the Junior Existing Credit Agreement;

(dd)         [reserved];

(ee)          to the extent constituting an Investment, any Permitted Relocation; and

(ff)           to the extent constituting an Investment, the parent guaranty provided by the Lead Borrower pursuant to the Existing A/R Securitization Facility.

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For purposes of determining whether an Investment is a Permitted Investment or is otherwise a Restricted Investment permitted to be made pursuant to Section 7.06, in the event that an Investment (or any portion thereof) at any time, whether at the time of making of such Investment or upon or subsequently, meets the criteria of more than one of the categories of Permitted Investments described in clauses (a) through (aa) above or any other provision of Section 7.06, the Lead Borrower, in its sole discretion, will classify and may subsequently reclassify such Investment (or any portion thereof) in any one or more of the types of Investments described in clauses (a) through (aa) above or any other applicable clause in Section 7.06 and will only be required to include the amount and type of such Investment in such of the above clauses or clauses in Section 7.06 as determined by the Lead Borrower at such time.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts owing or paid related to such Indebtedness, plus fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), at the time thereof, no Event of Default shall have occurred and be continuing, (d) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is Junior Financing, to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (e) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is secured by the Collateral and/or subject to intercreditor arrangements for the benefits of the Lenders, such modification, refinancing, refunding, renewal, replacement or extension is either (1) unsecured or (2) secured and, if secured, subject to intercreditor arrangements on terms at least as favorable (including with respect to priority) to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, and such modification refinancing, refunding, renewal, replacement or extension is incurred only by one or more Persons who is an obligor of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (f) any such modification, refinancing, renewal, replacement, or extension has the same primary obligor and the same (or fewer) guarantors as the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (g) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is unsecured, such modification, refinancing, refunding, renewal, replacement or extension is unsecured. Any reference to a Permitted Refinancing in this Agreement or any other Loan Document shall be interpreted to mean (a) a Permitted Refinancing of the subject Indebtedness and (b) any further refinancings constituting a Permitted Refinancing of the Indebtedness resulting from a prior Permitted Refinancing.

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“Permitted Relocation” means a cross-border conversion by a Luxembourg Loan Party in accordance with Part 2, Chapter 3 of the Irish Mobility Regulations and the corresponding Luxembourg legislation where:

(a)            the proposed converted company (within the meaning of the Irish Mobility Regulations) is an Irish company; and

(b)            on the date of the cross-border conversion no Default has occurred and no Default would occur as a result of the cross-border conversion; and

(c)            the cross-border conversion does not materially and adversely affect the value and enforceability of the guarantees and Collateral granted by the converting Luxembourg Loan Party; and

(d)            the Collateral Agent receives Irish law governed all asset Collateral substantially equivalent to the corresponding Luxembourg law governed all asset Collateral in existence immediately prior to the cross-border conversion; and

(e)            if the shares in the converting Luxembourg Loan Party were subject to the Collateral in favour of the Collateral Agent immediately prior to such cross-border conversion, the Collateral Agent will receive (provided this does not have the effect of (A) materially and adversely affecting the value of the relevant Collateral or (B) materially and adversely affecting the enforceability of the relevant guarantees and Collateral) substantially equivalent Irish law governed Collateral over those shares.

“Permitted Securitization” means the Existing A/R Securitization Facility.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIK Interest” has the meaning set forth in Section 2.08(g).

“PIKed Amounts” means, collectively, the “PIKed Amounts” as defined in each of (a) the Second Amendment ~~and~~, (b) the Third Amendment and (c) that certain 2026 Limited Waiver and Amendment, dated as of March 19, 2026, by and among Holdings, the Borrowers, the Administrative Agent and the Lenders party thereto (the “2026 Limited Waiver”).

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or Subsidiary or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate, and such plan for the five-year period immediately following the latest date on which any Loan Party, any Subsidiary or an ERISA Affiliate maintained, contributed to or had an obligation to or have had an obligation to contribute to, or otherwise to have liability with respect to such plan.

“Preferred Stock” means, as applied to the Equity Interests of any Person, Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class of such Person.

“Pro Forma Balance Sheet” has the meaning set forth in Section 5.05(b).

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“Pro Forma Balance Sheet Date” has the meaning set forth in Section 5.05(b).

“Pro Forma Basis” and “Pro Forma Effect” means, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.10.

“Pro Forma Compliance” means, with respect to the Financial Springing Covenant, compliance on a Pro Forma Basis with such covenant in accordance with Section 1.10.

“Pro Forma Financial Statements” has the meaning set forth in Section 5.05(b).

“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities at such time; provided that if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Projections” has the meaning set forth in Section 6.01(c).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” means costs relating to compliance with the provisions of the Securities Act and the Exchange Act, in each case as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance, listing fees and all executive, legal and professional fees related to the foregoing.

“QFC” has the meaning set forth in Section 11.23.

“QFC Credit Support” has the meaning set forth in Section 11.23.

“Qualified ECP Guarantor” means in respect of any Swap Obligation, each Loan Party that, at the time the relevant guarantee (or grant of the relevant security interest, as applicable) becomes or would become effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and which may cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell pursuant to section 1a(18)(A)(v)(II) of the Commodity Exchange Act (or any successor provision thereto).

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified Jurisdiction” means each of the United States, any state or territory thereof, the District of Columbia, Finland, Germany, Ireland, Sweden, Switzerland, Hong Kong, Luxembourg, Singapore, The Netherlands and any other jurisdiction as may be mutually agreed to in writing from time to time by the Lead Borrower and the Administrative Agent.

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“Quarterly Financial Statements” means unaudited consolidated balance sheets and related consolidated statements of comprehensive income and cash flows of Topco for the most recent fiscal quarters (other than the fourth fiscal quarter) after the date of the applicable Annual Financial Statements and ended at least forty-five (45) days prior to the Closing Date.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Recipient” means any Lender or Agent.

“Refinanced Debt” has the meaning set forth in Section 2.17(a).

“Refinancing Amendment” has the meaning set forth in Section 2.17(f).

“Refinancing Commitments” has the meaning set forth in Section 2.17(a).

“Refinancing Facility Closing Date” has the meaning set forth in Section 2.17(d).

“Refinancing Lenders” has the meaning set forth in Section 2.17(c).

“Refinancing Loan” has the meaning set forth in Section 2.17(b).

“Refinancing Loan Request” has the meaning set forth in Section 2.17(a).

“Register” has the meaning set forth in Section 10.07(d).

“Regulatory Authority” has the meaning set forth in Section 10.08.

“Related Transaction Documents” means, collectively, the Parent Intercompany Loan, the Junior Existing Credit Agreement, the Super Holdco Credit Agreement, the Super HoldCo Second Lien Notes (and the Super HoldCo Second Lien Notes Indenture) and the 2029 Notes (and the 2029 Notes Indenture), collectively and in each case as amended, restated, amended and restated, supplemented, modified, refinanced or replaced from to time.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating in, into, onto or through the Environment or from or through any facility, property or equipment.

“Relevant Beneficiary” has the meaning set forth in Section 1.16(a).

“Reportable Event” means any reportable event, as defined in Section 4043 of ERISA, with respect to a Pension Plan, other than events for which the notice period is waived under applicable regulations as in effect on the date hereof.

“Request for Credit Extension” means (a) with respect to a Borrowing, continuation or conversion of Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Request for L/C Issuance, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

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“Request for L/C Issuance” means an application and agreement for the issuance or amendment of a Letter of Credit, substantially in the form of Exhibit J, or such other form from time to time in use by the relevant L/C Issuer.

“Required Class Lenders” means, as of any date of determination, Lenders of a Class having more than 50% of the sum of the (a) Total Outstandings (with, in the case of the Revolving Credit Commitments, the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) for all Lenders of such Class and (b) aggregate unused Commitments of all Lenders of such Class; provided that the unused Commitment and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender of such Class shall be excluded for purposes of making a determination of Required Class Lenders.

“Required Lenders” means, as of any date of determination, Revolving Credit Lenders under the Revolving Credit Commitments (including, for purposes of this definition of “Required Lenders” any (x) Extended Revolving Credit Commitments in respect thereof, (y) Incremental Commitments and (z) Refinancing Commitments in respect thereof) having more than 50% of the sum of the (a) Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations (with the aggregate Dollar Amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) under the Revolving Credit Commitments and (b) aggregate unused Revolving Credit Commitments; provided that unused Revolving Credit Commitments of, and the portion of the Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and all L/C Obligations held, or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further that Required Lenders shall include each Specified Lender for so long as such Specified Lender (together with its managed funds and accounts) holds at least 75% of the Revolving Credit Commitments that were held by such Specified Lender (together with its managed funds and accounts) as of the First Amendment Effective Date.

“Resolution Authority” has the meaning set forth in Section 11.22.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer or a manager (gérant) or a director (adminstrateur) of a Loan Party and, as to any document delivered on the Closing Date, any secretary, authorized signatory or assistant secretary of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Lead Borrower.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Obligations” has the meaning set forth in Section 11.09(a).

“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Lead Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Lead Borrower’s or a Restricted Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof) and (ii) any Restricted Investment.

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“Restricted Subsidiary” means any Subsidiary of the Lead Borrower other than an Unrestricted Subsidiary; provided that in no event shall the Co-Borrower be an Unrestricted Subsidiary. For the avoidance of doubt, the Co-Borrower is a Restricted Subsidiary of the Lead Borrower.

“Revolving Commitment Increase” has the meaning set forth in Section 2.16(a).

“Revolving Credit Borrowing” means a Closing Date Revolving Credit Borrowing ~~and~~, a 2026 Incremental Revolving Credit Borrowing and a 2026 May Incremental Revolving Credit Borrowing.

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers, (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, as the same may be (i) reduced from time to time pursuant to Section 2.06 or (ii) reduced or increased from time to time pursuant to (w) assignments by or to such Revolving Credit Lender pursuant to an Assignment and Assumption, (x) an Incremental Amendment, (y) a Refinancing Amendment or (z) an Extension. The amount of each Revolving Credit Lender’s Commitment is set forth in Schedule 1.01A (as supplemented by Annex I to the Second Amendment) under the caption “Revolving Credit Commitment”, “2026 Incremental Revolving Credit Commitment” or “2026 May Incremental Revolving Credit Commitment” or in the Assignment and Assumption, in each case, as may be amended pursuant to any Incremental Amendment, Extension Amendment or Refinancing Amendment pursuant to which such Lender shall have assumed, increased or decreased its Revolving Credit Commitment, as the case may be.

“Revolving Credit Exposure” means, at any time, as to each Revolving Credit Lender, the sum of the amount of the outstanding Dollar Amount of such Revolving Credit Lender’s Revolving Credit Loans and its Pro Rata Share of the amount of the L/C Obligations and the Swing Line Obligations at such time; provided, that the determination of the Revolving Credit Exposure of any 2026 Incremental Revolving Credit Lender or 2026 May Incremental Revolving Credit Lender shall exclude any PIK Interest and any PIKed Amounts.

“Revolving Credit Lender” means, at any time, any Lender that has a Closing Date Revolving Credit Commitment, a 2026 Incremental Revolving Credit Commitment, or 2026 May Incremental Revolving Credit Commitment, outstanding Closing Date Revolving Credit Loans at such time ~~or~~, outstanding 2026 Incremental Revolving Credit Loans at such time, or 2026 May Incremental Revolving Credit Loans at such time, as applicable.

“Revolving Credit Loans” means any loan made pursuant to the Closing Date Revolving Credit Commitments, the 2026 Incremental Revolving Credit Commitments, the 2026 May Incremental Revolving Credit Commitments, any Incremental Loan, any other Refinancing Loan or any loan under any Extended Revolving Credit Commitments, as the context may require.

“Revolving Credit Note” means a promissory note of the Borrowers payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate Indebtedness of the Borrowers to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender to the Borrowers.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means immediately available funds.

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“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons, including lists maintained by OFAC, the U.S. Department of State, the European Union or His Majesty’s Treasury of the United Kingdom, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person 50% or more owned or controlled by any Person or Persons described in the foregoing clause (a).

“Sanctions” means economic or financial sanctions, trade embargoes or restrictions imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, (b) the European Union or His Majesty’s Treasury of the United Kingdom, (c) the Hong Kong Monetary Authority or (d) any other relevant Governmental Authority with jurisdiction over any Loan Party or its Subsidiaries.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Second Amendment dated as of the Second Amendment Effective Date by and among Holdings, the Borrowers, the Administrative Agent, the 2026 Incremental Revolving Credit Lenders party thereto and the other Lenders party thereto.

“Second Amendment Effective Date” means April 10, 2026.

“Second Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit L hereto (which agreement in such form, or with immaterial changes thereto, the Administrative Agent is authorized to enter into) together with any material changes thereto which are reasonably acceptable to the Administrative Agent and which material changes shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five (5) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent’s execution thereof.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between the Lead Borrower or any Restricted Subsidiary and any Hedge Bank, including the Existing Secured Hedge Agreements.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks, the Supplemental Agents and each co-agent or sub-agent appointed by the Administrative Agent or Collateral Agent from time to time pursuant to Section 9.02.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Seller’s Retained Interest” means the debt or equity interests held by the Lead Borrower or any Restricted Subsidiary in an Existing Securitization Subsidiary to which Existing Securitization Assets have been transferred, including any such debt or equity received as consideration for or as a portion of the purchase price for the Existing Securitization Assets transferred, or any other instrument through which the Lead Borrower or any Restricted Subsidiary has rights to or receives distributions in respect of any residual or excess interest in the Existing Securitization Assets.

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“Security Agreement” means the Pledge and Security Agreement substantially in the form of Exhibit F.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Senior Representative” means, with respect to any Indebtedness permitted hereunder and subject to an Intercreditor Agreement that is secured by the Collateral, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Singapore Subsidiary” means any Subsidiary of the Lead Borrower incorporated, organized or established under the laws of Singapore.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“Solvent” and “Solvency” mean, with respect to any Person (other than a Person organized under German law, Belgian law or Luxembourg law) on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is able to pay all that Person’s debts as and when they become due and payable and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. With respect to any Person organized under German law, “Solvent” and “Solvency” means such Person not being illiquid (zahlungsunfähig) or overindebted (überschuldet) in accordance with sections 17 and 19, respectively, of the German Insolvency Code (Insolvnzordnung). With respect to any Person organized under Belgian law, “Solvent” and “Solvency” means such Person being able to pay its debts when they become due and being able to obtain (further) credit, i.e., such Person not being in a situation as defined in Article 2 of the Belgian Bankruptcy Act of 8 August 1997. With respect to any Person organized under Luxembourg law, “Solvent” and “Solvency” means such Person is not unable to pay its debts (in particular, it is not in a state of cessation des paiements and has not lost its commercial creditworthiness) and would not become unable to do so.

“SPC” has the meaning set forth in Section 10.07(j).

“Specified Lenders” means, collectively, (a) certain funds or accounts managed by [***] or one or more entities owned by such funds or accounts; (b) certain funds or accounts managed by [***] or one or more entities owned by such funds or accounts; and (c) certain funds or accounts managed by [***] or one or more entities owned by such funds or accounts.

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“Specified Transaction” means (a) the Transactions, (b) any Investment that results in a Person becoming a Restricted Subsidiary, (c) any designation of a Subsidiary as a Restricted Subsidiary, (d) any Permitted Acquisition, (e) any Disposition that results in a Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Lead Borrower and any Disposition of a business unit, line of business or division of the Lead Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise or (f) any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit), the making of any Restricted Payment, the obtaining of any Incremental Commitment, or the incurrence of any Incremental Loan, that by the terms of this Agreement requires a financial ratio or test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”.

“Springing Maturity Date” means, at any time, the maturity date of any Early Maturing Debt.

“Subject Guarantor” has the meaning set forth in Section 11.17.

“Subordination Agreement” means a subordination agreement among the Administrative Agent and one or more representatives for the holders of subordinated Indebtedness, in form and substance reasonably acceptable to the Administrative Agent and the Lead Borrower. Wherever in this Agreement a representative is required to become party to the Subordination Agreement, if the related subordinated Indebtedness is the initial subordinated Indebtedness incurred by the Lead Borrower or any Restricted Subsidiary, then the Lead Borrower and/or such Restricted Subsidiary, the Holdcos (if applicable), the Subsidiary Guarantors (if applicable), the Administrative Agent and the representative for such subordinated Indebtedness shall execute and deliver the Subordination Agreement and the Administrative Agent shall be authorized to execute and deliver the Subordination Agreement.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Lead Borrower.

“Subsidiary Guarantor” means any Guarantor other than the Holdcos.

“Super HoldCo Credit Agreement” means that certain Credit Agreement, dated as of September 8, 2023 (as amended and in effect on the Closing Date) by and among, Topco, LuxCo Finance, the lenders party thereto, the guarantors party thereto and Alter Domus (US) LLC, as administrative agent and collateral agent for the lenders thereunder.

“Super HoldCo Foreign Guarantors” means, collectively, Trinseo Belgium B.V. (Belgium), Trinseo Operating Belgium B.V. (Belgium), Trinseo Deutschland GmbH (Germany), Trinseo Deutschland Anlagengesellschaft GmbH (Germany), Trinseo Deutschland RE GP GmbH (Germany), Trinseo Deutschland RE GmbH & Co. KG (Germany), PT Trinseo Materials Indonesia (Indonesia), PT Trinseo Operating Indonesia (Indonesia), Taiwan Trinseo Limited (Taiwan) and Trinseo Europe.

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“Super HoldCo Obligations” means “Obligations”, as such term is defined in the Super HoldCo Credit Agreement and the Super HoldCo Second Lien Notes Indenture, as applicable.

“Super HoldCo Second Lien Notes” means the 7.625% second lien senior secured notes due 2029 issued pursuant to the Super HoldCo Second Lien Notes Indenture in an aggregate principal amount equal to $379,494,400.

“Super HoldCo Second Lien Notes Indenture” means that certain Indenture, dated as of January 17, 2025, by and among LuxCo Finance, Trinseo NA Finance SPV LLC, the Guarantors party thereto, The Bank of New York Mellon as trustee and Alter Domus (US) LLC, as collateral agent.

“Super HoldCo Second Lien Notes Trustee” means The Bank of New York Mellon, as trustee under the Super HoldCo Second Lien Notes Indenture.

“Supermajority Required Lenders” means, as of any date of determination, Revolving Credit Lenders under the Revolving Credit Commitments (including, for purposes of this definition of “Supermajority Required Lenders” any (x) Extended Revolving Credit Commitments in respect thereof, (y) Incremental Commitments and (z) Refinancing Commitments in respect thereof) having more than 75% of the sum of the (a) Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and all L/C Obligations (with the aggregate Dollar Amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) under the Revolving Credit Commitments and (b) aggregate unused Revolving Credit Commitments; provided that unused Revolving Credit Commitments of, and the portion of the Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and all L/C Obligations held, or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Superpriority Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of January 17, 2025, among the Collateral Agent, Deutsche Bank AG New York Branch, as collateral agent under the Junior Existing Credit Agreement, Alter Domus (US) LLC, as collateral agent under the Super HoldCo Credit Agreement and Alter Domus (US) LLC, as collateral agent under the Super HoldCo Second Lien Notes Indenture.

“Superpriority Lien Net Leverage Ratio” means, on any date of determination for any Test Period, the ratio of (a) Consolidated Superpriority Lien Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Supplemental Agent” has the meaning set forth in Section 9.13(a) and “Supplemental Agents” shall have the corresponding meaning.

“Supplier” has the meaning set forth in Section 3.01(i).

“Supported QFC” has the meaning set forth in Section 11.23.

“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

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“Swap Obligation” means, with respect to any person, any obligation to pay or perform under any Swap.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swedish Bankruptcy Act” has the meaning set forth in Section 1.03(b)(i).

“Swedish Companies Act” has the meaning set forth in Section 1.02(b)(ii).

“Swedish Floating Charge” means the Swedish law governed floating charge (Sw. företagshypotek) to be provided by Trinseo Sverige AB (registration number 556760-4664) pursuant to the Swedish Floating Charge Pledge Agreement.

“Swedish Floating Charge Pledge Agreement” means the Swedish law governed first ranking pledge agreement in respect of a certain floating charge certificate, being a Collateral Document, to be entered into by Trinseo Sverige AB (registration number 556760-4664).

“Swedish Guarantor” means a Guarantor incorporated in Sweden.

“Swedish Security” means any security interest created under the Collateral Documents which is governed by and/or perfected in accordance with Swedish law.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the swing line loan facility made available by the Swing Line Lenders pursuant to Section 2.04.

“Swing Line Lender” means DBNY, in its capacity as provider of Swing Line Loans or any successor swing line lender hereunder; provided that, if any Extension or Extensions of Closing Date Revolving Credit Commitments is or are effected in accordance with Section 2.18, then on the occurrence of each L/C Issuer/Swing Line Termination Date, the Swing Line Lender at such time shall have the right to resign as Swing Line Lender on, or on any date within twenty (20) Business Days after, the respective L/C Issuer/Swing Line Termination Date, in each case upon not less than ten (10) days’ prior written notice thereof to the Lead Borrower and the Administrative Agent and, in the event of any such resignation and upon the effectiveness thereof, the Borrowers shall repay any outstanding Swing Line Loans made by the respective entity so resigning and such entity shall not be required to make any further Swing Line Loans hereunder. If at any time and for any reason (including as a result of resignations as contemplated by the proviso to the preceding sentence), the Swing Line Lender has resigned in such capacity in accordance with the preceding sentence, then no Person shall be the Swingline Lender hereunder obligated to make Swing Line Loans unless and until (and only for so long as) a Lender (or affiliate of a Lender) reasonably satisfactory to the Administrative Agent and the Lead Borrower agrees to act as the Swing Line Lender hereunder.

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“Swing Line Loan” has the meaning set forth in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Note” means a promissory note of the Borrowers payable to any Swing Line Lender or its registered assigns, in substantially the form of Exhibit C-3 hereto, evidencing the aggregate Indebtedness of the Borrowers to such Swing Line Lender resulting from the Swing Line Loans.

“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to $0. The Swing Line Sublimit is part of, and not in addition to, the Closing Date Revolving Credit Commitments.

“Swiss Federal Tax Administration” means the tax authorities referred to in article 34 of the Federal Act on Anticipatory Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer).

“Swiss Guarantor” means a Guarantor incorporated in Switzerland.

“Swiss Security” means any Lien created under a Collateral Document which is governed by Swiss law.

“Swiss Withholding Tax” any withholding tax in accordance with the Federal Act on Anticipatory Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer).

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which T2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, addition to tax or penalties applicable thereto.

“Term SOFR” means:

(1)            for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided however that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

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(2)            for any calculation with respect to an Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided however that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Adjustment” means 0.11448% (11.448 basis points) for an Interest Period of one-month’s duration, 0.26161% (26.161 basis points) for an Interest Period of three-months’ duration, and 0.42826% (42.826 basis points) for an Interest Period of six-months’ duration.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the Term SOFR Reference Rate (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion and in consultation with the Lead Borrower).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Test Period” means, for any date of determination under this Agreement, the four (4) consecutive fiscal quarters of the Lead Borrower most recently ended as of such date of determination.

“Third Amendment” means that certain Third Amendment dated as of the Third Amendment Effective Date by and among Holdings, the Borrowers, the Administrative Agent, the 2026 May Incremental Revolving Credit Lenders party thereto and the other Lenders party thereto.

“Third Amendment Effective Date” means May 13, 2026.

“Threshold Amount” means $40,000,000.

“Topco” means Trinseo Public Limited Company, a public limited company incorporated in Ireland, with registered number 562693.

“Topco Projections” has the meaning set forth in Section 6.01.

“Total Assets” means the total assets of the Lead Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Lead Borrower delivered pursuant to Section 6.01(a) or (b) (and, in the case of any determination relating to any incurrence of Indebtedness or any Investment or other acquisition, on a Pro Forma Basis including any property or assets being acquired in connection therewith) or, for the period prior to the time any such statements are so delivered pursuant to Section 6.01(a) or (b), the Pro Forma Financial Statements.

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“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“tranche” has the meaning set forth in Section 2.18(a).

“Transaction Expenses” means any fees or expenses incurred or paid by the Holdcos, the Lead Borrower or any of its (or their) Subsidiaries in connection with the Transactions (including expenses in connection with hedging transactions), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” means, collectively, the 2025 Transactions.

“Treasury Services Agreement” means any agreement between the Lead Borrower and/or any of its Restricted Subsidiaries and any Hedge Bank relating to treasury, depository, credit card, debit card and cash management services or automated clearinghouse transfer of funds or any similar services, including the Existing Treasury Services Agreements.

“Trinseo Europe” means Trinseo Europe GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung), having its registered office at Gwattstrasse 15, 8808 Pfäffikon SZ, Switzerland, registered with the commercial register of the Canton of Schwyz, Switzerland, under number CHE-114.396.041.

“Trust Property” has the meaning set forth in Section 9.01(k).

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Benchmark Rate Loan.

“UK Financial Institution” has the meaning set forth in Section 11.22.

“UK Resolution Authority” has the meaning set forth in Section 11.22.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (i) each Subsidiary of the Lead Borrower listed on Schedule 1.01D as of the Closing Date and (ii) any Subsidiary of an Unrestricted Subsidiary.

“UnSub Designation Transactions” has the meaning given to such term in the 2025 Transaction Support Agreement.

“U.S. Government Securities Business Days” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

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“U.S. Pledged Accounts” has the meaning specified in the definition of “Collateral and Guarantee Requirement”.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 11.23.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“VAT” means (a) any tax imposed in compliance with the Council Directive of November 28, 2006 on the common system of value added tax (EC Directive 2006/112) and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) above, or imposed elsewhere.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness; provided, that the effects of any prepayments made on such Indebtedness shall be disregarded in making such calculation.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” has the meaning set forth in Section 11.22.

Section 1.02          Luxembourg Terms. Without prejudice to the generality of any provision of this Agreement, in this Agreement where it relates to a Luxembourg Loan Party, a reference to:

(a)            a winding-up, administration or dissolution includes, without limitation, bankruptcy (faillite), insolvency, liquidation, administrative dissolution without liquidation (dissolution administrative sans liquidation), moratorium or reprieve from payment (sursis de paiement), fraudulent conveyance (actio pauliana), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally;

(b)            a liquidator, receiver, administrative receiver, administrator, trustee, custodian, sequestrator, conservator or similar officer includes, without limitation, a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur, provisoire, liquidateur or curateur and any other person performing the same function of each of the foregoing;

(c)            a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de retention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security;

(d)            a person being unable to pay its debts includes that person being in a state of cessation de paiements;

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(e)            a person being “insolvent” include that person being in a state of cessation of payments (cessation de paiements) and having lost or meeting the criteria to lose its commercial creditworthiness (ébranlement de crédit);

(f)             a guarantee includes any garantie which is independent from the debt to which it relates and excludes any suretyship (cautionnement) within the meaning of Articles 2011 and seq. of the Luxembourg Civil Code;

(g)            gross negligence is a reference to faute lourde and wilful misconduct is a reference to faute dolosive/dol;

(h)            an attachment or similar creditors’ process includes an executory attachment (saisie exécutoire) or conservatory attachment (saisie conservatoire);

(i)             a director or manager includes an administrateur and a gérant;

(j)             a board of directors or a board of managers includes a conseil d’administration and a conseil de gérance;

(k)            an agent includes, without limitation, a mandataire;

(l)             shares or Equity Interests include actions and parts sociales;

(m)           by-laws or constitutional documents includes (a) its up-to-date (restated) articles of association (statuts coordonnées), and (b) an extract from the Luxembourg Register of Commerce and Companies (RCS).

Section 1.03          Swedish Terms.

(a)            Notwithstanding any other provisions in this Agreement or any other Loan Document to the contrary, the sale, lease, transfer or disposal of any Collateral subject to, or the release of, any Swedish Security which has been or should have been duly perfected in accordance with the terms of the relevant Collateral Document shall always be subject to the prior written consent of the Collateral Agent, such consent to be granted at the Collateral Agent’s sole discretion on a case by case basis.

(b)           Without prejudice to the generality of any provision of this Agreement or any other Loan Document, in this Agreement where it relates to a person established or incorporated in Sweden or governed by Swedish law or the context so requires, a reference to:

(i)             its “Organization Documents” includes its certificate of registration (registreringsbevis) and its articles of association (bolagsordning) as in force from time to time;

(ii)            a “composition” or “arrangement” with any creditor includes (A) any write-down of debt (Sw. skulduppgörelse) following from any procedure of ‘företagsrekonstruktion’ under the Swedish Company Reorganisation Act (Sw. Lag om företagsrekonstruktion (2022:964)) (the “Swedish Company Reorganisation Act”), or (B) any write-down of debt in bankruptcy (Sw. ackord i konkurs) under the Swedish Bankruptcy Act (Sw. Konkurslag (1987:672)) (the “Swedish Bankruptcy Act”);

(iii)          a “trustee”, “liquidator”, “receiver”, “compulsory manager”, “administrative receiver” or “administrator” includes (A) ‘rekonstruktör’ under the Swedish Company Reorganisation Act, (B) ‘konkursförvaltare’ under the Swedish Bankruptcy Act, or (C) ‘likvidator’ under the Swedish Companies Act (Sw. Aktiebolagslag (2005:551)) (the “Swedish Companies Act”);

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(iv)          a “merger”, “consolidation” or “amalgamation” includes any ‘fusion’ implemented in accordance with Chapter 23 of the Swedish Companies Act and a “demerger” includes any ‘delning’ implemented in accordance with Chapter 24 of the Swedish Companies Act;

(v)           a “winding-up”, “administration” or “dissolution” includes ‘frivillig likvidation’ or ‘tvångslikvidation’ under Chapter 25 of the Swedish Companies Act, a “bankruptcy” includes a ‘konkurs’ under the Swedish Bankruptcy Act and a “company restructuring” includes a ‘företagsrekonstruktion’ under the Swedish Company Reorganisation Act;

(vi)          a “guarantee” includes any ‘garanti’ under Swedish law which is independent from the debt to which it relates and any ‘borgen’ under Swedish law which is accessory to or dependent on the debt to which it relates;

(vii)         “gross negligence” means “grov vårdslösthet” under Swedish law; and

(viii)         an “insolvency” includes “insolvens” under the Swedish Bankruptcy Act, any “konkurs” under the Swedish Bankruptcy Act, “företagsrekonstruktion” under the Swedish Company Reorganisation Act or “tvångslikvidation” under Chapter 25 of the Swedish Companies Act.

(c)            If any party to this Agreement that is incorporated in Sweden (the “Obligated Party”) is required by this Agreement or any other Loan Document to hold an amount of money on trust on behalf of another party (the “Beneficiary”), the Obligated Party shall hold such money as agent for the Beneficiary on a separate account in accordance with the Swedish Funds Accounting Act (Sw. Lag om redovisningsmedel (1944:181)).

(d)            Any transfer by novation in accordance with the Loan Documents, shall, as regards any Liens governed by Swedish law and obligations owed by a Swedish Guarantor, be deemed to take effect as an assignment and assumption or transfer of such Liens and each such assignment and assumption or transfer shall be in relation to the proportionate part of the security interests granted under the relevant Swedish law governed Collateral Document.

Section 1.04          Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)            The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)            The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c)            Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d)            The term “including” is by way of example and not limitation.

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(e)            The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f)             In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(g)            Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.05          Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein.

(b)            Notwithstanding any changes in GAAP after the Closing Date, any lease of the Loan Parties and their Subsidiaries that would be characterized as an operating lease under GAAP in effect on the Closing Date (whether such lease is entered into before or after the Closing Date) shall not constitute Indebtedness or Attributable Indebtedness under this Agreement or any other Loan Document as a result of such changes in GAAP.

Section 1.06          Rounding. Any financial ratios required to be maintained by the Lead Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

Section 1.07          References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.08          Times of Day. Unless otherwise specified, all references herein to times of day shall be references to United States Eastern time (daylight or standard, as applicable).

Section 1.09          Timing of Payment of Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.10          Pro Forma Calculations.

(a)            Notwithstanding anything to the contrary herein, financial ratios and tests, including the Superpriority Lien Net Leverage Ratio and compliance with covenants determined by reference to Consolidated EBITDA or Total Assets, shall be calculated in the manner prescribed by this Section 1.10; provided that, notwithstanding anything to the contrary in clauses (a), (c), (d) or (e) of this Section 1.10, (A) when calculating any such ratio or test for purposes of (i) [reserved], (ii) [reserved] and (iii) Section 7.11 (other than for the purpose of determining Pro Forma Compliance with the Financial Springing Covenant in Section 7.11), the events described in this Section 1.10 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect and (B) when calculating any such ratio or test for purposes of the incurrence of any Indebtedness, cash and Cash Equivalents resulting from the incurrence of any such Indebtedness shall be excluded from the pro forma calculation of any applicable ratio or test. In addition, whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to the “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which internal financial statements of Topco are available (as determined in good faith by the Lead Borrower) (it being understood that for purposes of determining pro forma compliance with Section 7.11, if no Test Period with an applicable level cited in Section 7.11 has passed, the applicable level shall be the level for the first Test Period cited in Section 7.11 with an indicated level). For the avoidance of doubt, the provisions of the foregoing sentence shall not apply for purposes of calculating any financial ratio or test for purposes of (i) [reserved], (ii) [reserved] and (iii) Section 7.11 (other than for the purpose of determining Pro Forma Compliance with Section 7.11), each of which shall be based on the financial statements delivered pursuant to Section 6.01(a) or (b), as applicable, for the relevant Test Period.

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(b)            For purposes of calculating any financial ratio or test or compliance with any covenant determined by reference to Consolidated EBITDA or Total Assets, Specified Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to clause (d) of this Section 1.10) that have been made (i) during the applicable Test Period or (ii) unless not applicable as described in clause (a) of this Section 1.10, subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA, Total Assets and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period (or, in the case of Total Assets, on the last day of the applicable Test Period). If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Lead Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.10, then such financial ratio or test (or Total Assets) shall be calculated to give pro forma effect thereto in accordance with this Section 1.10.

(c)            Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Lead Borrower and may include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions and synergies resulting from or relating to any Specified Transaction (including the Transactions) which is being given pro forma effect that have been realized or are expected to be realized and for which the actions necessary to realize such cost savings, operating expense reductions and synergies are taken, committed to be taken (in good faith determination of the Lead Borrower) (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period and “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (including any savings expected to result from the elimination of a public target’s Public Company Costs) net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of any financial ratios or tests (and in respect of any subsequent pro forma calculations in which such Specified Transaction is given pro forma effect) and during any applicable subsequent Test Period in which the effects thereof are expected to be realized) relating to such Specified Transaction; provided that (A) such amounts are reasonably identifiable and factually supportable in the good faith judgment of the Lead Borrower, (B) such actions are taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken no later than eighteen (18) months after the date of such Specified Transaction, and (C) no amounts shall be added pursuant to this clause (c) to the extent (1) duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period or (2) constituting revenue synergies.

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(d)            In the event that the Lead Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and not replaced), (i) during the applicable Test Period or (ii) subject to clause (a) of this Section 1.10, subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, in each case to the extent required, as if the same had occurred on the last day of the applicable Test Period, in which case such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness will be given effect as if the same had occurred on the first day of the applicable Test Period.

(e)            In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of:

(i)            determining compliance with any provision of this Agreement (other than the Financial Springing Covenant) which requires the calculation of any financial ratio or test, including the Superpriority Lien Net Leverage Ratio; or

(ii)            testing availability under baskets set forth in this Agreement (including baskets determined by reference to Consolidated EBITDA or Total Assets);

in each case, at the option of the Lead Borrower (the Lead Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction (and the other transactions to be entered into in connection therewith), the Lead Borrower or any of its Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Lead Borrower has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Total Assets of the Lead Borrower or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been complied with as a result of such fluctuations. If the Lead Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio, test or basket availability with respect to the incurrence of Indebtedness or Liens, the making of Restricted Payments, the making of any Permitted Investment, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Lead Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness (each, a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or irrevocable notice for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis (i) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (ii) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have not been consummated.

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(f)             Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Lead Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a London interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Lead Borrower or Restricted Subsidiary may designate.

Section 1.11          Currency Equivalents. For purposes of any computation determining compliance with any incurrence or expenditure tests set forth in Article VI and Article VII (excluding Section 7.11) or any definitions contained in Section 1.01, any amounts so incurred, expended or utilized (to the extent incurred, expended or utilized in a currency other than Dollars) shall be converted into Dollars on the basis of the Exchange Rate (or on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of such incurrence, expenditure or utilization under any provision of any such Section or definition that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence, expenditure or utilization test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the Exchange Rate (or on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of any new incurrence, expenditure or utilization made under any provision of any such Section that regulates the Dollar amount outstanding at any time).

Section 1.12          Exchange Rate. (a) Not later than 1:00 p.m. (New York, New York time), on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date and (ii) give notice thereof to the Lead Borrower. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a “Reset Date”) or other date of determination, shall remain effective until the next succeeding Reset Date, and shall for all purposes of Section 2.03 be the Exchange Rates employed in converting any amounts between Dollars and an Alternative Currency (or any other currency other than Dollars).

(b)            Not later than 5:00 p.m. (New York, New York time), on each Reset Date, the Administrative Agent shall (i) determine the Outstanding Amount of the L/C Obligations and (ii) notify the Revolving Credit Lenders, each L/C Issuer and the Lead Borrower of the results of such determination.

Section 1.13          Additional Alternative Currencies. (a) The Borrowers may from time to time request that Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request, such request shall be subject to the approval of the Administrative Agent and the relevant L/C Issuer.

(b)            Any such request shall be made to the Administrative Agent not later than 11:00 a.m. (New York, New York time), fifteen (15) Business Days prior to the date of the desired L/C Credit Extension (or such other time or date as may be agreed by the Administrative Agent and the L/C Issuer, in their sole discretion). The Administrative Agent shall promptly notify the relevant L/C Issuer thereof. The relevant L/C Issuer shall notify the Administrative Agent, not later than 11:00 a.m. (New York, New York time), seven (7) Business Days after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit in such requested currency.

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(c)            Any failure by the relevant L/C Issuer to respond to such request within the time period specified in preceding clause (b) of this Section 1.13 shall be deemed to be a refusal by such L/C Issuer to permit Letters of Credit to be issued in such requested currency. If the Administrative Agent and the relevant L/C Issuer each consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Lead Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issued by the relevant L/C Issuer. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.13, the Administrative Agent shall promptly so notify the Lead Borrower.

Section 1.14          Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue, convert or rollover all or any portion of its Loans in connection with any refinancing, replacement, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrowers, the Administrative Agent and such Lender.

Section 1.15          Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, the Term SOFR Reference Rate, or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto, including whether the composition or characteristics of any such alternative, successor or replacement rate will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate or Term SOFR prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.16          Finnish Provisions. In this Agreement and/or any other Loan Document where it relates to a party incorporated under the laws of Finland (a “Finnish Party”) or a matter of Finnish law or any security interest created by any Collateral Document governed by Finnish law (“Finnish Collateral”):

(a)            if a Finnish Party is required to hold an amount on trust on behalf of another party (the “Relevant Beneficiary”), the Finnish Party shall hold such money as agent for the Relevant Beneficiary in a separate account and shall promptly pay or transfer the same to the Relevant Beneficiary or as the Relevant Beneficiary may direct;

(b)           any transfer by novation in accordance with this Agreement or other Loan Documents shall, in relation to any Finnish Collateral and obligations owed by a Finnish Party, take effect as a transfer (siirto) and assumption of such Finnish Collateral and each such transfer shall include a proportionate part of the security interests granted under the Collateral Document governed by Finnish law;

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(c)            notwithstanding any other provisions in this Agreement or any other Loan Document to the contrary, the Disposition or other release of any Finnish Collateral which has been or should have been duly perfected in accordance with the terms of the relevant Collateral Document (including a merger, demerger or liquidation of any Finnish Party the shares of which are constitute Finnish Collateral) shall always be subject to the prior written consent of the Collateral Agent, such consent to be granted at the Collateral Agent’s sole discretion on a case by case basis; and

(d)            any reference to:

(i)            “insolvency” includes a yrityssaneeraus or konkurssimenettely under the Finnish Bankruptcy Act (Fi: konkurssilaki, 120/2004, as amended) or the Finnish Reorganisation Act (Fi: laki yrityksen saneerauksesta, 47/1993, as amended) (as the case may be);

(ii)            a “liquidator”, “statutory manager”, “receiver”, “trustee”, “administrative receiver” or “administrator” includes a pesänhoitaja, selvittäjä, valvoja and selvitysmies under Finnish law, as applicable;

(iii)           “merger”, “amalgamation” or “consolidation” includes any sulautuminen implemented in accordance with Chapter 16 of the Finnish Companies Act (Fi: osakeyhtiölaki, 624/2006, as amended) and “demerger” includes any jakautuminen implemented in accordance with Chapter 17 of the Finnish Companies Act (Fi: osakeyhtiölaki, 624/2006, as amended);

(iv)          a “winding up”, “administration” or “dissolution” includes any declaration of bankruptcy (asetettu konkurssiin) or dissolution (asetettu selvitystilaan) as well as a selvitystila, purkaminen or rekisteristä poistaminen under Chapter 20 of the Finnish Companies Act (Fi: osakeyhtiölaki, 624/2006, as amended);

(v)           “attachment” includes a takavarikko and/or any other turvaamistoimi granted in accordance with Finnish law;

(vi)          “gross negligence” means törkeä tuottamus under Finnish law;

(vii)         “distribution” includes payment of group contribution (Fi: konserniavustus) and distributions from the invested unrestricted equity fund (Fi: sijoitetun vapaan oman pääoman rahasto); and

(viii)        “Organization      Documents” includes kaupparekisteriote and yhtiöjärjestys.

Section 1.17          2025 Transactions. Each Lender hereby acknowledges and agrees that the 2025 Transactions, whether consummated prior to, on or after the Closing Date, shall be and are permitted under the provisions of this Agreement and each other Loan Document.

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Article II

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01          The Loans.

(a)            [Reserved]

(b)            The Closing Date Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Closing Date Revolving Credit Lender severally agrees to make Closing Date Revolving Credit Loans denominated in Dollars or Euros as elected by the Borrowers pursuant to Section 2.02 to the Borrowers from its applicable Lending Office from time to time, on any Business Day during the period from the Effective Date until the Maturity Date, in an aggregate Dollar Amount not to exceed at any time outstanding the amount of such Lender’s Closing Date Revolving Credit Commitment; provided that after giving effect to any Closing Date Revolving Credit Borrowing the aggregate Outstanding Amount of the Closing Date Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Closing Date Revolving Credit Commitment. Within the limits of each Closing Date Revolving Credit Lender’s Closing Date Revolving Credit Commitments, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b) until the Maturity Date. Closing Date Revolving Credit Loans may be Base Rate Loans (if denominated in Dollars) or Benchmark Rate Loans, as further provided herein.

(c)            The 2026 Incremental Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each 2026 Incremental Revolving Credit Lender severally agrees to make 2026 Incremental Revolving Credit Loans denominated in Dollars to the Borrowers from its applicable Lending Office from time to time, on any Business Day during the period from the Second Amendment Effective Date until the Maturity Date, in an aggregate Dollar Amount not to exceed at any time outstanding the amount of such 2026 Incremental Revolving Credit Lender’s 2026 Incremental Revolving Credit Commitment. Amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed. 2026 Incremental Revolving Credit Loans may be Base Rate Loans or Benchmark Rate Loans, as further provided herein.

(d)            The 2026 May Incremental Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each 2026 May Incremental Revolving Credit Lender severally agrees to make 2026 May Incremental Revolving Credit Loans denominated in Dollars to the Borrowers from its applicable Lending Office from time to time, on any Business Day during the period from the Third Amendment Effective Date until the Maturity Date, in an aggregate Dollar Amount not to exceed at any time outstanding the amount of such 2026 May Incremental Revolving Credit Lender’s 2026 May Incremental Revolving Credit Commitment. Amounts borrowed under this Section 2.01(d) and repaid or prepaid may not be reborrowed. 2026 May Incremental Revolving Credit Loans may be Base Rate Loans or Benchmark Rate Loans, as further provided herein.

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Section 2.02          Borrowings, Conversions and Continuations of Loans. (a) Each Revolving Credit Borrowing, each conversion of Revolving Credit Loans from one Type to the other, and each continuation of Benchmark Rate Loans shall be made upon the Lead Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:30 p.m. (New York, New York time, in the case of Borrowings denominated in Dollars, or London time, in the case of any Borrowing denominated in Euros) (i) five (5) Business Days prior to the requested date (or in the case of any such Borrowing to be made on the Second Amendment Effective Date, on the requested date) of any Borrowing of or conversion of Base Rate Loans to Benchmark Rate Loans denominated in Dollars, (ii) five (5) Business Days prior to the requested date of any Borrowing or continuation of Benchmark Rate Loans denominated in Euros and (iii) five (5) Business Days before the requested date of any Borrowing of Base Rate Loans or conversion of Benchmark Rate Loans denominated in Dollars to Base Rate Loans, in each case, or such later time as agreed by the Administrative Agent (provided, that, notwithstanding the foregoing, (i) any such notices in respect of a Borrowing of 2026 Incremental Revolving Credit Loans on the Second Amendment Effective Date may be conditioned on the occurrence of the Second Amendment Effective Date, and such notice may be revoked or extended by the Borrower without penalty if the Second Amendment Effective Date does not occur on the requested date of such Borrowing and (ii) any such notices in respect of a Borrowing of 2026 May Incremental Revolving Credit Loans on the Third Amendment Effective Date may be conditioned on the occurrence of the Third Amendment Effective Date, and such notice may be revoked or extended by the Borrower without penalty if the Third Amendment Effective Date does not occur on the requested date of such Borrowing). Each telephonic notice by the Lead Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower. Each Borrowing of, conversion to or continuation of Benchmark Rate Loans shall be in a minimum Dollar Amount of $1,000,000 or a whole multiple of a Dollar Amount of $250,000 in excess thereof (or in the case of a Borrowing of 2026 Incremental Revolving Credit Loans (x) on the Second Amendment Effective Date, shall be in a Dollar Amount of $10,400,000 and (y) after the Second Amendment Effective Date, shall be in a Dollar Amount of $20,000,000 (or, if less, the remaining undrawn amount of 2026 Incremental Revolving Credit Commitments)). Except as provided in Section 2.03(c) or Section 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a minimum Dollar Amount of $500,000 or a whole multiple of a Dollar Amount of $100,000 in excess thereof (or in the case of a Borrowing of 2026 Incremental Revolving Credit Loans (x) on the Second Amendment Effective Date, shall be in a Dollar Amount of $10,400,000 and (y) after the Second Amendment Effective Date, shall be in a Dollar Amount of $20,000,000 (or, if less, the remaining undrawn amount of 2026 Incremental Revolving Credit Commitments)). Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrowers are requesting a Revolving Credit Borrowing, a conversion of Revolving Credit Loans from one Type to the other, or a continuation of Benchmark Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) in the case of Revolving Credit Loans, the currency in which the Revolving Credit Loans to be borrowed are to be denominated, (v) the Type of Loans to be borrowed or to which existing Revolving Credit Loans (which in the case of Revolving Credit Loans denominated in Euros shall be Benchmark Rate Loans), are to be converted and (vi) if applicable, the duration of the Interest Period with respect thereto. If (x) with respect to Benchmark Rate Loans denominated in Dollars, the Lead Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Lead Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Class of Revolving Credit Loans shall be made as, or converted to, Base Rate Loans or (y) with respect to Benchmark Rate Loans denominated in Euros, the Lead Borrower fails to give a timely notice requesting a continuation, then the applicable Class of Revolving Credit Loans shall be continued as Benchmark Rate Loans with an Interest Period of one month. Any such automatic conversion pursuant to the immediately preceding sentence shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Benchmark Rate Loans. If the Lead Borrower requests a Borrowing of, conversion to, or continuation of Benchmark Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period (or fails to give a timely notice requesting a continuation of Benchmark Rate Loans denominated in Euros), it will be deemed to have specified an Interest Period of one (1) month. If no currency is specified, the requested Borrowing shall be in Dollars.

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(b)            Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Lead Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in the applicable currency in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. (New York, New York time) in the case of any Loan denominated in Dollars, and not later than 1:00 p.m. (London time) in the case of any Loan denominated in Euros, in each case, on the Business Day specified in the applicable Committed Loan Notice. The Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account(s) of the Borrowers on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Lead Borrower; provided that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Lead Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowing, second, to the payment in full of any such Swing Line Loans, and third, to the Lead Borrower as provided above (it being understood that if such Borrowing is of Benchmark Rate Loans denominated in Euros, the Lead Borrower will be deemed to have requested that a portion of such Borrowing in an amount equal to the aggregate Swing Line Loans or L/C Borrowings that are to be repaid in accordance with this proviso be denominated in Dollars, and the Administrative Agent shall notify each Appropriate Lender of such amount).

(c)            Except as otherwise provided herein, a Benchmark Rate Loan may be continued or converted only on the last day of an Interest Period for such Benchmark Rate Loan unless the Borrowers pay the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, at the election of the Administrative Agent or the Required Lenders, no Loans denominated in Dollars may be requested as, converted to or continued as Benchmark Rate Loans.

(d)            The Administrative Agent shall promptly notify the Lead Borrower and the Lenders of the interest rate applicable to any Interest Period for Benchmark Rate Loans upon determination of such interest rate. The determination of the Benchmark Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Lead Borrower and the Lenders of any change in the “prime rate” used in determining the Base Rate promptly following the public announcement of such change.

(e)            After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect.

(f)             The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g)            Each Lender may, at its option, make any Loan available to any Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Loan in accordance with the terms of this Agreement, subject in each case to Sections 3.01 and 3.04 hereof.

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Section 2.03          Letters of Credit.

(a)            The Letter of Credit Commitment.

(i)            Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Closing Date Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from and including the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit at sight denominated in Dollars or an Alternative Currency for the account of the Borrowers (provided, that any Letter of Credit may be for the benefit of any Subsidiary of the Lead Borrower and may be issued for the joint and several account of the Lead Borrower and a Restricted Subsidiary to the extent otherwise permitted by this Agreement; provided further, to the extent any such Subsidiary is a Non-Loan Party, such Letter of Credit shall be deemed an Investment in such Subsidiary and shall only be issued so long as it is permitted hereunder) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit and (B) the Participating Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Credit Exposure of any Participating Revolving Credit Lender would exceed such Lender’s Participating Revolving Credit Commitment or (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Lead Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Lead Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to be issued hereunder and shall constitute Letters of Credit subject to the terms hereof.

(ii)            An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A)           any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);

(B)            subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve (12) months (in the case of standby Letters of Credit) or 180 days (in the case of trade Letters of Credit) after the date of issuance or last renewal, unless (1) each Appropriate Lender has approved such expiry date or (2) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to such L/C Issuer;

(C)            the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (1) each Appropriate Lender has approved such expiry date or (2) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to such L/C Issuer and the Administrative Agent;

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(D)            such Letter of Credit would support obligations of the Borrowers or any of its Subsidiaries in respect of any Junior Financing or any Equity Interest, or any other obligation of the Borrowers or any of its Subsidiaries not reasonably satisfactory to the Administrative Agent;

(E)            the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer;

(F)            such Letter of Credit is in an initial Dollar Amount less than $100,000 (unless otherwise agreed by such L/C Issuer and the Administrative Agent);

(G)            any Participating Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements reasonably satisfactory to it and the Lead Borrower to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.19(a)(iv)) with respect to the participation in Letters of Credit by such Defaulting Lender, including by cash collateralizing such Defaulting Lender’s Pro Rata Share of the L/C Obligations; and

(H)            such Letter of Credit is denominated in a currency other than Dollars or an Alternative Currency.

(iii)          An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit. Notwithstanding anything herein to the contrary, the expiry date of any Letter of Credit denominated in a currency other than Dollars must be approved by the relevant L/C Issuer in its sole discretion even if it is less than twelve (12) months after the date of issuance or last renewal and any Auto-Extension Letter of Credit denominated in a currency other than Dollars shall be issued only at the relevant L/C Issuer’s sole discretion.

(b)            Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Lead Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Request for L/C Issuance, appropriately completed and signed by a Responsible Officer of the Lead Borrower. Such Request for L/C Issuance must be received by the relevant L/C Issuer and the Administrative Agent not later than 12:30 p.m. at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Request for L/C Issuance shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (g) the currency (which shall be Dollars or an Alternative Currency) in which the requested Letter of Credit is to be issued will be denominated; and (h) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Request for L/C Issuance shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

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(ii)           Promptly after receipt of any Request for L/C Issuance, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Request for L/C Issuance from the Lead Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrowers (and, if applicable, its applicable Subsidiary) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Participating Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share or other applicable share provided under this Agreement times the stated amount of such Letter of Credit.

(iii)           If the Lead Borrower so requests in any applicable Request for L/C Issuance, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the relevant L/C Issuer to prevent any such extension at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-extension Notice Date”) in each such twelve (12) month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Lead Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date that is, unless the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the relevant L/C Issuer, not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such extension if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-extension Notice Date from the Administrative Agent, any Participating Revolving Credit Lender or the Lead Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv)          Promptly after issuance of any Letter of Credit or any amendment to a Letter of Credit, the relevant L/C Issuer will also deliver to the Lead Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)            Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Lead Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the second Business Day following any payment by the relevant L/C Issuer under a Letter of Credit with notice to the Lead Borrower (each such date, an “Honor Date”), the Lead Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing in Dollars (determined, for purposes of any Letter of Credit denominated in an Alternative Currency, using the Dollar Equivalent (determined using the Exchange Rate calculated as of the date when such payment is due) of such drawing), provided that if such reimbursement is not made on the date of drawing, the Lead Borrower shall pay interest to the relevant L/C Issuer on such amount at the rate applicable to Base Rate Loans under the applicable Participating Revolving Credit Commitments (without duplication of interest payable on L/C Borrowings). The L/C Issuer shall notify the Lead Borrower of the Dollar Amount of the drawing promptly following the determination or revaluation thereof. If the Lead Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (determined, for purposes of any Letter of Credit denominated in an Alternative Currency, using the Dollar Equivalent (determined using the Exchange Rate calculated as of the date when such payment was due) of such unreimbursed drawing) (such amount, the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share thereof. In such event, the Lead Borrower shall be deemed to have requested a Closing Date Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Participating Revolving Credit Commitments of the Appropriate Lenders and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

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(ii)            Each Appropriate Lender (including any Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer in Dollars, at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share or other applicable share provided under this Agreement of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Appropriate Lender that so makes funds available shall be deemed to have made a Base Rate Loan under the Participating Revolving Credit Commitments to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

(iii)          With respect to any Unreimbursed Amount that is not fully refinanced by a Closing Date Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)          Until each Appropriate Lender funds its Closing Date Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such amount shall be solely for the account of the relevant L/C Issuer.

(v)            Each Participating Revolving Credit Lender’s obligation to make Closing Date Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, either Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or the failure to satisfy any of the other conditions specified in Article IV; (C) any adverse change in the condition (financial or otherwise) of the Loan Parties; (D) any breach of this Agreement or any other Loan Document by either Borrower, any other Loan Party or any other L/C Issuer; or (E) any other circumstance, occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Participating Revolving Credit Lender’s obligation to make Closing Date Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Lead Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

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(vi)          If any Participating Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the relevant L/C Issuer submitted to any Closing Date Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d)            Repayment of Participations. If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Participating Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from either Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(i)             If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

(e)            Obligations Absolute. The obligation of the Borrowers to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)             any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

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(ii)             the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)            any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)            any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)             any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit; or

(vi)            any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;

provided that the foregoing shall not excuse any L/C Issuer from liability to the Lead Borrower to the extent of any direct damages (as opposed to consequential, punitive, special or exemplary damages, claims in respect of which are waived by the Lead Borrower to the extent permitted by applicable Law) suffered by the Lead Borrower that are caused by such L/C Issuer’s gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(f)             Role of L/C Issuers. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Lenders holding a majority of the Participating Revolving Credit Commitments, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Request for L/C Issuance. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude either Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, each Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to each Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, punitive or exemplary, damages suffered by either Borrower which such Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit, in each case as determined in a final and non-appealable judgment by a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

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(g)             Cash Collateral. (i) If, as of any Letter of Credit Expiration Date, any applicable Letter of Credit for any reason remains outstanding and partially or wholly undrawn, (ii) if any Event of Default occurs and is continuing and the Administrative Agent or the Lenders holding a majority of the Participating Revolving Credit Commitments, as applicable, require the Borrowers to Cash Collateralize the L/C Obligations pursuant to Section 8.02 or (iii) if an Event of Default set forth under Section 8.01(f) occurs and is continuing, the Borrowers shall Cash Collateralize the then Outstanding Amount of all of their (or, in the case of clause (i), the applicable) L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default or the applicable Letter of Credit Expiration Date, as the case may be), and shall do so not later than 2:00 P.M., New York City time, on (x) in the case of the immediately preceding clauses (i) or (ii), (1) the Business Day that the Lead Borrower receives notice thereof, if such notice is received on such day prior to 12:00 Noon, New York City time, or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Lead Borrower receives such notice and (y) in the case of the immediately preceding clause (iii), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.19(a)(iv) and any Cash Collateral provided by the Defaulting Lender). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Appropriate Lenders, as collateral for the relevant L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form, amount and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Appropriate Lenders). Derivatives of such term have corresponding meanings. The Borrowers hereby grant to the Administrative Agent, for the benefit of the L/C Issuers and the Participating Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at the Administrative Agent and may be invested in readily available Cash Equivalents. If at any time the Administrative Agent determines that any funds held as Cash Collateral are expressly subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all relevant L/C Obligations, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at the Administrative Agent as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Lead Borrower. To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit pursuant to this Section 2.03(g) is cured or otherwise waived, then so long as no other Event of Default has occurred and is continuing, all Cash Collateral pledged to Cash Collateralize such Letter of Credit shall be refunded to the Lead Borrower. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrowers or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. In addition, the Administrative Agent may request at any time and from time to time after the initial deposit of Cash Collateral that additional Cash Collateral be provided by the Borrowers in order to protect against the results of exchange rate fluctuations with respect to Letters of Credit denominated in currencies other than Dollars.

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(h)             Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Participating Revolving Credit Lender in accordance with its Pro Rata Share or other applicable share provided for under this Agreement a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Margin times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit); provided, however, any Letter of Credit fees otherwise payable for the account of Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.19(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable in Dollars on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the applicable Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Margin during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

(i)              Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrowers shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum of the maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable in Dollars on the last Business Day of each of March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Lead Borrower shall pay directly to each L/C Issuer for its own account with respect to each Letter of Credit the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

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(j)              Conflict with Request for L/C Issuance. Notwithstanding anything else to the contrary in this Agreement or any Request for L/C Issuance, in the event of any conflict between the terms hereof and the terms of any Request for L/C Issuance, the terms hereof shall control.

(k)             Addition of an L/C Issuer. A Closing Date Revolving Credit Lender reasonably acceptable to the Lead Borrower and the Administrative Agent may become an additional L/C Issuer hereunder pursuant to a written agreement among the Lead Borrower, the Administrative Agent and such Closing Date Revolving Credit Lender. The Administrative Agent shall notify the Participating Revolving Credit Lenders of any such additional L/C Issuer.

(l)              Existing Letter of Credit. The parties hereto agree that the Existing Letters of Credit shall be deemed Letters of Credit for all purposes under this Agreement, without any further action by either Borrower.

(m)            Provisions Related to Extended Revolving Credit Commitments. If the Maturity Date in respect of any Participating Revolving Credit Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if one or more other Participating Revolving Credit Commitments are then in effect (or will automatically be in effect upon such maturity), such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Participating Revolving Credit Lenders to purchase participations therein and to make Closing Date Revolving Credit Loans and payments in respect thereof pursuant to Section 2.03(c) and (d)) under (and ratably participated in by Participating Revolving Credit Lenders pursuant to) the non-terminating Participating Revolving Credit Commitments up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Participating Revolving Credit Commitments at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i) and unless provisions reasonably satisfactory to the applicable L/C Issuer for the treatment of such Letter of Credit as a letter of credit under a successor credit facility have been agreed upon, the Lead Borrower shall, on or prior to the applicable Maturity Date, cause all such Letters of Credit to be replaced and returned to the applicable L/C Issuer undrawn and marked “cancelled” or to the extent that the Lead Borrower is unable to so replace and return any Letter(s) of Credit, such Letter(s) of Credit shall be secured by a “back to back” letter of credit from an issuer and in form and substance reasonably satisfactory to the applicable L/C Issuer or the Lead Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(g). Commencing with the Maturity Date of any Class of Revolving Credit Commitments, the Letter of Credit Sublimit shall be in an amount agreed solely with the L/C Issuer.

(n)             Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrowers shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of each Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

Section 2.04         Swing Line Loans. (a) Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans in Dollars to the Borrowers (each such loan, a “Swing Line Loan”), from time to time on any Business Day during the period beginning on the Business Day after the Closing Date until the date which is one Business Day prior to the Maturity Date of the Participating Revolving Credit Commitments (taking into account the Maturity Date of any Participating Revolving Credit Commitment that will automatically come into effect on such Maturity Date) in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of Closing Date Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of the Swing Line Lender’s Closing Date Revolving Credit Commitment; provided that, after giving effect to any Swing Line Loan, (i) the Revolving Credit Exposure under such Participating Revolving Credit Commitments shall not exceed the aggregate Participating Revolving Credit Commitments, and (ii) the aggregate Outstanding Amount of the Closing Date Revolving Credit Loans of any Lender (other than the Swing Line Lender), plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Participating Revolving Credit Commitment then in effect; provided, further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Participating Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement times the amount of such Swing Line Loan.

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(b)             Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Lead Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000 (and any amount in excess of $500,000 shall be an integral multiple of $250,000) and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice (by telephone or in writing), the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Closing Date Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 5:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Lead Borrower. Notwithstanding anything to the contrary contained in this Section 2.04 or elsewhere in this Agreement, the Swing Line Lender shall not be obligated to make any Swing Line Loan at any time when a Participating Revolving Credit Lender is a Defaulting Lender unless the Swing Line Lender has entered into arrangements reasonably satisfactory to it and the Lead Borrower to eliminate the Swing Line Lender’s Fronting Exposure (after giving effect to Section 2.19(a)(iv)) with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swing Line Loans, including Cash Collateralizing, or obtaining backstop letter of credit from an issuer and in form and substance reasonably satisfactory to the Swing Line Lender to support, such Defaulting Lender’s or Defaulting Lenders’ Pro Rata Share of the outstanding Swing Line Loans or other applicable share provided for under this Agreement. The Borrowers shall repay to the Swing Line Lender each Defaulting Lender’s portion (after giving effect to Section 2.19(a)(iv)) of each Swing Line Loan promptly following demand by the Swing Line Lender.

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(c)             Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (who hereby irrevocably authorize the Swing Line Lender to so request on its behalf), that each Participating Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the amount of Swing Line Loans of the Borrowers then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Participating Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Lead Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Participating Revolving Credit Lender shall make an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Participating Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan, as applicable, to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender. Upon the remission by the Administrative Agent to the Swing Line Lender of the full amount specified in such Committed Loan Notice, the Borrowers shall be deemed to have repaid the applicable Swing Line Loan.

(ii)             If for any reason any Swing Line Loan cannot be refinanced by such a Closing Date Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Participating Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Participating Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)            If any Participating Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. If such Participating Revolving Credit Lender pays such amount, the amount so paid shall constitute such Lender’s Closing Date Revolving Credit Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)            Each Participating Revolving Credit Lender’s obligation to make Closing Date Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, either Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or the failure to satisfy any condition in Article IV, (C) any adverse change in the condition (financial or otherwise) of the Loan Parties, (D) any breach of this Agreement, or (E) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Participating Revolving Credit Lender’s obligation to make Closing Date Revolving Credit Loans pursuant to this Section 2.04(c) (but not to purchase and fund risk participations in Swing Line Loans) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of either Borrower to repay the applicable Swing Line Loans, together with interest as provided herein.

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(d)             Repayment of Participations. (i) At any time after any Participating Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii)             If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Participating Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(e)             Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Lead Borrower for interest on the Swing Line Loans. Until each Participating Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of any Swing Line Loan, interest in respect of such Pro Rata Share or other applicable share provided for under this Agreement shall be solely for the account of the Swing Line Lender.

(f)             Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(g)             Provisions Related to Extended Revolving Credit Commitments. If the Maturity Date shall have occurred in respect of any Participating Revolving Credit Commitments (the “Expiring Credit Commitment”) at a time when Participating Revolving Credit Commitments are in effect (or will automatically be in effect upon such maturity) with a longer maturity date (each a “non-Expiring Credit Commitment” and collectively, the “non-Expiring Credit Commitments”), then each outstanding Swing Line Loan on the earliest occurring Maturity Date shall be deemed reallocated to the non-Expiring Credit Commitments on a pro rata basis; provided that (x) to the extent that the amount of such reallocation would cause the aggregate credit exposure to exceed the aggregate amount of such non-Expiring Credit Commitments, immediately prior to such reallocation (after giving effect to any repayments of Closing Date Revolving Credit Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.03(m)) the amount of Swing Line Loans to be reallocated equal to such excess shall be repaid or cash collateralized in a manner reasonably satisfactory to the Swing Line Lender and (y) notwithstanding the foregoing, if a Default has occurred and is continuing, the Lead Borrower shall still be obligated to pay Swing Line Loans allocated to the Participating Revolving Credit Lenders holding the Expiring Credit Commitments at the Maturity Date of the Expiring Credit Commitments or if the Loans have been accelerated prior to the Maturity Date of the Expiring Credit Commitment.

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Section 2.05         Prepayments. (a) (i) The Borrowers may, upon notice by the Lead Borrower to the Administrative Agent (or, solely with respect to the DB Prepayment and Commitment Termination, any notice period agreed between the Borrowers and the Administrative Agent), at any time or from time to time voluntarily prepay any Class or Classes of Revolving Credit Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Administrative Agent not later than (A) 12:30 p.m. (New York, New York time in the case of Loans denominated in Dollars, or London time in the case of Loans denominated in Euros) three (3) Business Days prior to any date of prepayment of Benchmark Rate Loans (unless otherwise agreed by the Administrative Agent) and (B) 11:00 a.m. (New York, New York time) on the date of prepayment of Base Rate Loans; (2) any prepayment of Benchmark Rate Loans shall be in a principal Dollar Amount of $1,000,000, or a whole multiple of $250,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans and the order of Borrowing(s) to be prepaid. Other than with respect to the DB Prepayment and Commitment Termination, the Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Benchmark Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. In the case of each prepayment of Loans pursuant to this Section 2.05(a), the Lead Borrower may in its sole discretion select the Borrowing or Borrowings to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares or other applicable share provided for under this Agreement (other than with respect to the DB Prepayment and the Commitment Termination). Notwithstanding anything to the contrary contained herein, this Section 2.05(a)(i) shall permit the DB Prepayment and Commitment Termination on a non-pro rata basis.

(ii)             The Borrowers may, upon notice by the Lead Borrower to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $500,000 or a whole multiple of $250,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii)            Notwithstanding anything to the contrary contained in this Agreement, the Lead Borrower may rescind any notice of prepayment under Section 2.05(a)(i) or 2.05(a)(ii) if such prepayment would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed.

(iv)            [reserved].

(v)             [reserved].

(b)             Mandatory. (i) [Reserved].

(ii)             [Reserved].

(iii)            [Reserved].

(iv)            [Reserved].

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(v)             If for any reason the aggregate Revolving Credit Exposures (for the avoidance of doubt, without giving effect to any PIKed Amounts) at any time exceeds the aggregate Revolving Credit Commitments then in effect, the Borrowers shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(v) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans such aggregate Revolving Credit Exposures (for the avoidance of doubt, without giving effect to any PIKed Amounts) exceed the aggregate Revolving Credit Commitments then in effect; and provided, further, that notwithstanding the foregoing, if the sum of the aggregate Outstanding Amount (without giving effect to any PIKed Amounts) of Revolving Credit Loans, Swing Line Loans and L/C Obligations exceeds the aggregate amount of Revolving Credit Commitments then in effect by less than 5.0%, and any such excess is due solely to movements in currency exchange rates, then the Borrowers shall not be required to take the foregoing actions to eliminate any such excess.

(vi)            [Reserved].

(vii)           [Reserved].

(viii)          Funding Losses, Etc. All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Benchmark Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Benchmark Rate Loan pursuant to Section 3.05. Notwithstanding any of the other provisions of Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Benchmark Rate Loans is required to be made under this Section 2.05(b), prior to the last day of the Interest Period therefor, the Borrowers may, in their sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from either Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from either Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).

(ix)            [Reserved].

Section 2.06          Termination or Reduction of Commitments.

(a)             Optional. The Lead Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in a minimum aggregate amount of $1,000,000, as applicable, or any whole multiple of $250,000, in excess thereof and (iii) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Closing Date Revolving Credit Commitments, such sublimit shall be automatically reduced by the amount of such excess. The amount of any such Commitment reduction shall not otherwise be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Lead Borrower. Notwithstanding the foregoing, the Lead Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or otherwise shall be delayed.

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(b)             Mandatory.

(i)              The Revolving Credit Commitment of each Revolving Credit Lender shall automatically and permanently terminate on the Maturity Date for the applicable Class of Revolving Credit Commitments; provided that (x) the foregoing shall not release any Revolving Credit Lender from any liability it may have for its failure to fund Revolving Credit Loans, L/C Advances or participations in Swing Line Loans that were required to be funded by it on or prior to such Maturity Date and (y) the foregoing will not release any Revolving Credit Lender from any obligation to fund its portion of L/C Advances or participations in Swing Line Loans with respect to Letters of Credit issued or Swing Line Loans made prior to such Maturity Date.

(ii)             Upon any voluntary or mandatory prepayment of 2026 Incremental Revolving Credit Loans pursuant to Section 2.05, the 2026 Incremental Revolving Credit Commitment of each 2026 Incremental Revolving Credit Lender shall be automatically and permanently reduced by an amount equal to such 2026 Incremental Revolving Credit Lender's Pro Rata Share of the aggregate principal amount of such prepayment, in each case, without any premium or penalty (and for the avoidance of doubt, the notice and minimum reduction requirements in Section 2.06(a) shall not apply to such reductions).

(iii)             Upon any voluntary or mandatory prepayment of 2026 May Incremental Revolving Credit Loans pursuant to Section 2.05, the 2026 May Incremental Revolving Credit Commitment of each 2026 May Incremental Revolving Credit Lender shall be automatically and permanently reduced by an amount equal to such 2026 May Incremental Revolving Credit Lender's Pro Rata Share of the aggregate principal amount of such prepayment, in each case, without any premium or penalty (and for the avoidance of doubt, the notice and minimum reduction requirements in Section 2.06(a) shall not apply to such reductions).

(c)             Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination. Notwithstanding anything to the contrary contained herein, this Section 2.06(c) shall permit the DB Prepayment and Commitment Termination on a non-pro rata basis.

Section 2.07         Repayment of Loans.

(a)            [reserved].

(b)            Closing Date Revolving Credit Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for any Class of Closing Date Revolving Credit Commitments the aggregate outstanding principal amount of all Closing Date Revolving Credit Loans made in respect of such Class of Closing Date Revolving Credit Commitments.

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(c)            Swing Line Loans. The Lead Borrower shall repay the aggregate principal amount of its Swing Line Loans on the earlier to occur of (i) the date five (5) Business Days after such Loan is made and (ii) the Latest Maturity Date for the Participating Revolving Credit Commitments.

(d)            2026 Incremental Revolving Credit Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for any Class of 2026 Incremental Revolving Credit Commitments the aggregate outstanding principal amount of all 2026 Incremental Revolving Credit Loans made in respect of such Class of 2026 Incremental Revolving Credit Commitments.

(e)             2026 May Incremental Revolving Credit Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for any Class of 2026 May Incremental Revolving Credit Commitments the aggregate outstanding principal amount of all 2026 May Incremental Revolving Credit Loans made in respect of such Class of 2026 May Incremental Revolving Credit Commitments.

Section 2.08           Interest.

(a)             Subject to the provisions of Section 2.08(b), (i) each Revolving Credit Loan that is maintained as a Benchmark Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the Benchmark Rate for such Interest Period applicable to the currency in which such Benchmark Rate Loan is denominated plus (B) the Applicable Margin therefor; (ii) each Revolving Credit Loan that is maintained as a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin therefor; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin for Revolving Credit Loans.

(b)            During the continuance of a Default or an Event of Default under Section 8.01(a), the Borrowers shall pay interest on past due amounts owing by it hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon demand.

(c)             Interest on each Closing Date Revolving Credit Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d)            The provisions of this Section 2.08 (and the interest rates applicable to the various extensions of credit hereunder) shall be subject to modification as expressly provided in Section 2.18.

(e)            The interest amount is understood as net interest after the deduction of any Swiss Withholding Tax and shall, if the interest is or becomes subject to such tax, and should clause (a) of Section 3.01 be unenforceable for any reason, be adjusted as follows:

(i)              The amount of the payment due from the Borrowers shall be increased to an amount which (after making the deduction of Swiss Federal Withholding Tax) leaves the Lenders entitled to such payment with an amount equal to the payment which would have been due if no deduction of Swiss Federal Withholding Tax had been required. For such purpose, the Swiss Federal Withholding Tax shall be calculated on the full (grossed-up) interest amount.

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(ii)             The Borrowers shall provide the Lender or any other Person assigned by the Lender with the necessary documents which are required under the Swiss Federal Withholding Tax Statute and any applicable double taxation treaties between Switzerland and the jurisdiction of organization of any Lender for relief from the Swiss Federal Withholding Tax.

(f)             In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Lead Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

(g)            Interest on each 2026 Incremental Revolving Credit Loan or 2026 May Incremental Revolving Credit Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that, all such accrued interest payable on any 2026 Incremental Revolving Credit Loans or 2026 May Incremental Revolving Credit Loan shall be payable in kind on the applicable Interest Payment Date for such payment. Any accrued interest on any 2026 Incremental Revolving Credit Loan or 2026 May Incremental Revolving Credit Loan that is paid in kind pursuant to this Section 2.08(g) (such accrued interest, that is paid in kind, “PIK Interest”) shall automatically, by operation of the terms hereof, without the requirement for any Person to take any action or cause anything to be done in order to effectuate such payment, be deemed paid on the due date therefor, by deeming the equivalent Dollar Amount of such accrued interest to be automatically capitalized as an equivalent principal amount of the 2026 Incremental Revolving Credit Loans or 2026 May Incremental Revolving Credit Loan, as applicable, and, accordingly, such accrued interest amount shall be compounded onto, and added to the aggregate principal amount of the 2026 Incremental Revolving Credit Loans or 2026 May Incremental Revolving Credit Loan, as applicable, outstanding immediately after to such payment. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(h)            [reserved].

Section 2.09         Fees. In addition to certain fees described in Sections 2.03(h) and (i):

(a)             Commitment Fee. The Borrowers agree to pay to the Administrative Agent for the account of each Revolving Credit Lender under each Class of Revolving Credit Commitments in accordance with its Pro Rata Share or other applicable share provided for under this Agreement, a commitment fee equal to the Applicable Margin with respect to unused Revolving Credit Commitments for such Class times the actual daily amount by which the aggregate Revolving Credit Commitment for the applicable Class of Revolving Credit Commitments exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans for such Class of Revolving Credit Commitments and (B) the Outstanding Amount of L/C Obligations for such Class of Revolving Credit Commitments; provided that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrowers prior to such time; and provided, further, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee on each Class of Revolving Credit Commitments shall accrue at all times from (x) the Closing Date with respect to Closing Date Revolving Commitments, ~~and~~ (y) the Second Amendment Effective Date (with respect to 2026 Incremental Revolving Commitments) and (z) the Third Amendment Effective Date (with respect to 2026 May Incremental Revolving Commitments), in each case, until the Maturity Date for such Class of Revolving Credit Commitments, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each of March, June, September and December, commencing with the first such date during the first full fiscal quarter to occur after the Closing Date, and on the Maturity Date for such Class of Revolving Credit Commitments.

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(b)            Other Fees. The Borrowers shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified, including with respect to the Lender Upfront Fee Letter and the Administrative Agent Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrowers and the applicable Agent).

(c)            [Reserved]

Section 2.10           Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by the “prime rate” shall be made on the basis of a year of three hundred and sixty-five (365) days, or three hundred and sixty-six (366) days, as applicable, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11           Evidence of Indebtedness.

(a)             The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrowers, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)            In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

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(c)             Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Section 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement and the other Loan Documents.

Section 2.12         Payments Generally. (a) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein as of the Closing Date, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. (New York, New York time) on the dates specified herein; provided that all payments by the Borrowers hereunder in respect of principal of and interest on Revolving Credit Loans denominated in Euros shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Euros and in Same Day Funds not later than 2:00 p.m. (London time) on the dates specified herein. If, for any reason, the Borrowers are prohibited by any Law from making any required payment hereunder in Euros that is otherwise required pursuant hereto to be made in Euros, the Borrowers shall make such payment in Dollars in the Dollar Equivalent of the Euro payment amount. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m. (New York, New York time) in the case of payments in Dollars or (ii) after 2:00 p.m. (London time) in the case of payments in Euros, shall, in each case, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Notwithstanding anything to the contrary contained herein, this Section 2.12(a) shall permit the DB Prepayment and Commitment Termination on a non-pro rata basis.

(b)            If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Benchmark Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c)            Unless the Lead Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrowers or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrowers or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i)              if the Borrowers failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Federal Funds Rate from time to time in effect; and

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(ii)             if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrowers to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrowers, and the Borrowers shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Lead Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Lead Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d)             If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)             The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f)             Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g)            Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may (to the fullest extent permitted by mandatory provisions of applicable Law), but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

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Section 2.13         Sharing of Payments. (a) If, other than as expressly provided elsewhere herein as of the Closing Date, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Notwithstanding anything to the contrary contained in this Section 2.13 or elsewhere in this Agreement, the Lead Borrower may extend the final maturity of Revolving Credit Commitments in connection with an Extension that is permitted under Section 2.18 without being obligated to effect such extensions on a pro rata basis among the Lenders (it being understood that no such extension shall constitute a payment or prepayment of any Revolving Credit Loans for purposes of this Section 2.13) without giving rise to any violation of this Section 2.13 or any other provision of this Agreement. Furthermore, the Lead Borrower may take all actions contemplated by Section 2.18 in connection with any Extension (including modifying pricing, amortization and repayments or prepayments) determined by the Administrative Agent in its reasonable discretion to be necessary and advisable to permit such Extension, and in each case such actions shall be permitted, and the differing payments contemplated therein shall be permitted without giving rise to any violation of this Section 2.13 or any other provision of this Agreement.

(b)            Notwithstanding anything to the contrary contained herein, the provisions of the preceding Section 2.13(a) shall be subject to (x) the express provisions of this Agreement which require, or permit, differing payments to be made to non-Defaulting Lenders as opposed to Defaulting Lenders, (y) the express provisions of Section 3.07, which permit disproportionate payments with respect to the Loans as, and to the extent, provided therein and (z) the provisions of Section 2.05 and Section 2.06, which permit disproportionate payments with respect to the DB Prepayment and Commitment Termination.

Section 2.14         [Reserved].

Section 2.15         [Reserved].

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Section 2.16         Incremental Credit Extensions.

(a)             Incremental Commitments. The Borrowers may at any time or from time to time after the Closing Date, by notice from the Lead Borrower to the Administrative Agent (an “Incremental Loan Request”), request one or more increases in the amount of the Revolving Credit Commitments (a “Revolving Commitment Increase”) or the establishment of one or more Classes of new revolving credit commitments (any such new commitments, collectively with any Revolving Commitment Increases, the “Incremental Commitments”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders.

(b)             Incremental Loans. On the applicable date (each, an “Incremental Facility Closing Date”) specified in any Incremental Amendment (including through any Revolving Commitment Increase), subject to the satisfaction of the terms and conditions in this Section 2.16 and in the applicable Incremental Amendment, (i) (A) each Incremental Lender of such Class shall make its Commitment available to the Borrowers (when borrowed, an “Incremental Loan”) in an amount equal to its Incremental Commitment of such Class and (B) each Incremental Lender of such Class shall become a Lender hereunder with respect to the Incremental Commitment of such Class and the Incremental Loans of such Class made pursuant thereto.

(c)             Incremental Loan Request. Each Incremental Loan Request from the Lead Borrower pursuant to this Section 2.16 shall set forth the requested amount and proposed terms of the Incremental Commitments. Incremental Commitments may be provided by any existing Lender (but no existing Lender will have an obligation to make any Incremental Commitment, nor will the Lead Borrower have any obligation to approach any existing Lender to provide any Incremental Commitment) or by any Additional Lender (each such existing Lender or Additional Lender providing such Commitment or Loan, an “Incremental Lender”, and, collectively, the “Incremental Lenders”); provided that the Administrative Agent, the Swing Line Lender and each L/C Issuer shall have consented (not to be unreasonably withheld or delayed) to providing such Incremental Commitments, to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Revolving Credit Commitments to such Lender or Additional Lender.

(d)             Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the applicable date (which shall be no earlier than the date of such Incremental Amendment) specified therein (the “Incremental Amendment Date”) of each of the following conditions, together with any other conditions set forth in the Incremental Amendment:

(i)              after giving effect to such Incremental Commitments, the conditions of Section 4.02 shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the Incremental Amendment Date); provided that such Incremental Amendment may include a waiver by the Incremental Lenders party thereto of the condition set forth in Section 4.02(c) and, in connection with any Incremental Commitment the primary purpose of which is to finance a Permitted Acquisition, a waiver in full or in part of the conditions set forth in Section 4.02(a) and 4.02(b) (other than with respect to any Event of Default under Section 8.01(a) or (f));

(ii)             each Incremental Commitment shall be in an aggregate principal amount that is not less than $15,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $15,000,000 if such amount represents all remaining availability under the limit set forth in Section 2.16(d)(iii));

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(iii)            together with the Incremental Commitments established under such Incremental Amendment, the aggregate principal amount of Incremental Commitments established does not exceed $~~50,000,000~~75,000,000; and

(iv)            to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (A) customary legal opinions, board resolutions and officers’ certificates (including solvency certificates) consistent with those delivered on the Closing Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (B) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Incremental Lenders are provided with the benefit of the applicable Loan Documents.

(e)             Required Terms. The terms, provisions and documentation of the Incremental Loans and Incremental Commitments, as the case may be, of any Class shall be as agreed between the Lead Borrower and the applicable Incremental Lenders providing such Incremental Commitments, and except as otherwise set forth herein, to the extent not identical to any Class of Revolving Credit Commitments, each existing on the Incremental Facility Closing Date, shall be consistent with clauses (i) through (iii) below, as applicable, and otherwise reasonably satisfactory to the Administrative Agent (except for covenants or other provisions (a) conformed (or added) in the Loan Documents pursuant to the related Incremental Amendment, in the case of any Class of Incremental Loans and Incremental Commitments, for the benefit of the Revolving Credit Lenders or (b) applicable only to periods after the Latest Maturity Date as of the Incremental Amendment Date); provided that in the case of a Revolving Commitment Increase, the terms, provisions and documentation (other than the Incremental Amendment evidencing such increase) of such Revolving Commitment Increase shall be identical (other than, solely in the case of a Revolving Commitment Increase, with respect to upfront fees, OID or similar fees) to the applicable Class of Revolving Credit Commitments being increased, in each case, as existing on the Incremental Facility Closing Date. In any event:

(i)              [reserved].

(ii)             the Incremental Commitments and Incremental Loans:

(A)             (I) shall rank pari passu or junior in right of payment with the Revolving Credit Loans, (II) no Person other than a Loan Party shall provide a Guarantee or otherwise be an obligor with respect to such Incremental Commitments and Incremental Loans, (III) the obligations in respect thereof shall not be secured by any Lien on any asset other than the Collateral and (IV) shall rank pari passu in right of security with the Revolving Credit Loans available under the Revolving Credit Commitments,

(B)             (I) shall not have a final scheduled maturity date or commitment reduction date earlier than the Maturity Date with respect to the Revolving Credit Commitments and (II) shall not have any scheduled amortization or mandatory commitment reduction prior to the Maturity Date with respect to the Revolving Credit Commitments,

(C)             shall provide that the borrowing and repayment (except for (1) payments of interest and fees at different rates on Incremental Commitments (and related outstandings), (2) repayments required upon the Maturity Date of the Incremental Commitments and (3) repayment made in connection with a permanent repayment and the termination or reduction of commitments (in accordance with clause (E) below)) of Loans with respect to Incremental Commitments after the associated Incremental Facility Closing Date shall be made on a pro rata basis or less than a pro rata basis (but not more than a pro rata basis) with all other Revolving Credit Commitments then existing on the Incremental Facility Closing Date,

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(D)             may be elected to be included as additional Participating Revolving Credit Commitments under the Incremental Amendment (or in the case of any Revolving Commitment Increase to an existing Class of Participating Revolving Credit Commitments, shall be included), subject to (other than in the case of a Revolving Commitment Increase) the consent of the Swing Line Lender and each L/C Issuer, and on the Incremental Facility Closing Date all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Participating Revolving Credit Lenders in accordance with their percentage of the Participating Revolving Credit Commitments existing after giving effect to such Incremental Amendment, provided, such election may be made conditional upon the maturity of one or more other Participating Revolving Credit Commitments, provided, further, that in connection with such election the Swing Line Lender or the L/C Issuers may, in their sole discretion and with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), agree in the applicable Incremental Amendment to increase the Swing Line Sublimit or the Letter of Credit Sublimit so long as such increase does not exceed the amount of the additional Participating Revolving Credit Commitments,

(E)             may provide that the permanent repayment of Revolving Credit Loans in connection with or permanent reduction or termination of, Incremental Commitments after the associated Incremental Facility Closing Date be made on a pro rata basis, less than pro rata basis or greater than pro rata basis with all other Revolving Credit Commitments,

(F)             shall provide that assignments and participations of Incremental Commitments and Incremental Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans then existing on the Incremental Facility Closing Date,

(G)             shall have an Applicable Margin determined by the Borrowers and the applicable Incremental Lenders; provided that the Applicable Margin for a Revolving Commitment Increase shall be (x) the Applicable Margin for the Class being increased or (y) higher than the Applicable Margin for the Class being increased as long as the Applicable Margin for the Class being increased shall be automatically increased as and to the extent necessary to eliminate such deficiency, and

(H)             shall have fees determined by the Lead Borrower and the applicable Incremental Commitment arranger(s).

(iii)             the All-In Yield applicable to the Incremental Loans of each Class shall be determined by the Lead Borrower and the applicable Incremental Lenders and shall be set forth in each applicable Incremental Amendment.

(f)             Incremental Amendment. Commitments in respect of Incremental Commitments shall become additional Commitments pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Incremental Lender providing such Commitments, the Administrative Agent and, for purposes of any election and/or increase to the Swing Line Sublimit or Letter of Credit Sublimit pursuant to Section 2.16(e)(ii)(D), the Swing Line Lender and each L/C Issuer. The Incremental Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Lead Borrower, to effect the provisions of this Section 2.16, including amendments as deemed necessary by the Administrative Agent in its reasonable judgment to effect any lien or payment subordination and associated rights of the applicable Lenders to the extent any Incremental Loans are to rank junior in right of security or payment or to address technical issues relating to funding and payments. The Borrowers will use the proceeds of the Incremental Commitments for any purpose not prohibited by this Agreement.

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(g)            Reallocation of Revolving Credit Exposure. Upon any Incremental Facility Closing Date on which Incremental Commitments are effected through a Revolving Commitment Increase pursuant to this Section 2.16, (a) each of the Revolving Credit Lenders of the Class of Revolving Credit Commitments subject to such Revolving Commitment Increase shall assign to each of the Incremental Lenders, and each of the Incremental Lenders shall purchase from each of such Revolving Credit Lenders, at the principal amount thereof, such interests in the Incremental Loans outstanding on such Incremental Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Revolving Credit Loans of the Class of Revolving Credit Commitments subject to such Revolving Commitment Increase will be held by existing Revolving Credit of the Class of Revolving Credit Commitments subject to such Revolving Commitment Increase and Incremental Lenders ratably in accordance with their Revolving Credit Commitments of the Class of Revolving Credit Commitments subject to such Revolving Commitment Increase after giving effect to the addition of such Incremental Commitments to such Revolving Credit Commitments, (b) each Incremental Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Credit Loan and (c) each Incremental Lender shall become a Lender with respect to the Incremental Commitments and all matters relating thereto. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in Section 2.02 and Section 2.05(a) of this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(h)            [Reserved].

(i)             [Reserved].

(j)             Notwithstanding anything herein to the contrary, the Borrower and its Subsidiaries shall not incur any Indebtedness under this Section 2.16 without the written consent of the Required Lenders.

(k)             This Section 2.16 shall supersede any provisions in Section 2.13 or Section 10.01 to the contrary.

Section 2.17         Refinancing Amendments.

(a)           Refinancing Commitments. The Borrowers may at any time or from time to time after the Closing Date, by notice from the Lead Borrower to the Administrative Agent (a “Refinancing Loan Request”), request the establishment of a new Class of revolving credit commitments (any such new Class, “Refinancing Commitments”), in each case, established in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, existing Loans or Commitments (with respect to a particular Refinancing Commitment or Refinancing Loan, such existing Loans or Commitments, “Refinanced Debt”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders.

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(b)             Refinancing Loans. On any Refinancing Facility Closing Date on which any Refinancing Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.17, (i) each Refinancing Lender of such Class shall make its Commitment available to the Borrowers (when borrowed, a “Refinancing Loan”) in an amount equal to its Refinancing Commitment of such Class and (ii) each Refinancing Lender of such Class shall become a Lender hereunder with respect to the Refinancing Commitment of such Class and the Refinancing Loans of such Class made pursuant thereto.

(c)             Refinancing Loan Request. Each Refinancing Loan Request from the Lead Borrower pursuant to this Section 2.17 shall set forth the requested amount and proposed terms of the Refinancing Commitments. Refinancing Commitments may be provided, by any existing Lender (but no existing Lender will have an obligation to make any Refinancing Commitment, nor will the Lead Borrower have any obligation to approach any existing Lender to provide any Refinancing Commitment) or by any Additional Lender (each such existing Lender or Additional Lender providing such Commitment or Loan, a “Refinancing Lender”, and, collectively, “Refinancing Lenders”); provided that the Administrative Agent, the Swing Line Lender and each L/C Issuer shall have consented (not to be unreasonably withheld or delayed) to such Additional Lender’s providing such Refinancing Commitments, to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Revolving Credit Commitments, as applicable, to such Lender or Additional Lender.

(d)            Effectiveness of Refinancing Amendment. The effectiveness of any Refinancing Amendment, and the Refinancing Commitments thereunder, shall be subject to the satisfaction on the date thereof (a “Refinancing Facility Closing Date”) of each of the following conditions, together with any other conditions set forth in the Refinancing Amendment:

(i)              after giving effect to such Refinancing Commitments, the conditions of Sections 4.02(a) and (b) shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Refinancing Amendment);

(ii)             each Refinancing Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $10,000,000 and not in an increment of $1,000,000 if such amount is equal to the entire outstanding principal amount of Refinanced Debt); and

(iii)            to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (A) customary legal opinions, board resolutions and officers’ certificates (including solvency certificates) consistent with those delivered on the Closing Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (B) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Refinancing Lenders are provided with the benefit of the applicable Loan Documents.

(e)             Required Terms. The terms, provisions and documentation of the Refinancing Loans and Refinancing Commitments, as the case may be, of any Class shall be as agreed between the Lead Borrower and the applicable Refinancing Lenders providing such Refinancing Commitments, and except as otherwise set forth herein, to the extent not identical to any Class of Revolving Credit Commitments, as applicable, each existing on the Refinancing Facility Closing Date, shall be consistent with clauses (i) and (ii) below, as applicable, and otherwise reasonably satisfactory to the Administrative Agent (except for covenants or other provisions (a) conformed (or added) in the Loan Documents pursuant to the related Refinancing Amendment, in the case of any Class of Refinancing Loans and Refinancing Commitments, for the benefit of the Revolving Credit Lenders or (b) applicable only to periods after the Latest Maturity Date as of the Incremental Amendment Date). In any event:

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(i)              [reserved]

(ii)             the Refinancing Commitments and Refinancing Loans:

(A)             (I) shall have the same or more junior rank in right of payment with respect to the other Obligations as the applicable Refinancing Commitments (and, to the extent subordinated in right of payment with respect to the other Obligations, subject to a Subordination Agreement (or, alternatively, terms in the Refinancing Amendment substantially similar to those in such Subordination Agreement, as agreed by the Lead Borrower and Administrative Agent) or other subordination arrangement satisfactory to the Lead Borrower and the Administrative Agent), (II) no Person other than a Loan Party shall Guarantee or otherwise be an obligor with respect to the applicable Refinanced Debt, (III) the obligations in respect thereof shall not be secured by any Lien on any asset other than the Collateral and (IV) shall have the same rank in right of security with respect to the other Obligations as the applicable Refinanced Debt,

(B)             (I) shall not have a final maturity date or commitment reduction date earlier than the Maturity Date or commitment reduction date, respectively, with respect to the Refinanced Debt and (II) shall not have any mandatory Commitment reductions prior to the maturity date of the Refinanced Debt,

(C)             shall provide that the borrowing and repayment (except for (1) payments of interest and fees at different rates on Refinancing Commitments (and related outstandings), (2) repayments required upon the Maturity Date of the Refinancing Commitments and (3) repayments made in connection with a permanent repayment and termination of commitments (in accordance with clause (E) below)) of Loans with respect to Refinancing Commitments after the associated Refinancing Facility Closing Date shall be made on a pro rata basis or less than a pro rata basis (but not more than a pro rata basis) with all other Revolving Credit Commitments then existing on the Refinancing Facility Closing Date,

(D)             may be elected to be included as additional Participating Revolving Credit Commitments under the Refinancing Amendment, subject to the consent of the Swing Line Lender and each L/C Issuer, and on the Refinancing Facility Closing Date all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Participating Revolving Credit Lenders in accordance with their percentage of the Participating Revolving Credit Commitments existing after giving effect to such Refinancing Amendment, provided such election may be made conditional upon the termination of one or more other Participating Revolving Credit Commitments,

(E)             may provide that the permanent repayment of Revolving Credit Loans in connection with a permanent termination or reduction of Refinancing Commitments after the associated Refinancing Facility Closing Date be made on a pro rata basis, less than pro rata basis or greater than pro rata basis with all other Revolving Credit Commitments,

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(F)             shall provide that assignments and participations of Refinancing Commitments and Refinancing Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans then existing on the Refinancing Facility Closing Date,

(G)             shall have an Applicable Margin and Benchmark Rate or Base Rate floor (if any) determined by the Borrowers and the applicable Refinancing Lenders,

(H)             shall have fees determined by the Lead Borrower and the applicable Refinancing Commitment arranger(s), and

(I)              shall not have a greater principal amount of Commitments than the principal amount of the Commitments of the Refinanced Debt plus accrued but unpaid interest, fees, premiums (if any) and penalties thereon and reasonable fees, expenses, OID and upfront fees associated with the refinancing.

(f)             Refinancing Amendment. Commitments in respect of Refinancing Commitments shall become additional Commitments pursuant to an amendment (a “Refinancing Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Refinancing Lender providing such Commitments, the Administrative Agent and, for purposes of any election pursuant to Section 2.17(e)(ii)(D), the Swing Line Lender and each L/C Issuer. The Refinancing Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.17, including amendments as deemed necessary by the Administrative Agent in its reasonable judgment to effect any lien or payment subordination and associated rights of the applicable Lenders to the extent any Refinancing Loans are to rank junior in right of security or payment or to address technical issues relating to funding and payments. The Borrowers will use the proceeds of the Refinancing Commitments to extend, renew, replace, repurchase, retire or refinance, substantially concurrently, the applicable Refinanced Debt.

(g)            [Reserved].

(h)            [Reserved].

Section 2.18         Extensions of Revolving Credit Commitments. (a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrowers to all Lenders of Revolving Credit Commitments of a given Class (an “Existing Revolver Tranche”) with a like Maturity Date, in each case on a pro rata basis under each tranche (based on the aggregate outstanding principal amount of the Revolving Credit Commitments of the applicable Class with the same Maturity Date) and on identical terms to each such Lender (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other similar fees payable in connection therewith that are not generally shared with all relevant Lenders), the Borrowers may from time to time extend the maturity date of any Revolving Credit Commitments and otherwise modify the terms of such Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Revolving Credit Commitments (and related outstandings)) (each, an “Extension”), and each group of Revolving Credit Commitments, in each case as so extended, as well as the original Revolving Credit Commitments (in each case not so extended), being a “tranche” or Existing Revolver Tranche as applicable; any Extended Revolving Credit Commitments shall constitute a separate tranche of Revolving Credit Commitments from the tranche of Revolving Credit Commitments from which they were converted so long as the following terms are satisfied:

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(i)              no Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders,

(ii)             except as to interest rates, fees and final maturity (which shall be identical as offered to each Lender under the relevant tranche), the Revolving Credit Commitment of any Revolving Credit Lender (an “Extending Revolving Credit Lender”) extended pursuant to an Extension (an “Extended Revolving Credit Commitment”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with the identical terms as the original Revolving Credit Commitments (and related outstandings); provided that (x) subject to the provisions of Sections 2.03(l) and 2.04(g) to the extent relating to Swing Line Loans and Letters of Credit which mature or expire after a Maturity Date when there exist Extended Revolving Credit Commitments with a longer Maturity Date, all Swing Line Loans and Letters of Credit shall be participated in on a pro rata basis by all Lenders with Revolving Credit Commitments in accordance with their Pro Rata Share of such Revolving Credit Commitments (and except as provided in Sections 2.03(l) and 2.04(g), without giving effect to changes thereto on an earlier Maturity Date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued) and all borrowings under Revolving Credit Commitments and repayments thereunder shall be made on a pro rata basis (except for (A) payments of interest and fees on Extended Revolving Credit Commitments (and related outstandings) at different rates from the original Revolving Credit Commitments; provided that such interest and fees shall be identical for each Lender under the Extended Revolving Credit Commitment and (B) repayments required upon the Maturity Date of the non-extending Revolving Credit Commitments) and (y) at no time shall there be Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments, Refinancing Revolving Commitments and any original Revolving Credit Commitments) which have more than three (3) different Maturity Dates or three (3) different tranches,

(iii)            [reserved],

(iv)            [reserved],

(v)             [reserved],

(vi)            [reserved],

(vii)           if the aggregate principal amount of Revolving Credit Commitments in respect of which Revolving Credit Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Credit Commitments offered to be extended by the Lead Borrower pursuant to such Extension Offer, then the Revolving Credit Loans of such Revolving Credit Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Revolving Credit Lenders have accepted such Extension Offer,

(viii)          all documentation in respect of such Extension shall be consistent with the foregoing, and all written communications by either Borrower generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and otherwise reasonably satisfactory to the Administrative Agent, and

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(ix)             any applicable Minimum Extension Condition shall be satisfied unless waived by the Lead Borrower.

(b)             If, at the time any Extension of Revolving Credit Commitments becomes effective, there will be Extended Revolving Credit Commitments which remain in effect from a prior Extension, then if the “effective interest rate”, “effective unused commitment fee rate” or “effective letter of credit fronting fee rate” (which, for this purpose, shall, in each case, be reasonably determined by the Administrative Agent and shall take into account any interest rate floors or similar devices and be deemed to include (without duplication) all fees (except to the extent independently taken into account as commitment fees under Section 2.09(a) or Letter of Credit fronting fees under Section 2.03(i)), including up front or similar fees or original issue discount (amortized over the shorter of (x) the life of such new Extended Revolving Credit Commitments and (y) the four years following the date of the respective Extension) payable to Lenders with such Extended Revolving Credit Commitments, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant extending Lenders) and customary consent fees paid generally to consenting Lenders in respect of the Extended Revolving Credit Commitments (and related extensions of credit) shall at any time (over the life of the Extended Revolving Credit Commitments and related extensions of credit) exceed by more than 0.50% the “effective interest rate”, “effective unused commitment fee rate” or “effective letter of credit fronting fee rate” applicable to Revolving Credit Commitments (or outstanding extensions of credit pursuant thereto) which were extended pursuant to one or more prior Extensions (determined on the same basis as provided in the first parenthetical in this sentence), then the Applicable Margin and/or Letter of Credit fronting fee applicable thereto shall be increased to the extent necessary so that at all times thereafter the Extended Revolving Credit Commitments made pursuant to previous Extensions (and related extensions of credit) do not receive less “effective interest rate”, “effective unused commitment fee rate” and/or “effective letter of credit fronting fees” than are applicable to the Revolving Credit Commitments (and related extensions of credit) made (or extended) pursuant to such Extension.

(c)             With respect to all Extensions consummated by the Borrowers pursuant to this Section 2.18, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that the Lead Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Lead Borrower’s sole discretion and may be waived by the Lead Borrower) of Revolving Credit Commitments of any or all applicable tranches be tendered. The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.18 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Revolving Credit Commitments on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Section 2.05 and 2.13) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.18.

(d)            The Lenders hereby irrevocably authorize the Administrative Agent and Collateral Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers (each an “Extension Amendment”), as may be necessary in order to establish new tranches or sub-tranches in respect of Revolving Credit Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Lead Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.18. Notwithstanding the foregoing, each of the Administrative Agent and the Collateral Agent shall have the right (but not the obligation) to seek the advice or concurrence of the Required Lenders with respect to any matter contemplated by this Section 2.18(d) and, if either the Administrative Agent or the Collateral Agent seeks such advice or concurrence, it shall be permitted to enter into such amendments with the Lead Borrower in accordance with any instructions actually received by such Required Lenders and shall also be entitled to refrain from entering into such amendments with the Lead Borrower unless and until it shall have received such advice or concurrence; provided, however, that whether or not there has been a request by the Administrative Agent or the Collateral Agent for any such advice or concurrence, all such amendments entered into with the Lead Borrower by the Administrative Agent or the Collateral Agent hereunder shall be binding and conclusive on the Lenders. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Collateral Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then latest Maturity Date so that such maturity date is extended to the then latest Maturity Date (or such later date as may be advised by local counsel to the Collateral Agent).

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(e)             In connection with any Extension, the Lead Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.18. No Lender shall have any obligation to agree to have any of its Revolving Credit Commitments amended into Extended Revolving Credit Commitments pursuant to any Extension Offer. Any Extending Revolving Credit Lender wishing to have all or a portion of its Revolving Credit Commitments under the Existing Revolver Tranche subject to such Extension Offer amended into Extended Revolving Credit Commitments shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Offer of the amount of its Revolving Credit Commitments under the Existing Revolver Tranche which it has elected to request be amended into Extended Revolving Credit Commitments (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Revolving Credit Commitments under the Existing Revolver Tranche in respect of which applicable Revolving Credit Lenders shall have accepted the relevant Extension Offer exceeds the amount of Extended Revolving Credit Commitments requested to be extended pursuant to the Extension Offer, Revolving Credit Commitments subject to Extension Elections shall be amended to Revolving Credit Commitments on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Revolving Credit Commitments included in each such Extension Election.

Section 2.19         Defaulting Lenders.

(a)             Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)              Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii)             Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Lead Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Lead Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Lead Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Lead Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.19(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

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(iii)            Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Lead Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(h).

(iv)            Reallocation of Pro Rata Share to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Pro Rata Share” of each Non-Defaulting Lender’s Closing Date Revolving Credit Loans and L/C Obligations shall be computed without giving effect to the Participating Revolving Credit Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default has occurred and is continuing; and (ii) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Participating Revolving Credit Commitment of that Non-Defaulting Lender minus (2) the sum of (A) the aggregate Outstanding Amount of the Loans of that Non-Defaulting Lender under such Participating Revolving Credit Commitments plus (B) such Non-Defaulting Lender’s Pro Rata Share of the Outstanding Amount of L/C Obligations and Swing Line Obligations at such time. Subject to Section 11.19, no reallocation hereto shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(b)            Defaulting Lender Cure. If the Lead Borrower, the Administrative Agent, Swing Line Lender and each L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Closing Date Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share (without giving effect to Section 2.19(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Lead Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

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Section 2.20         Borrower Obligations Joint and Several. (a) Each Borrower hereby designates and appoints the Lead Borrower as its agent, attorney-in-fact and legal representative on its behalf for all purposes, including issuing Committed Loan Notices and Swing Line Loan Notices; delivering Compliance Certificates; giving instructions with respect to the disbursement of the proceeds of the Loans; paying, prepaying and reducing loans, commitments, or any other amounts owing under the Loan Documents; selecting interest rate options; giving, receiving, accepting and rejecting all other notices, consents or other communications hereunder or under any of the other Loan Documents; and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Loan Documents. The Lead Borrower hereby accepts such appointment. The Administrative Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from the Lead Borrower on behalf of one or more Borrowers as a notice or communication from such Borrower. Each warranty, covenant, agreement and undertaking made on behalf of the Co-Borrower by the Lead Borrower shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower. Any action, notice, delivery, receipt, acceptance, approval, rejection or any other undertaking under any of the Loan Documents to be made by the Lead Borrower in respect of the Obligations of the Co-Borrower shall be deemed, where applicable, to be made in the Lead Borrower’s capacity as representative and agent on behalf of each Borrower, and any such action, notice, delivery, receipt, acceptance, approval, rejection or other undertaking shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

(b)            The Borrowers shall have joint and several liability in respect of all Obligations hereunder and under any other Loan Document to which any Borrower is a party, without regard to any defense (other than the defense that payment in full in Same Day Funds has been made), setoff or counterclaim which may at any time be available to or be asserted by any other Loan Party against the Lenders, or by any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers) which constitutes, or might be construed to constitute, an equitable or legal discharge of either Borrower’s liability hereunder, in bankruptcy or in any other instance, and the Obligations of the Borrowers hereunder shall not be conditioned or contingent upon the pursuit by the Lenders or any other person at any time of any right or remedy against either Borrower or against any other person which may be or become liable in respect of all or any part of the Obligations or against any Collateral or Guarantee therefor or right of offset with respect thereto. Each Borrower hereby acknowledges that this Agreement is the joint and several obligation of each Borrower (regardless of which Borrower shall have delivered a Request for Credit Extension) and may be enforced against each Borrower separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Borrower. Each Borrower hereby expressly waives, with respect to any of the Loans made to any other Borrower hereunder and any of the amounts owing hereunder by such other Loan Parties in respect of such Loans, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against such other Loan Parties under this Agreement or any other agreement or instrument referred to herein or against any other person under any other guarantee of, or security for, any of such amounts owing hereunder.

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Article III

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

Section 3.01         Taxes.

(a)             Payments Free of Taxes. Except as provided in this Section 3.01, or as required by applicable Law, any and all payments made by or on account of any Loan Party under any Loan Document shall be made free and clear of and without deduction or withholding for any and all present or future Taxes, excluding, in the case of each Agent and each Lender, (1) Taxes imposed on or measured by its net income, however denominated, franchise (and similar) Taxes imposed on it in lieu of net income Taxes, and branch profits Taxes, in each case, (i) imposed by a jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender or Administrative Agent is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender’s or Administrative Agent’s principal office or applicable Lending Office is located, or (ii) that are Other Connection Taxes, (2) Taxes attributable to such Recipient’s failure to comply with Section 3.01(d), and (3) any U.S. federal withholding Taxes imposed under FATCA (all such excluded taxes being hereinafter referred to as “Excluded Taxes”, and all non-excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party, being hereinafter referred to as “Indemnified Taxes”). If the Loan Party or other applicable withholding agent shall be required by any Laws to deduct or withhold any Taxes from or in respect of any sum payable under any Loan Document to any Recipient, (i) if such Taxes are Indemnified Taxes or Other Taxes, the sum payable by such Loan Party shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 3.01), each of such Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall make such deductions or withholdings, (iii) the applicable withholding agent shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), if the Loan Party is the applicable withholding agent, such Loan Party shall furnish to the Agent the original or a copy of a receipt evidencing payment thereof or other evidence reasonably acceptable to the Agent.

In addition, each Borrower (jointly and severally) agrees to pay any and all present and future stamp, transfer, sales and use, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes, or charges or levies of the same character, imposed by any Governmental Authority, which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document, including additions to tax, penalties and interest related thereto (all taxes described in this paragraph of Section 3.01(a) being hereinafter referred to as “Other Taxes”), save for any Luxembourg Taxes payable due to the registration of a Loan Document with the Administration de l’Enregistrement at des Domaines in Luxembourg or in connection with any registration of a Loan Document for the purposes of any court proceedings before a Luxembourg court or any presentation before a public authority in Luxembourg (“autorité constituée”), except in circumstances where: (i) the registration or presentation of a Loan Document is required or ordered by the relevant Luxembourg court or public authority in connection with any proceedings or matters pending before such court or authority; or (ii) the registration or presentation of a Loan Document is necessary for the exercise of the rights under such Loan Document and the protection, preservation or maintenance of such rights; or (iii) the registration or presentation of a Loan Document is mandatorily required by law.

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(b)            Indemnification by the Borrowers. Each Borrower (jointly and severally) and each Guarantor agrees to indemnify each Recipient for (i) the full amount of Indemnified Taxes and Other Taxes payable by such Recipient and (ii) any reasonable expenses arising therefrom or with respect thereto, provided such Recipient, as the case may be, provides the Lead Borrower or such Guarantor with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts.

(c)             Indemnification by the Lenders. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (c).

(d)             Tax Administration Formalities.

(i)              Each Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the requesting Loan Party and the Administrative Agent, at the time or times reasonably requested by the such Loan Party or the Administrative Agent, such properly completed and executed documentation reasonably requested by such Loan Party or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding (if any). Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation shall not be required if in the Lender’s reasonable judgment such completion, execution or submission (1) would subject such Lender to any material unreimbursed cost or expense (it being understood that the completion, execution and submission of any documentation no more burdensome than that required for U.S. federal income withholding will not for purposes of this subsection (1) give rise to an exception from the preceding sentence and shall not be considered material unreimbursed cost or expense) or (2) would materially prejudice the legal or commercial position of such Lender (it being understood that the completion, execution and submission of the applicable IRS Form W-8 shall not give rise to an exception from the preceding sentence or otherwise be considered prejudicial to the position of a Recipient); provided, however, that in no event shall the Lenders be required to provide its tax returns or its calculations.

(ii)             Each Recipient shall confirm whether it is entitled to receive payments under any Loan Document free from withholding under FATCA and shall provide any documentation, forms and other information relating to its status under FATCA reasonably requested by the Loan Parties sufficient for the Loan Parties to comply with their obligations under FATCA and to determine whether such Recipient has complied with such applicable reporting requirements.

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Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification, provide such successor form, or promptly notify the Lead Borrower and the Administrative Agent in writing of its legal inability to do so.

(e)             Designation of Different Lending Office. If any Recipient requests compensation under Section 3.04, or requires the Borrowers or any Loan Party to pay any Indemnified Taxes or additional amounts to any Recipient or any Governmental Authority for the account of any Recipient pursuant to Section 3.01, then such Recipient shall (at the request of the Lead Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Recipient, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, and (ii) would not subject such Recipient to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Recipient. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Recipient in connection with any such designation or assignment.

(f)             Treatment of Certain Refunds. If any Recipient determines, in its sole discretion, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by any Loan Party pursuant to this Section 3.01, it shall promptly remit such refund to the Loan Party, net of all reasonable out-of-pocket expenses of the Recipient, as the case may be and without interest (other than any interest paid by the relevant taxing authority with respect to such refund net of any Taxes payable by any Recipient on such interest); provided that the Loan Parties, upon the request of the Recipient, as the case may be, agree promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant taxing authority) to such party in the event such party is required to repay such refund to the relevant taxing authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Recipient be required to pay any amount to the Loan Party pursuant to this paragraph (f) the payment of which would place the Recipient in a less favorable net after-Tax position than the Recipient would have been in if the Taxes subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Taxes had never been paid. This section shall not be construed to require any Recipient to make available its tax returns (or any other information relating to Taxes that it deems confidential) to the Borrowers or any other Person.

(g)             Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(h)             All amounts set forth in a Loan Document to be payable by any Loan Party to a Lender or Agent which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to paragraph (j) below, if VAT is or becomes chargeable on any supply made by any Lender or Agent to any Loan Party under a Loan Document and such Lender or Agent is required to account to the relevant taxing authority for the VAT, that Loan Party shall pay to the relevant Lender or Agent (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Lender or Agent shall promptly provide an appropriate VAT invoice to such Loan Party).

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(i)             If VAT is or becomes chargeable on any supply made by any Lender or Agent (the “Supplier”) to any other Lender or Agent (the “Recipient”) under a Loan Document, and any Loan Party other than the Recipient (the “Subject Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration) (i) (where the Supplier is the Person required to account to the relevant tax authority for the VAT) the Subject Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this sub-paragraph (i) applies) promptly pay to the Subject Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and (ii) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Subject Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(j)             Where a Loan Document requires any Loan Party to reimburse or indemnify a Lender or Agent for any cost or expense, that Loan Party shall reimburse or indemnify (as the case may be) such Lender or Agent for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender or Agent reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(k)             Any reference in paragraphs 3.01(h)-(l) to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(l)             In relation to any supply made by a Party to any other Party under a Loan Document, if reasonably requested by such Party, that other Party must promptly provide such Party with details of that other Party’s VAT registration and such other information as is reasonably requested in connection with such Party’s VAT reporting requirements in relation to such supply.

(m)             [reserved].

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Section 3.02         Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Benchmark Rate Loans (whether denominated in Dollars or Euros), then, on notice thereof by such Lender to the Lead Borrower through the Administrative Agent, any obligation of such Lender to make or continue Benchmark Rate Loans in the affected currency or currencies shall be suspended until such Lender notifies the Administrative Agent and the Lead Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Lead Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or (I) if applicable, and such Loans are denominated in Dollars, convert all of such Lender’s Benchmark Rate Loans to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Benchmark Rate component of the Base Rate) or (II) if applicable, and such Loans are denominated in Euros, to the extent the Lead Borrower and all Appropriate Lenders agree, convert such Loans to Loans bearing interest at an alternative rate mutually acceptable to the Lead Borrower and all of the Appropriate Lenders, in each case, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Benchmark Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Benchmark Rate Loans; and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Benchmark Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Benchmark Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Benchmark Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 3.03          Inability to Determine Rates.

(1)	Solely with respect to the Revolving Credit Loans denominated in Euros and notwithstanding anything herein to the contrary:

(a)             If the Required Lenders determine that for any reason (i) adequate and reasonable means do not exist for determining the EURIBOR Rate for any requested Interest Period with respect to a proposed EURIBOR Rate Loan, or (ii) that the EURIBOR Rate for any requested Interest Period with respect to a proposed EURIBOR Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or (iii) that Euro deposits are not being offered to banks in the London interbank eurodollar, or other applicable, market for the applicable amount and the Interest Period of such EURIBOR Rate Loan (in each case with respect to the Revolving Credit Loans in the event of clause (iii), the “Impacted Loans”), the Administrative Agent will promptly so notify the Lead Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain EURIBOR Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Lead Borrower may revoke any pending request for a Borrowing of or continuation of such EURIBOR Rate Loans or, failing that, the Lead Borrower and the Lenders may establish a mutually acceptable alternative rate.

Notwithstanding the foregoing, if the Required Lenders have made the determination described in clause (iii) of this Section, the Administrative Agent and the Required Lenders may, with the consent of the Borrowers (consent not to be unreasonably withheld, delayed or conditioned), establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent (upon the instruction of the Required Lenders) revokes the notice delivered with respect to the Impacted Loans under clause (iii) of the first sentence of this Section, in which case the EURIBOR Rate shall be determined as otherwise provided in this Agreement, (2) the Administrative Agent (upon the instruction of the Required Lenders) notifies the Borrowers that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrowers written notice thereof, in which case of preceding clause (2) or (3), the obligation of the Lenders to make or maintain EURIBOR Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes the notice referred to in clause (2) or (3), as applicable.

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(b)            [Reserved].

(2)	Solely with respect to the Revolving Credit Loans denominated in Dollars and notwithstanding anything herein to the contrary:

If, on or prior to the first day of any Interest Period for any SOFR Loan:

(a)             the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or

(b)            the applicable Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent will promptly so notify the Lead Borrower and each Lender.

Upon notice thereof by the Administrative Agent to the Lead Borrower, any obligation of the applicable Lenders to make SOFR Loans, and any right of the Lead Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Lead Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Lead Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Lead Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.05. If the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to the “Term SOFR” component of the definition of “Base Rate” until the Administrative Agent revokes such determination.

Section 3.04         Increased Cost and Reduced Return; Capital Adequacy; Reserves on Benchmark Rate Loans. (a) If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the Closing Date, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Benchmark Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (1) Indemnified Taxes, Other Taxes or Excluded Taxes or (2) reserve requirements contemplated by Section 3.04(c)) and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Benchmark Rate Loan (or of maintaining its obligations to make any Loan), or to reduce the amount of any sum received or receivable by such Lender, then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

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(b)             If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the Closing Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.

(c)             The Borrowers shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits, additional interest on the unpaid principal amount of each applicable Benchmark Rate Loan of the Borrowers equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of any Benchmark Rate Loans of the Borrowers such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Lead Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

(d)            [Reserved].

(e)             Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation.

(f)             If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Lead Borrower, use reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.04(f) shall affect or postpone any of the Obligations of the Borrowers or the rights of such Lender pursuant to Section 3.04(a), (b) or (c).

(g)            For purposes of this Section 3.04, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to have gone into effect after the date hereof, regardless of the date enacted, adopted or issued.

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Section 3.05         Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of:

(a)            any continuation, conversion, payment or prepayment of any Benchmark Rate Loan of either Borrower on a day other than the last day of the Interest Period for such Loan; or

(b)            any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Benchmark Rate Loan of the Borrowers on the date or in the amount notified by the Lead Borrower;

including any loss or expense (excluding loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

Section 3.06         Matters Applicable to All Requests for Compensation. (a) Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Lead Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b)            With respect to any Lender’s claim for compensation under Section 3.01, 3.02, 3.03 or 3.04, the Lead Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Lead Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrowers under Section 3.04, the Lead Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another applicable Benchmark Rate Loan, or, if applicable, to convert Base Rate Loans into Benchmark Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c)             If the obligation of any Lender to make or continue any Benchmark Rate Loan, or to convert Base Rate Loans into Benchmark Rate Loans, shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s applicable Benchmark Rate Loans shall be automatically converted into Base Rate Loans (or, if such conversion is not possible, repaid) on the last day(s) of the then current Interest Period(s) for such Benchmark Rate Loans (or, in the case of any immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i)              to the extent that such Lender’s Benchmark Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s applicable Benchmark Rate Loans shall be applied instead to its Base Rate Loans; and

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(ii)             all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Benchmark Rate Loans shall be made or continued instead as Base Rate Loans (if possible), and all Base Rate Loans of such Lender that would otherwise be converted into Benchmark Rate Loans shall remain as Base Rate Loans.

(d)            If any Lender gives notice to the Lead Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of any of such Lender’s Benchmark Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Benchmark Rate Loans made by other Lenders under the applicable Facility are outstanding, if applicable, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Benchmark Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Benchmark Rate Loans under such Facility and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments for the applicable Facility.

Section 3.07         Replacement of Lenders under Certain Circumstances. (a) If at any time (i) the Borrowers become obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make any Benchmark Rate Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Lead Borrower may on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender and, in the case of clause (y) below only, with the prior written consent of the Required Lenders; provided that such consent shall not be required in the case of the termination of Commitments of Defaulting Lenders, (x) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign, at par, pursuant to Section 10.07(b) (with the assignment fee to be paid by the Lead Borrower in such instance) all of its rights and obligations under this Agreement (in respect of any applicable Facility only in the case of clause (i) or with respect to a class vote, clause (iii)) to one or more Eligible Assignees, none of which shall constitute a Defaulting Lender; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Lead Borrower to find a replacement Lender or other such Person; and provided further that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable departure, waiver or amendment of the Loan Documents; or (y) terminate the Commitment of such Lender or L/C Issuer, as the case may be, and (1) in the case of a Lender (other than an L/C Issuer in its capacity as such), repay all Obligations of the Lead Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of an L/C Issuer, repay all Obligations of the Lead Borrower owing to such L/C Issuer relating to the Letters of Credit issued by such L/C Issuer as of such termination date and cancel or backstop on terms and issued by an issuer reasonably satisfactory to such L/C Issuer any Letters of Credit issued by it; provided that in the case of any such termination of a Non-Consenting Lender such termination shall be sufficient (together with all other consenting Lenders) to cause the adoption of the applicable departure, waiver or amendment of the Loan Documents and such termination shall be in respect of any applicable facility only in the case of clause (i) or with respect to a class vote, clause (iii).

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(b)            Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s applicable Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans in respect thereof, and (ii) deliver any Notes evidencing such Loans to the Lead Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) all obligations of the Borrowers owing to the assigning Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender (other than any amounts owing to the assigning Lender pursuant to Section 3.05, which shall be paid in full by the Borrower) concurrently with such Assignment and Assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrowers, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Non-Consenting Lender or Defaulting Lender.

(c)             Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d)             In the event that (i) the Lead Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders (or, in the case of a consent, waiver or amendment involving all affected Lenders of a certain Class, the Required Class Lenders) have agreed (but solely to the extent required by Section 10.01) to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

Section 3.08         Survival. All of obligations of the Lead Borrower and the Co-Borrower under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

Article IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01         First Credit Event. The obligation of each Lender to make Loans, and the obligation of the L/C Issuers to issue Letters of Credit, on the Closing Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

(a)             Credit Agreement; Notes. This Agreement shall have been duly executed and delivered by the Borrowers and each Closing Date Guarantor and there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has so requested, a Note executed by the Borrowers, in each case in the amount, maturity and as otherwise provided herein.

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(b)             Security. (i) The Administrative Agent shall have received (if applicable) the results of (x) Uniform Commercial Code lien searches and (y) judgment and tax lien searches and other customary searches, made with respect to the Domestic Subsidiaries in the states or other jurisdictions of formation of such Person and with respect to such other locations and names listed on the Perfection Certificate, together with (in the case of clause (x)) copies of the financing statements (or similar documents) disclosed by such search, (ii) the Security Agreement shall have been duly executed and delivered by each Domestic Subsidiary, (iii) each of the other Collateral Documents set forth on Schedule 4.01(b) shall have been duly executed and delivered by the parties thereto, together with, in respect of (ii) above, (x) certificates, if any, representing the pledged Equity Interest of the Subsidiary Guarantors accompanied (where applicable) by undated stock powers executed in blank (or the equivalent in other jurisdictions) and (y) documents and instruments to be delivered, recorded, filed or stamped (including the UCC financial statements and registration with ACRA) that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement and any other evidence in relation to the creation and perfection of the Collateral in non-U.S. jurisdictions in accordance with the terms of the Collateral Documents, subject to Section 6.18.

(c)             Legal Opinions. The Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the Lenders and the L/C Issuers, an opinion of (i) Ropes & Gray LLP, as Delaware and New York counsel for the Loan Parties, (ii) LOYENS & LOEFF LUXEMBOURG SARL, as Luxembourg counsel for the Loan Parties, and Loyens & Loeff Switzerland LLC, as Swiss counsel for the Loan Parties, (iii) NautaDutilh Avocats Luxembourg S.à r.l. (société à responsabilité limitée) as Luxembourg counsel for the Administrative Agent, (iv) NautaDutilh N.V., as Dutch counsel for the Administrative Agent, (v) [reserved], (vi) William Fry LLP, as Irish counsel for the Administrative Agent, (vii) Reed Smith LLP, as Singapore and Hong Kong counsel for the Loan Parties, (viii) White & Case Advokat AB, as Swedish counsel for the Administrative Agent, (ix) Asianajotoimisto White & Case Oy, as Finnish counsel for the Administrative Agent and (x) Kim & Chang, as Korean counsel for the Administrative Agent, in each case, dated the Closing Date and addressed to the L/C Issuers, the Administrative Agent, the Collateral Agent and the Lenders, in each case in form and substance reasonably satisfactory to the Administrative Agent and customary for senior secured credit facilities in transactions of this kind.

(d)            Solvency Certificate. The Administrative Agent shall have received a solvency certificate from the chief financial officer of the Lead Borrower, in the form of Exhibit I hereto.

(e)             Luxembourg Deliverables. The Administrative Agent shall have received for each Luxembourg Loan Party, (i) an excerpt from the RCS dated no earlier than one (1) Business Day prior to the Closing Date, (ii) a certificate of non-registration of judicial decisions or of administrative dissolution without liquidation (certificat de non-inscription d’une décision judiciaire ou de dissolution administrative sans liquidation), issued by the Luxembourg Insolvency Register in respect of the Luxembourg Loan Party no earlier than one (1) Business Day prior to the Closing Date certifying that, as of the date of the day immediately preceding such certificate, the Luxembourg Loan Party has not been declared bankrupt (en faillite), and that it has not applied for general settlement, administrative dissolution without liquidation (dissolution administrative sans liquidation), or reprieve from payment (sursis de paiement), judicial or voluntary liquidation (liquidation judiciaire ou volontaire), such other proceedings listed at Article 13, items 4 to 12, 16 and 17 of the Luxembourg Act dated December 19, 2002 on the Register of Commerce and Companies, on Accounting and on Annual Accounts of the Companies (as amended from time to time) and (iii) a certificate dated as of the Closing Date (signed by a manager or an authorized signatory) that the relevant Luxembourg Loan Party is not subject to nor, as applicable, does it meet or threaten to meet the criteria of bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), administrative dissolution without liquidation (dissolution administrative sans liquidation), reprieve from payment (sursis de paiement), general settlement with creditors, out-of-court mutual agreement (réorganisation extra-judiciaire par accord amiable), judicial reorganisation in the form of a stay to enter into a mutual agreement (réorganisation par sursis accord amiable), judicial reorganisation by collective agreement (réorganisation judiciaire par accord collectif), judicial reorganisation by transfer of assets or activities (réorganisation judiciaire par transfert sous autorité de justice), conciliation (conciliation) or protective measures (mesures en vue de préserver les entreprises), reorganization or similar laws affecting the rights of creditors generally, and no application has been made or is to be made by its respective managers or directors or, as far as it is aware, by any other person for the appointment of a commissaire, juge-commissaire, liquidateur, curateur or similar officer pursuant to any voluntary or judicial insolvency, winding-up, liquidation or similar proceedings.

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(f)             Insurance. Subject to Section 6.18, the Administrative Agent shall have received certificates of insurance complying with the requirements of Section 6.07(b) for the business and properties of the Borrowers and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent and, except for any insurance governed by German law, naming the Collateral Agent as an additional insured and/or as loss payee.

(g)             Organization Documents. The Administrative Agent shall have received (i) a copy of the Organization Documents, including all amendments thereto, of each Loan Party, certified, if applicable, as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing or comparable certificate under applicable law (where relevant) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority and (ii) a certificate of the Secretary or Assistant Secretary or an authorized signatory or a comparable officer under applicable law of each Loan Party dated the Closing Date and certifying (where relevant) (A) that attached thereto is a true and complete copy of the Organization Documents of such Loan Party as in effect on the Closing Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or board of managers (or equivalent governing body) of such Loan Party, authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) (save in respect of each Luxembourg Loan Party and each Finnish Party) that the Organization Documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing or comparable certificate under applicable law furnished pursuant to clause (i) above, (D) as to (if applicable) the incumbency and specimen signature of each officer or manager or authorized signatory executing any Loan Document on behalf of such Loan Party and countersigned by another officer or manager as to the incumbency and specimen signature of the Secretary or Assistant Secretary or comparable officer under applicable law executing the certificate pursuant to clause (ii) above, (E) if required by the articles of association or laws of the jurisdiction of its incorporation or organization of any Loan Party (if applicable) or if customary to provide in the relevant jurisdiction or in the context of any pledge of shares granted over the shares in the capital in any Loan Party, a copy of a resolution of the general meeting or a resolution in writing signed by all the holders of the issued shares (if applicable) of that company, (F) if applicable, a copy of a resolution signed by the supervisory board of the relevant Loan Party, (G) if applicable, an unconditional positive advice from each relevant works’ council including the request for advice and (H) such other matters that are customarily included in a certificate of this nature in the jurisdiction of its incorporation or organization.

(h)            Fees, Etc. All duties, fees, reasonable costs and expenses (including, without limitation, legal fees and expenses) and other compensation contemplated hereby, payable to the Agents and the Lenders or otherwise payable in respect of the Transactions shall have been paid to the extent due, including any fees or expenses due on the Closing Date pursuant to the Administrative Agent Fee Letter or the Lender Upfront Fee Letter.

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(i)             USA PATRIOT Act. The Administrative Agent shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities with respect to the Borrowers reasonably requested by the Administrative Agent under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act and any Beneficial Ownership Regulation.

(j)             [Reserved.]

(k)            [Reserved.]

(l)             Financial Statements. The Arrangers and the Lenders shall have received the Audited Financial Statements (and the audit report for such financial statements) and the Quarterly Financial Statements, which financial statements described shall be prepared in accordance with GAAP.

(m)           Superpriority Intercreditor Agreement. The Superpriority Intercreditor Agreement shall have been duly executed by the parties thereto and delivered to the Administrative Agent.

(n)            2029 Note Exchange. At least $226,000,000 in principal amount of 2029 Notes shall have been exchanged into Super HoldCo Second Lien Notes at a discount to par of at least fifteen percent (15.0%).

(o)            2025 Note Redemption. The 2025 Notes shall have been, or shall substantially concurrently with the execution of this Agreement be, redeemed in full at par.

(p)            [Reserved].

(q)            Related Transaction Documents. The Related Transaction Documents shall have been duly executed by the parties thereto and delivered, to the extent not previously executed and delivered, along with any amendments or supplemental indentures related thereto and any schedules and exhibits and material ancillary documentation thereunder, to the Administrative Agent.

(r)             [Reserved].

(s)             IP License Agreements. The Aristech and Altuglas License Agreements have been duly executed by the parties thereto and delivered to the Administrative Agent.

(t)             Global Intercompany Note. The Global Intercompany Note (which shall contain subordination provisions satisfactory to the Administrative Agent, including with respect to the Existing Cash Management Practices) shall have been duly executed by the parties thereto and delivered to the Administrative Agent.

(u)             Direction Letter. A direction letter indicating the flow of funds in connection with the 2025 Transactions closing as of the Closing Date shall have been duly executed by the Borrowers, LuxCo Finance and Topco and delivered to the Administrative Agent.

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Section 4.02         All Credit Events. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Benchmark Rate Loans) is subject to the following conditions precedent:

(a)             (i) Other than with respect to any 2026 Incremental Revolving Credit Borrowings or any 2026 May Incremental Revolving Credit Borrowings, the representations and warranties of each Loan Party set forth in Article V and in each other Loan Document, as applicable to such Loan Party, shall be true and correct in all material respects on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (ii) with respect to any 2026 Incremental Revolving Credit Borrowings or any 2026 May Incremental Revolving Credit Borrowings, the representations and warranties of each Loan Party set forth in Sections 5.01, 5.02, 5.03, and 5.04 hereof, as applicable to such Loan Party, shall be true and correct in all material respects on and as of the date of the applicable 2026 Incremental Revolving Credit Borrowing or 2026 May Incremental Revolving Credit Borrowing, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(b)             (i) Other than with respect to any 2026 Incremental Revolving Credit Borrowings or any 2026 May Incremental Revolving Credit Borrowings, no Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom and (ii) with respect to any 2026 Incremental Revolving Credit Borrowings or any 2026 May Incremental Revolving Credit Borrowings, other than the Specified Defaults (as defined in the 2026 Limited Waiver), no Event of Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c)             The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)            At least $75,000,000 of lending commitments under the Existing A/R Securitization Facility must have been drawn and/or utilized at the time of such proposed Credit Extension.

(e)            With respect to any 2026 Incremental Revolving Credit Borrowings after the Second Amendment Effective Date, Topco, LuxCo Finance, the Loan Parties and the Restricted Subsidiaries shall have (or, at the time of submission of the applicable Request for Credit Extension with respect to such Borrowing, the Lead Borrower believes in good faith that Topco, LuxCo Finance, the Loan Parties and the Restricted Subsidiaries shall have) less than $110,000,000 of Liquidity (as defined in the Super HoldCo Credit Agreement) (excluding clause (b) thereof) on the date of such proposed Borrowing, immediately prior to giving effect thereto.

Each Request for Credit Extension (other than a Committed Loan Notice with respect to any 2026 Incremental Revolving Credit Borrowings or any 2026 May Incremental Revolving Credit Borrowings, or requesting only a conversion of Loans to the other Type, or a continuation of Benchmark Rate Loans) submitted by the Lead Borrower after the Closing Date shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

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Article V

REPRESENTATIONS AND WARRANTIES

Holdings, the Borrowers and each of the other Loan Parties party hereto represent and warrant to the Agents and the Lenders at the time of each Credit Extension that:

Section 5.01         Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Restricted Subsidiary (other than an Immaterial Subsidiary) (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concept exists in such jurisdiction), (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (to the extent such concept exists in such jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except, in each case referred to in clause (a) (other than with respect to each Borrower), (b)(i) (other than with respect to each Borrower), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02         Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, are within such Loan Party’s corporate or other powers, (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, (iii) violate any material Law or (iv) violate or result in a default under any Related Transaction Document; except with respect to any conflict, breach, contravention or payment (but not the creation of any Lien) referred to in clause (ii)(x), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

Section 5.03         Governmental Authorization; Other Consents. (a) No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings and registrations necessary to perfect, as applicable, the Liens or register on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been (or, within the applicable period set out in the relevant Collateral Document, will be) duly obtained, taken, given or made and are or (within such applicable period will be) in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Collateral and Guarantee Requirement) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

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(b)             Any Luxembourg Loan Party has carried out its activities and will continue to carry out its activities in a manner which complies with all relevant regulatory requirements regarding activities of the financial sector and in a manner which does not require it to be authorized under the Luxembourg Act, dated April 5, 1993, on the financial sector, as amended.

Section 5.04         Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Agreement and each other Loan Document constitute legal, valid and binding obligations of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity (ii) the need for filings, registrations and, with respect to Collateral owned by Foreign Subsidiaries, any other perfection steps necessary to create or perfect or register the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges, if any, of Equity Interests in Foreign Subsidiaries and intercompany Indebtedness owed by Foreign Subsidiaries.

Section 5.05         Financial Statements; No Material Adverse Effect. (a) The Annual Financial Statements and the Quarterly Financial Statements fairly present in all material respects the financial condition of Topco and its Subsidiaries as of the dates thereof and their results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, (A) except as otherwise expressly noted therein and (B) subject, in the case of the Quarterly Financial Statements, to changes resulting from normal year-end adjustments and absence of footnotes.

(b)             The unaudited pro forma consolidated balance sheet of Topco and its Subsidiaries as of the last day of the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least forty-five (45) days (or ninety (90) days in case such four-fiscal quarter period is the end of Topco’s fiscal year) prior to the Closing Date (such last day, the “Pro Forma Balance Sheet Date”), prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (including the explanatory notes related to the adjustments thereto) (the “Pro Forma Balance Sheet”) and the unaudited pro forma consolidated statement of income of Topco and its Subsidiaries for the twelve-month period ended on the Pro Forma Balance Sheet Date, prepared after giving effect to the Transactions as if the Transactions had occurred at the beginning of such period (together with the Pro Forma Balance Sheet, the “Pro Forma Financial Statements”), copies of which have heretofore been furnished to the Administrative Agent, have been prepared based on the Annual Financial Statements (except for the exclusion of the effects of the finalization of deferred tax accounting and acquisition accounting adjustments) and the Quarterly Financial Statements and have been prepared in good faith, based on assumptions believed by the Lead Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial position of Topco and its Subsidiaries as at the Pro Forma Balance Sheet Date and their estimated results of operations for the period covered thereby.

(c)             The forecasts of consolidated balance sheets, income statements and cash flow statements of Topco and its Subsidiaries set forth in the Long-Term Financial Model, and all Projections delivered pursuant to Section 6.01 and Section 6.20 have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time made, it being understood that projections as to future events are not to be viewed as facts and actual results may vary materially from such forecasts.

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(d)            Since December 31, 2023, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.06         Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Lead Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Lead Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.07         Ownership of Property; Liens. (a) The Lead Borrower and each of its Restricted Subsidiaries has good record title to, or valid leasehold interests in, or easements or other limited property interests in (in each case, to the extent applicable in the jurisdiction in which such Real Property is located), all Real Property necessary in the ordinary conduct of its business, free and clear of all Liens except as set forth on Schedule 5.07 hereto or except for Liens or minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and, in each case, except where the failure to have such title, interest, easement or other limited property interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)             Schedule 6 to the Perfection Certificate dated as of the Closing Date contain a true and complete list of Material Real Property owned by the Lead Borrower and any of its wholly-owned Domestic Subsidiaries that are Loan Parties as of the Closing Date.

Section 5.08         Environmental Matters. Except as disclosed in Schedule 5.08(a) or except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a)            each Loan Party is in compliance with all applicable Environmental Laws, and has obtained, and is in compliance with, all Environmental Permits required of any of them under applicable Environmental Laws;

(b)            there are no claims, proceedings, investigations or actions by any Governmental Authority or other Person pending, or to the knowledge of the Lead Borrower, threatened in writing, under any Environmental Law or to revoke, suspend or modify any Environmental Permit held by any of the Loan Parties under applicable Environmental Laws;

(c)            none of the Loan Parties has agreed to assume or accept responsibility, by contract or otherwise, for any Environmental Liability of any other Person; and

(d)             there are no facts, circumstances or conditions relating to the past or present business or operations of any of the Loan Parties or any of their respective predecessors (including the disposal of any wastes, hazardous substances or other materials), or to any Real Property at any time owned, leased or operated by any of them, that could reasonably be expected to give rise to any Environmental Liability on the part of the Loan Parties.

Section 5.09         Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties and their Subsidiaries have filed all returns, statements, forms and reports for taxes (for purposes of this Section, “Returns”) required to be filed, and the Returns accurately reflect all liability for taxes of the Loan Parties and their Subsidiaries as a whole for the periods covered thereby. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties and their Subsidiaries have paid all taxes levied or imposed upon them or their properties that are due and payable (including in their capacity as a withholding agent), except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP if such contest shall have the effect of suspending enforcement or collection of such taxes. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Loan Parties or any of their Subsidiaries, threatened by any authority regarding any taxes relating to the Loan Parties or any of their Subsidiaries, nor is there any proposed Tax deficiency or assessment known to any Loan Parties against the Loan Parties that would, if made, individually or in the aggregate, have a Material Adverse Effect.

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Section 5.10         ERISA Compliance. (a) Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Pension Plan is in compliance in form and operation with its terms and with the applicable provisions of ERISA, the Code and all other applicable Laws and regulations.

(b)            (i) No ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made; (ii) no Loan Party, Restricted Subsidiary or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) no Loan Party, Restricted Subsidiary or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) no Loan Party, Restricted Subsidiary or ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Sections 4069 or 4212(c) of ERISA; except, with respect to each of the foregoing clauses (i) through (iv) of this Section 5.10(b), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c)             Except as could not reasonably be expected to result in a Material Adverse Effect: (i) each Foreign Pension Plan maintained or administered by the Loan Party or a Restricted Subsidiary has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; (ii) all contributions required to be made by a Loan Party or Restricted Subsidiary with respect to a Foreign Pension Plan have been timely made and the Loan Parties and Restricted Subsidiaries have not incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan; and (iii) each Foreign Pension Plan maintained or administered by the Loan Party or a Restricted Subsidiary is funded to the extent required by Law or otherwise to comply with the requirements of any material Law applicable in the jurisdiction in which such Foreign Pension Plan is maintained.

Section 5.11         Subsidiaries; Equity Interests. As of the Closing Date (after giving effect to any part of the Transactions that is consummated on or prior to the Closing Date), no Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.11, and all of the outstanding Equity Interests owned by the Loan Parties (or a Subsidiary of any Loan Party) in such Subsidiaries have been validly issued and are fully paid and all Equity Interests owned by a Loan Party (or a Subsidiary of any Loan Party) in such Subsidiaries are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any Lien that is permitted under Section 7.01. As of the Closing Date, Schedules 1(a) and 7(a) and (b) to the Perfection Certificate (a) set forth the name and jurisdiction of each Borrower and each Borrower’s wholly-owned domestic Subsidiaries that are Loan Parties and (b) set forth the ownership interest of each Borrower, its wholly-owned domestic Subsidiaries and any other Subsidiary thereof, including the percentage of such ownership.

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Section 5.12         Margin Regulations; Investment Company Act. (a) Neither Borrower is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U.

(b)            None of the Borrowers or any other Loan Party is, or is required to be, registered as an “investment company” under the Investment Company Act of 1940.

Section 5.13         Disclosure. To the best knowledge of the Lead Borrower, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading. With respect to projected financial information and pro forma financial information, the Lead Borrower represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation of such materials; it being understood that such projections may vary from actual results and that such variances may be material.

Section 5.14         Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Lead Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Lead Borrower, threatened in writing; (b) hours worked by and payment made to employees of the Lead Borrower or any of its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with such matters; and (c) all payments due from the Lead Borrower or any of its Restricted Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

Section 5.15         Intellectual Property; Licenses, Etc. The Lead Borrower and its Restricted Subsidiaries own, license or possess the right to use all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, technology, domain names, software, trade secrets, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and such IP Rights do not conflict with the rights of any Person, except to the extent such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, no use of IP Rights, advertising, product, process, method, substance, part or other material used by any Loan Party or any of its Subsidiaries in the operation of their respective businesses as currently conducted infringes upon any rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim, accused infringements or litigation regarding any of the IP Rights is pending or, to the knowledge of the Lead Borrower, threatened in writing against any Loan Party or any of its Restricted Subsidiaries, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.16         Solvency. On the Closing Date, upon giving effect to the 2025 Transactions to become effective on the Closing Date (including the effectiveness of the Related Transaction Documents), the Lead Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent.

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Section 5.17         Subordination of Junior Financing. The Obligations are “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation.

Section 5.18         Collateral Documents; Valid Liens. Except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Collateral Documents and any other documents and instruments necessary to satisfy the Collateral and Guarantee Requirement, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents (including the delivery to the Administrative Agent of any Pledged Debt and any Pledged Equity required to be delivered pursuant to the applicable Collateral Documents), are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, except as otherwise provided hereunder, including subject to Liens permitted by Section 7.01, a legal, valid, enforceable and perfected first priority Lien on all right, title and interest of the respective Loan Parties in the Collateral described therein.

Notwithstanding anything herein (including this Section 5.18) or in any other Loan Document to the contrary, neither the Lead Borrower nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary that is not organized in a Qualified Jurisdiction, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign Law (other than the law of any Qualified Jurisdiction) or (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement.

Section 5.19         Centre of Main Interest. For the purposes of the Insolvency Regulation, the centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) of each Holdco, each Borrower and each of their Restricted Subsidiaries that is formed or incorporated in a jurisdiction within the European Union is situated in the jurisdiction of its registered office and it has no “establishment” (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction.

Section 5.20         Pensions Act. (a) Neither the Lead Borrower nor any of its Restricted Subsidiaries is or has been an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993 as amended).

(b)            Neither the Lead Borrower nor any of its Restricted Subsidiaries is or has been “connected” with or an “associate” of (as those terms are used in sections 39 and 43 of the Pensions Act 2004) such an employer.

Section 5.21         Commercial Benefit. Each Loan Party acknowledges that the entry into and performance by such Loan Party of its obligations under the Loan Documents to which it is a party is for such Loan Party’s commercial benefit.

Section 5.22         USA PATRIOT Act, Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. (a) To the extent applicable, each of Holdings and its Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA PATRIOT Act and applicable AML Laws.

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(b)            Holdings and its Subsidiaries, their respective directors and officers, and to the knowledge of Holdings or its Subsidiaries, their respective employees and agents, have conducted their businesses in compliance with Anti-Corruption Laws in all material respects. No part of the proceeds of the Loans (or any Letters of Credit) will be used by Holdings or its Subsidiaries, directly or, to its knowledge, indirectly, for any offer, payment, promise to pay, or authorization or approval of the payment or giving of money or anything else of value to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct any improper business advantage, in violation in any material respect of any Anti-Corruption Laws.

(c)             (i) None of Holdings or its Subsidiaries will directly or, to the knowledge of Holdings or such Subsidiary, indirectly, use the proceeds of the Loans (or Letters of Credit) in violation of applicable Sanctions or otherwise knowingly make available such proceeds to any Person for the purpose of financing the activities or business of or with any Sanctioned Person, or in any Sanctioned Country in violation of Sanctions, except to the extent licensed, exempted or otherwise approved by a competent governmental body responsible for enforcing such Sanctions, (ii) none of Holdings, any Subsidiary or to the knowledge of Holdings or such Subsidiary, their respective directors, officers or employees or, to the knowledge of either Borrower, any controlled Affiliate of Holdings, either Borrower or their respective Subsidiaries that will act in any capacity in connection with or benefit from any Facility, is a Sanctioned Person and (iii) none of Holdings, its Subsidiaries or to the knowledge of Holdings or such Subsidiary, their respective directors, officers and employees are in violation of applicable Sanctions in any material respect.

(d)            The representations and warranties and undertakings contained in this Section 5.22 are made by any person falling within the scope of application of European Council Regulation (EC) 2271/96 (as amended) (or any implementing regulation by any EU Member State or the United Kingdom only insofar as they do not result in a violation or conflict under, any anti-boycott or blocking law, regulation or statute that is in force from time to time including Section 7 of the German Foreign Trade Ordinance (§ 7 Außenwirtschaftsverordnung) or European Council Regulation (EC) 2271/96 (as amended) (or any law or regulation implementing such regulation in any member state of the European Union). The representations contained this Section 5.22 are made only to the extent that any Lender or any Agent would not be in violation of or conflict with Section 7 of the German Foreign Trade Ordinance (§ 7 Außenwirtschaftsverordnung) or in violation of or conflict with any anti-boycott or blocking law regulation or statute that is in force from time to time including European Council Regulation (EC) 2271/96 (as amended) (or any law or regulation implementing such regulation in any member state of the European Union).

Section 5.23         Luxembourg Specific Representations. (i) Each Luxembourg Loan Party is in full compliance with all requirements of the Luxembourg Act dated May 31, 1999 on the domiciliation of companies, as amended from time to time and all related regulations and (ii) the head office (administration centrale), the place of effective management (siège de direction effective) and (for the purposes of the Insolvency Regulation) the center of main interests (centre des intérêts principaux) of each Luxembourg Loan Party in Luxembourg is located at the place of its registered office (siège statutaire) in Luxembourg.

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Article VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than (i) contingent indemnification obligations as to which no claim has been asserted, (ii) obligations under Treasury Services Agreements and (iii) obligations under Secured Hedge Agreements) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), then from and after the Closing Date, the Lead Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.16 and 6.20) cause each of its Restricted Subsidiaries to:

Section 6.01         Financial Statements. (a) Deliver to the Administrative Agent for prompt further distribution to each Lender, within ninety (90) days after the end of the fiscal year of Topco ended December 31, 2024 and each fiscal year of Topco completed after the Closing Date, a consolidated balance sheet of Topco and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLC or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards;

(b)            Deliver to the Administrative Agent for prompt further distribution to each Lender, within forty-five (45) days after the end of each fiscal quarter of each fiscal year of Topco completed after the Closing Date (other than the fourth fiscal quarter of any fiscal year for which the Lead Borrower is required to deliver financial statements pursuant to Section 6.01(a)), a consolidated balance sheet of Topco and its Subsidiaries as at the end of such fiscal quarter and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for such fiscal quarter and the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, in each case, all in reasonable detail and certified by a Responsible Officer of the Lead Borrower, as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of Topco and its Subsidiaries, in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c)            [Reserved]; and

(d)            [Reserved].

Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of Topco and its Subsidiaries by furnishing Topco’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that such Form 10-K or 10-Q, as applicable, is accompanied by the comparisons to Topco Projections contemplated in clauses (a) and (b) of this Section 6.01 and provided, further, that to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards.

Any financial statement required to be delivered pursuant to Sections 6.01(a) or 6.01(b) shall not be required to include acquisition accounting adjustments relating to any Permitted Acquisition to the extent it is not practicable to include any such adjustments in such financial statement.

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Documents required to be delivered pursuant to this Section 6.01 and Section 6.02(b) and (c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Topco posts such documents, or provides a link thereto on the website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Lead Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Lead Borrower shall deliver paper copies of such documents (which may be electronic copies delivered via electronic mail) to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Lead Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Lead Borrower shall be required to provide paper copies (which may be electronic copies delivered via electronic mail) of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent; provided, however, that if such Compliance Certificate is first delivered by electronic means, the date of such delivery by electronic means shall constitute the date of delivery for purposes of compliance with Section 6.02(a). Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

Section 6.02         Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a)             no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Lead Borrower;

(b)             promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements, if any, which Topco or any Subsidiary files with the SEC, ASIC or with any applicable Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c)             promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities (other than in connection with any board observer rights) of any Loan Party or of any Restricted Subsidiary pursuant to the terms of the Super HoldCo Second Lien Notes and any Junior Financing Documentation (including the 2029 Notes Indenture and the Junior Existing Credit Agreement) or any other Indebtedness of the Lead Borrower and its Restricted Subsidiaries in a principal amount in excess of the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any clause of this Section 6.02;

(d)             together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), (i) in the case of annual Compliance Certificates only, a report setting forth the information required by sections describing the legal name and the jurisdiction of formation of each Loan Party and the location of the chief executive office of each Loan Party or confirming that there has been no change in such information since the Closing Date or the date of the last such report, (ii) [reserved] and (iii) a list of each Subsidiary of the Lead Borrower that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate (to the extent that there have been any changes in the identity or status as a Restricted Subsidiary or Unrestricted Subsidiary of any such Subsidiaries since the later of the Closing Date and the most recent list provided);

(e)            [reserved];

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(f)             [reserved];

(g)            promptly, such additional information regarding the business, legal, financial or corporate affairs of Topco or its Subsidiaries (including the Loan Parties or any of their respective Restricted Subsidiaries), or compliance with the terms of the Loan Documents, any Junior Financing Documentation (including the 2029 Notes Indenture and the Junior Existing Credit Agreement) or any other Indebtedness of Topco and its Subsidiaries (including the Lead Borrower and its Restricted Subsidiaries) in a principal amount in excess of the Threshold Amount, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

Section 6.03          Notices. Promptly after a Responsible Officer of any Loan Party has obtained actual knowledge thereof, notify the Administrative Agent:

(a)            of the occurrence of any Default;

(b)            of the occurrence of an ERISA Event which could reasonably be expected to result in a Material Adverse Effect; and

(c)            of the filing or commencement of, or any written threat or written notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, against the Lead Borrower or any Loan Party that could in each case reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of the Lead Borrower (x) that such notice is being delivered pursuant to Section 6.03(a), (b) or (c) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Lead Borrower or the respective Loan Party has taken and proposes to take with respect thereto.

Section 6.04          Payment of Taxes. Pay, discharge or otherwise satisfy, as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent any such tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or the failure to pay or discharge the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.05          Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except (x) in a transaction permitted by Section 7.04 or 7.05 and (y) any Restricted Subsidiary may merge, amalgamate or consolidate with any other Restricted Subsidiary and (b) take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except, in the case of (a) (other than with respect to either Borrower) or (b) to the extent that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or pursuant to a transaction permitted by Section 7.04 or 7.05 or clause (a) (y) of this Section 6.05.

Section 6.06          Maintenance of Properties. Except (i) if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) for Dispositions permitted by Section 7.05 (a) maintain, preserve and protect all of its material tangible properties and equipment necessary in the operation of its business in as good a working order, repair and condition, as they were in on the date hereof, ordinary wear and tear excepted and fire, casualty or condemnation excepted, (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice and in the normal conduct of its business, and (c) maintain or renew all of its registered or issued intellectual property.

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Section 6.07          Maintenance of Insurance.

(a)            Generally. Maintain, with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Lead Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons.

(b)            Requirements of Insurance. All such insurance shall name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable.

(c)            Flood Insurance. With respect to each Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent may from time to time reasonably require, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the Flood Laws.

(d)            If the Lead Borrower or any of its Subsidiaries shall fail to maintain insurance in accordance with this Section 6.07, or if the Lead Borrower or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Lead Borrower and its Subsidiaries jointly and severally agree to reimburse the Administrative Agent for all costs and expenses of procuring such insurance. The provisions of this Section 6.07 shall be deemed supplemental to, but not duplicative of, the provisions of any Collateral Documents that require the maintenance of insurance.

Section 6.08          Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except, in each case, if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.09          Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied and which reflect all material financial transactions and matters involving the assets and business of the Lead Borrower or a Restricted Subsidiary, as the case may be (it being understood and agreed that certain Foreign Subsidiaries maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).

Section 6.10          Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of such Loan Party’s or such Restricted Subsidiary’s properties, to examine such Person’s corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss such Person’s affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Lead Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Lead Borrower; provided that only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year and only one (1) such time shall be at the Lead Borrower’s expense; provided further that when an Event of Default has occurred and is continuing, the Administrative Agent (or any of its representatives or independent contractors), on behalf of itself and the Lenders, may do any of the foregoing at the expense of the Lead Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent shall give the Lead Borrower the opportunity to participate in any discussions with the Lead Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Lead Borrower or any of its Restricted Subsidiaries shall be required to disclose, or permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) is subject to attorney client or similar privilege or constitutes attorney work-product.

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Section 6.11          Additional Collateral; Additional Guarantors. At the Lead Borrower’s expense, subject to the limitations and exceptions of this Agreement, including, without limitation, the provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, take all action necessary or reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a)            Upon (1) the formation or acquisition of any new direct or indirect Restricted Subsidiary (other than any Immaterial Subsidiary or Excluded Subsidiary) that is organized in a Qualified Jurisdiction (other than Hong Kong or Singapore), (2) the designation in accordance with Section 6.15 of any existing direct or indirect Subsidiary that is organized in a Qualified Jurisdiction (other than Hong Kong or Singapore) as a Restricted Subsidiary (other than any Excluded Subsidiary), (3) the re-designation in accordance with the proviso to the definition of “Immaterial Subsidiary” of any existing direct or indirect Restricted Subsidiary (other than any Immaterial Subsidiary or any Excluded Subsidiary) that is organized in a Qualified Jurisdiction (other than Hong Kong or Singapore), (4) the designation of any Restricted Subsidiary that is an Immaterial Subsidiary or an Excluded Subsidiary as a Guarantor with, other than in the case of any such Restricted Subsidiary organized in a Qualified Jurisdiction, the prior written consent of the Administrative Agent (such consent to be based on matters of concern relating to the procurement of a guarantee from such Guarantor, the enforceability thereof and the taking and perfecting of a security interest in the assets of such Guarantor to secure its obligations thereunder), which consent shall not be unreasonably withheld or delayed:

(i)             within (x) 45 days after such formation, acquisition or designation with respect to a Restricted Subsidiary that is a Domestic Subsidiary or with respect to Collateral located in the U.S. or (y) 90 days after such formation, acquisition or designation with respect to a Foreign Subsidiary or with respect to non-U.S. Collateral or, in each case, such longer period as the Administrative Agent may agree in writing in its discretion:

(A)           cause each such Restricted Subsidiary to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) a Guarantor Joinder to this Agreement and joinders to the Security Agreement Supplements, Intellectual Property Security Agreements, a counterpart of the Global Intercompany Note and other security agreements and documents (including, with respect to such Mortgages, the documents listed in Schedule 6.18), as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Mortgages, Security Agreement, Intellectual Property Security Agreements and other security agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

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(B)            cause each such Restricted Subsidiary (and the parent of each such Restricted Subsidiary that is a Guarantor) to deliver any and all certificates representing Equity Interests (to the extent certificated) and intercompany notes that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank;

(C)            take and cause such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary to take whatever action (including the recording of Mortgages, the filing of UCC financing statements and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement;

(ii)            if reasonably requested by the Administrative Agent or the Collateral Agent, within forty-five (45) days after such request (or such longer period as the Administrative Agent may agree in its discretion), deliver to the Administrative Agent a signed copy of an opinion from (A) counsel for the additional Loan Party and/or (B) counsel for the Administrative Agent and the Lenders mutually determined in accordance with customary practice in the jurisdiction where the additional Loan Party is located and addressed to the Administrative Agent and the Lenders. Such opinion shall be in form reasonably acceptable to the Administrative Agent as to such customary matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request;

(iii)           as promptly as practicable after the request therefor by the Administrative Agent or Collateral Agent, deliver to the Collateral Agent with respect to each Material Real Property owned by any Loan Party (as applicable) any existing title reports, abstracts or environmental assessment reports, to the extent available and in the possession or control of the Lead Borrower; provided, however, that there shall be no obligation to deliver to the Administrative Agent any existing environmental assessment report whose disclosure to the Administrative Agent would require the consent of a Person other than the Lead Borrower or one of its Subsidiaries, where, despite the commercially reasonable efforts of the Lead Borrower to obtain such consent, such consent cannot be obtained; and

(iv)           if reasonably requested by the Administrative Agent or the Collateral Agent, within sixty (60) days after such request (or such longer period as the Administrative Agent may agree in its discretion), deliver to the Collateral Agent any other items necessary from time to time to satisfy the Collateral and Guarantee Requirement with respect to perfection and existence of security interests with respect to property of any Guarantor acquired after the Closing Date and subject to the Collateral and Guarantee Requirement, but not specifically covered by the preceding clauses (i), (ii) or (iii) or clause (b) below.

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(b)           Not later than one hundred twenty (120) days after the acquisition by any Loan Party of Material Real Property (or such longer period as the Administrative Agent may agree in its discretion) that is required to be provided as Collateral pursuant to the Collateral and Guarantee Requirement, which property would not be automatically subject to another Lien pursuant to pre-existing Collateral Documents, cause such property to be subject to a Lien and Mortgage in favor of the Administrative Agent for the benefit of the Secured Parties and take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, in each case to the extent required by, and subject to the limitations and exceptions of, the Collateral and Guarantee Requirement and to otherwise comply with the requirements of the Collateral and Guarantee Requirement.

(c)            Always ensuring that the Obligations are secured by a first-priority security interest in all the Equity Interests set forth in clause (b) of the definition of “Collateral and Guarantee Requirement”.

(d)            Deposit Accounts, Securities Accounts and Commodities Accounts. With respect to U.S. Pledged Accounts and Non-U.S. Pledged Accounts, the Lead Borrower and each applicable Loan Party shall ensure that the Administrative Agent has a perfected first-priority security interest (subject to Liens permitted under Section 7.01) in such accounts by causing the depositary institution maintaining such account to enter into a control agreement (or by effecting an equivalent level of perfection in each Non-U.S. Pledged Account located in a Qualified Jurisdiction through other means, including acknowledgements of notice of assignment or pledge, to the extent required by the Laws of such applicable Qualified Jurisdiction to effect such equivalent level of perfection) and deliver such control agreement (or evidence of other perfection or acknowledgement of notice of assignment or pledge, as applicable) to the Administrative Agent. Within ninety (90) days after the Closing Date (or such longer period as the Administrative Agent may agree in its reasonable discretion) with respect to U.S. Pledge Accounts and Non-U.S. Pledged Accounts (as applicable) existing on the Closing Date (or within ninety (90) days (or such longer period as the Administrative Agent may agree in its reasonable discretion) after the opening or creation of any U.S. Pledged Account or Non-U.S. Pledged Account (as applicable) or an existing deposit, securities or commodities account becoming a U.S. Pledged Account or Non-U.S. Pledged Account (as applicable), in each case, after the Closing Date), the Lead Borrower and each applicable Loan Party shall cause control agreements (or the local law equivalent in the applicable Qualified Jurisdiction) to be entered into with respect to such U.S. Pledged Accounts and Non-U.S. Pledged Accounts (as applicable) and delivered to the Administrative Agent; provided that in the event that such control agreements are not entered into within the applicable time period, the Lead Borrower and the relevant Loan Party shall be required, within 90 days (or such longer period as the Administrative Agent may agree in its reasonable discretion) of receipt of a written request from the Administrative Agent, to move such accounts to the Collateral Agent or another bank satisfactory to the Administrative Agent that will provide such control agreements. The Lead Borrower and each applicable Loan Party, with respect to Non-U.S. Pledged Accounts existing on the Closing Date shall use commercially reasonable efforts for a period of at least thirty (30) days following the execution of a control agreement (or local law equivalent in the applicable Qualified Jurisdiction) with respect to such Non-U.S. Pledged Account pursuant to the foregoing sentence, to cause the account bank for any such Non-U.S. Pledged Account to acknowledge any notice of assignment or pledge of a Non-U.S. Pledged Account (or with respect to Non-U.S. Pledged Accounts opened or created or a deposit accounts, securities account or commodities account becoming a Non-U.S. Pledged Account, in each case after the Closing Date, a period of at least thirty (30) days after the date of opening or creation or the date any such account becomes a Non-U.S. Pledged Account).

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(e)            Singapore Subsidiaries.

(i)             Within 60 days after the formation or acquisition by the Lead Borrower or any of its Restricted Subsidiaries of any new direct or indirect Restricted Subsidiary that is a Singapore Subsidiary or the designation in accordance with Section 6.15 of any existing direct or indirect Singapore Subsidiary as a Restricted Subsidiary, or such longer period as the Administrative Agent may agree in writing in its discretion:

(A)           cause each such Singapore Subsidiary to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) a Guarantor Joinder to this Agreement;

(B)           cause each such Singapore Subsidiary to deliver (1) a fixed and floating charge over all its property duly executed and delivered by each such Singapore Subsidiary in favor of the Collateral Agent, (2) an equitable mortgage of shares duly executed and delivered by the shareholders of each such Singapore Subsidiary in favor of the Collateral Agent (“Singapore Share Mortgage”) and (3) a Mortgage over all its Material Real Property duly executed and delivered by each such Singapore Subsidiary in favor of the Collateral Agent, in each case constituting first ranking Liens in form and substance reasonably acceptable to the Administrative Agent;

(C)           cause each such Singapore Subsidiary (and the parent of each such Singapore Subsidiary that is a Guarantor) to deliver any and all original share certificates, original blank share transfers and certified extract of share registers representing Equity Interests and intercompany notes that are required to be pledged pursuant to the Collateral and Guarantee Requirement and the Singapore Share Mortgages;

(D)           if required, cause the shareholders of each such Singapore Subsidiary to execute and deliver shareholder resolutions to amend the memorandum and articles of association of the Singapore Subsidiary so that it includes a provision which provides that the directors may not refuse to register a share transfer effected by the Collateral Agent or a Lender on enforcement of Collateral over those shares;

(E)            cause each such Singapore Subsidiary to deliver to counsel for the Lenders (1) an original bizfile authorization letter addressed to counsel for the Lenders signed by each such Singapore Subsidiary and (2) original statements containing particulars of charge (drafts of which are to be provided by counsel to the Collateral Agent and the Lenders within reasonable time following execution of the respective Collateral Documents) in relation to any Collateral Documents which are registrable as charges pursuant to the Companies Act 1967 of Singapore;

(F)            cause each such Singapore Subsidiary to provide evidence that all Collateral Documents to which it is a party and Singapore Share Mortgages are duly stamped or, if not duly stamped, confirmation that they will be duly stamped;

(G)           if reasonably requested by the Administrative Agent or the Collateral Agent, within forty-five (45) days after such request (or such longer period as the Administrative Agent may agree in its discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the Lenders, of counsel for the Loan Parties (or counsel for the Administrative Agent and Lenders if it is customary in Singapore for such counsel to deliver such opinion) reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(e) as the Administrative Agent may reasonably request; and

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(H)           as promptly as practicable after the request therefor by the Administrative Agent or Collateral Agent, deliver to the Collateral Agent with respect to each Material Real Property any existing title reports, abstracts or environmental assessment reports, to the extent available and in the possession or control of the Lead Borrower or a Singapore Subsidiary; provided, however, that there shall be no obligation to deliver to the Administrative Agent any existing environmental assessment report whose disclosure to the Administrative Agent would require the consent of a Person other than the Lead Borrower or one of its Subsidiaries, where, despite the commercially reasonable efforts of the Lead Borrower to obtain such consent, such consent cannot be obtained.

(ii)            Take and cause each Restricted Subsidiary that is a Singapore Subsidiary and each direct or indirect parent of such Singapore Subsidiary to take whatever action (including the registration of Mortgages, the registration of the Collateral at ACRA, payment of stamp duty, delivery of any certificates of title and delivery of share certificates) as may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement.

(f)             Hong Kong Subsidiaries. Upon the formation or acquisition by the Lead Borrower or any Restricted Subsidiary of any new direct or indirect Restricted Subsidiary that is a Hong Kong Subsidiary or the designation in accordance with Section 6.15 of any existing direct or indirect Hong Kong Subsidiary as a Restricted Subsidiary and the Administrative Agent and the Lead Borrower determine that financial assistance pursuant to Section 275 of the Companies Ordinance (Cap 622 of the laws of Hong Kong) has been given by such Hong Kong Subsidiary:

(i)             Ensure that:

(A)           all board and/or shareholder resolutions which are required to be passed under the Companies Ordinance (Cap. 622 of the laws of Hong Kong) to approve the giving of financial assistance by each such Hong Kong Subsidiary in connection with the entering into and performance of each of the Loan Documents by each such Hong Kong Subsidiary are passed; and

(B)            all statutory requirements (including filings) in connection with the giving of the financial assistance referred to in clause (A) above are complied with.

(ii)            Ensure that each such Hong Kong Subsidiary immediately provides the Administrative Agent with certified copies of all the Hong Kong Financial Assistance Documents, together with evidence that all statutory filings in relation to such documents have been complied with.

(iii)           Within 60 days after such formation, acquisition or designation (as relevant) and delivery of any Hong Kong Financial Assistance Documents, or such longer period as the Administrative Agent may agree in writing in its discretion:

(A)           cause each such Hong Kong Subsidiary to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) a Guarantor Joinder to this Agreement;

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(B)            cause each such Hong Kong Subsidiary to deliver (i) a fixed and floating charge over all its property duly executed and delivered by each such Hong Kong Subsidiary in favor of the Collateral Agent, (ii) an equitable mortgage of shares in such Hong Kong Subsidiary duly executed and delivered in favor of the Collateral Agent (“Hong Kong Share Mortgage”) and (iii) a Mortgage over all its Material Real Property duly executed and delivered by each such Hong Kong Subsidiary in favor of the Collateral Agent, in each case constituting first ranking Liens in form and substance reasonably acceptable to the Administrative Agent;

(C)            cause each such Hong Kong Subsidiary (and the parent of each such Hong Kong Subsidiary that is a Guarantor) to deliver any and all original share certificates, original blank share transfers and certified extract of share registers representing Equity Interests and intercompany notes that are required to be pledged pursuant to the Collateral and Guarantee Requirement and the Hong Kong Share Mortgages;

(D)            if required, cause each such Hong Kong Subsidiary to execute and deliver shareholder resolutions to amend the memorandum and articles of association of the Hong Kong Subsidiary so that they include a provision which provides that the directors may not refuse to register a share transfer effected by the Collateral Agent or a Lender on enforcement of Collateral over those shares;

(E)            cause each such Hong Kong Subsidiary to deliver together with each Collateral Document delivered pursuant to clause (B) above each duly executed form which is required to be lodged with the Companies Registry of Hong Kong in connection with the giving of the Collateral Documents; and

(F)            take and cause each such Hong Kong Subsidiary and each direct or indirect parent of each such Hong Kong Subsidiary to take whatever action (including the registration of Mortgages, the registration of the Collateral, delivery of any certificates of title and delivery of share certificates) as may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement;

(iv)          if reasonably requested by the Administrative Agent or the Collateral Agent, within forty-five (45) days after such request (or such longer period as the Administrative Agent may agree in its discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the Lenders, of counsel for the Lenders or (as applicable) the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(f) as the Administrative Agent may reasonably request; and

(v)           as promptly as practicable after the request therefor by the Administrative Agent or Collateral Agent, deliver to the Collateral Agent with respect to each Material Real Property any existing title reports, abstracts or environmental assessment reports, to the extent available and in the possession or control of the Lead Borrower or a Hong Kong Subsidiary; provided, however, that there shall be no obligation to deliver to the Administrative Agent any existing environmental assessment report whose disclosure to the Administrative Agent would require the consent of a Person other than the Lead Borrower or one of its Subsidiaries, where, despite the commercially reasonable efforts of the Lead Borrower to obtain such consent, such consent cannot be obtained.

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(g)           Irish Subsidiaries.

(i)             Within 60 days after the formation or acquisition by Lead Borrower or any of its Restricted Subsidiaries of any new direct or indirect Restricted Subsidiary that is an Irish Subsidiary or the designation in accordance with Section 6.15 of any existing direct or indirect Irish Subsidiary as a Restricted Subsidiary, or such longer period as the Administrative Agent may agree in writing in its discretion:

(A)           cause each such Irish Subsidiary to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) a Guarantor Joinder to this Agreement;

(B)           cause each such Irish Subsidiary to deliver a mortgage debenture creating fixed and floating charges over all its property and assets (the “Debenture”) duly executed and delivered by each such Irish Subsidiary in favor of the Collateral Agent, constituting first ranking Liens in form and substance reasonably acceptable to the Administrative Agent;

(C)           cause each such Irish Subsidiary (and the parent of each such Irish Subsidiary that is a Guarantor) to deliver any and all original share certificates, original blank share transfers and certified extract of share registers representing Equity Interests and intercompany notes that are required to be pledged pursuant to the Collateral and Guarantee Requirement and the Debenture;

(D)           if required, cause each such Irish Subsidiary to execute and deliver shareholder resolutions to amend the articles of association or the constitution of the Irish Subsidiary so that they include a provision which provides that the directors may not refuse to register a share transfer effected the Collateral Agent or by a Lender on enforcement of Collateral over those shares;

(E)            cause each such Irish Subsidiary to deliver to counsel for the Lenders original statements containing particulars of charge (drafts of which are to be provided by counsel to the Lenders within reasonable time following execution of the respective Collateral Documents) in relation to any Collateral Documents which are registrable as charges pursuant to the Companies Act 2014 of Ireland;

(F)            if reasonably requested by the Administrative Agent or the Collateral Agent, within forty-five (45) days after such request (or such longer period as the Administrative Agent may agree in its discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the Lenders, of counsel for the Lenders reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(g) as the Administrative Agent may reasonably request; and

(G)           as promptly as practicable after the request therefor by the Administrative Agent or Collateral Agent, deliver to the Collateral Agent with respect to each Material Real Property (if any) any existing title reports or certificates of title, environmental impact studies, to the extent available and in the possession or control of the Lead Borrower or an Irish Subsidiary; provided, however, that there shall be no obligation to deliver to the Administrative Agent any existing environmental impact studies whose disclosure to the Administrative Agent would require the consent of a Person other than the Lead Borrower or one of its Subsidiaries, where, despite the commercially reasonable efforts of the Lead Borrower to obtain such consent, such consent cannot be obtained.

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(ii)            Take and cause each Restricted Subsidiary that is an Irish Subsidiary and each direct or indirect parent of such Irish Subsidiary to take whatever action (including the registration of Debenture at the Irish Companies Registration Office and on any other relevant register, including but not limited to the Land Registry or the Registry of Deeds, payment of stamp duty, delivery of any land certificates or title deeds and delivery of share certificates) as may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement.

Section 6.12          Compliance with Environmental Laws. (a) Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying any of their Real Properties or facilities to comply, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for the ownership or operation of any of their Real Properties, facilities or business; and, in each case to the extent required by any Environmental Law, conduct any investigation, remedial or other corrective action to the extent required by any Environmental Law to address Hazardous Materials at any of their Real Properties or facilities, or any other location, in accordance with such Environmental Law.

(b)            Within thirty (30) days of the occurrence of any Event of Default, if requested by the Administrative Agent or the Collateral Agent, provide the Administrative Agent and the Collateral Agent with an environmental site assessment, by an environmental consultant reasonably acceptable to such Agents, of each of the Mortgaged Properties, identifying the presence or likely presence of Hazardous Materials on such properties and the potential costs of all actions required by Environmental Law to address such materials.

Section 6.13          [Reserved].

Section 6.14          Further Assurances. Promptly upon reasonable request by the Administrative Agent (a) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents, to the extent required pursuant to the Collateral and Guarantee Requirement. If the Administrative Agent or the Collateral Agent reasonably determines that it is required by applicable Law to have appraisals prepared in respect of the Real Property of any Loan Party subject to a mortgage constituting Collateral, the Lead Borrower shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA.

Section 6.15          Designation of Subsidiaries. The Lead Borrower may at any time after the Closing Date designate any Unrestricted Subsidiary of the Lead Borrower as a Restricted Subsidiary. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a Return on any Investment by the Lead Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Lead Borrower’s (as applicable) Investment in such Subsidiary.

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Section 6.16          Corporate Rating. The Lead Borrower shall use commercially reasonable efforts (i) to cause Topco to maintain a corporate credit rating (but not any specific rating) from S&P and a corporate family rating (but not any specific rating) from Moody’s, in each case with respect to Topco and (ii) [reserved].

Section 6.17          Use of Proceeds. Use the proceeds of any Borrowing or Letter of Credit for any purpose not otherwise prohibited under this Agreement, including, for general corporate purposes, working capital needs, the repayment of Indebtedness, the making of Restricted Payments and the making of Investments; provided that the proceeds of the Loans will not be applied towards the discharge or reduction of any liability incurred in connection with the acquisition of a Restricted Subsidiary incorporated in Hong Kong; and provided further that no proceeds of any Loan will be used, whether directly or indirectly, in a manner which would constitute a harmful “use of proceeds in Switzerland” as interpreted by the Swiss Federal Tax Administration for purposes of Swiss Withholding Tax, unless the Swiss Federal Tax Administration confirms by way of a binding tax ruling satisfactory to the Administrative Agent that interest payments under this Agreement will not be subject to Swiss Withholding Tax (irrespective of a potential use of proceeds in Switzerland).

Section 6.18          Post-Closing Actions. Complete each of the actions described on Schedule 6.18 as soon as commercially reasonable and by no later than the date set forth in Schedule 6.18 with respect to such action or such later date as the Administrative Agent may reasonably agree.

Section 6.19          Compliance with Anti-Corruption Laws. The Lead Borrower shall, and shall cause each of its Subsidiaries to: (a) conduct its business in a manner expected to maintain compliance with Anti-Corruption Laws, and maintain policies and procedures designed to ensure compliance with Anti-Corruption Laws; and (b) not authorize the use of the proceeds of any Borrowing or Letter of Credit, directly or, to its knowledge, indirectly, in any manner which would violate Anti-Corruption Laws in any material respect.

Section 6.20          Lender Calls. (a) At the request of the Administrative Agent, the Lead Borrower shall (i) participate in a telephonic conference with the Administrative Agent and the Lenders once per fiscal quarter (provided that the Administrative Agent provide an agenda of topics to be covered in such telephonic conference at least twenty-four (24) hours in advance of any such telephonic conference) and (ii)[reserved].

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Article VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than (i) contingent indemnification obligations as to which no claim has been asserted, (ii) obligations under Treasury Services Agreements and (iii) obligations under Secured Hedge Agreements) which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), then from and after the Closing Date:

Section 7.01          Liens. The Lead Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)            Liens pursuant to any Loan Document;

(b)            Liens existing on the Closing Date and listed on Schedule 7.01(b) and any modifications, replacements, renewals, refinancings or extensions thereof; provided that (i) the Lien does not extend to any additional property other than after-acquired property that is affixed or incorporated into the property covered by such Lien and proceeds and products thereof, and (ii) the replacement, renewal, refinancing or extension of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 7.03;

(c)            Liens for taxes, assessments or governmental charges that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or equivalent accounting principles in the relevant jurisdiction;

(d)            statutory or common law Liens of landlords, sublandlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business and (x) which do not in the aggregate materially detract from the value of any of the Lead Borrower’s or such Restricted Subsidiary’s property or assets taken as a whole or materially impair the operation of the business of the Lead Borrower or such Restricted Subsidiary taken as a whole or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(e)            (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, health, disability or employee benefits, unemployment insurance and other social security laws or similar legislation or regulation or other insurance-related obligations (including in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto), (ii) part-time worker arrangements in accordance with the German Old-Age Employees Part Time Act (Altersteilzeitgesetz) or pursuant to section 7d of book IV of the German Social Act (Sozialgesetzbuch) and (iii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Lead Borrower or any of its Restricted Subsidiaries;

(f)            deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g)            (i) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions, matters which would be disclosed by an accurate survey or inspection of any Real Property and other, similar encumbrances and minor title defects affecting Real Property that do not in the aggregate materially interfere with the ordinary conduct of the business of the Lead Borrower or any of its Restricted Subsidiaries, taken as a whole, and any exceptions on the Mortgage Policies issued in connection with the Mortgaged Properties or (ii) easements, rights-of-way, restrictions (including zoning restrictions) or encroachments that are reserved for the benefit of The Dow Chemical Company on any leased Real Property;

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(h)            [reserved];

(i)             Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(j)             leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Lead Borrower or any Restricted Subsidiary, taken as a whole or (ii) secure any Indebtedness;

(k)            Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(l)             Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts and (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including any netting, the right of set-off and any liens arising under the general business conditions of a credit institution with which the Lead Borrower or any of its Restricted Subsidiaries maintains a banking relationship in Germany or The Netherlands) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(m)           Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.06 or, to the extent related to any of the foregoing, to be applied against the purchase price for such Investment, or consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n)           Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement permitted hereunder;

(o)            Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.06;

(p)            Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(q)            Liens that are contractual rights of setoff or rights of pledge (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the issuance of Indebtedness or (ii) relating to pooled deposit or sweep accounts of the Lead Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Lead Borrower or any of its Restricted Subsidiaries;

(r)             ground leases in respect of Real Property on which facilities owned or leased by the Lead Borrower or any of its Restricted Subsidiaries are located;

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(s)            Liens (i) in favor of the Lead Borrower or a Restricted Subsidiary on assets of a Restricted Subsidiary that is not a Loan Party securing Indebtedness permitted under Section 7.03(b) and (ii) in favor of the Lead Borrower or any Subsidiary Guarantor;

(t)             any interest or title of a lessor, sublessor, licensor or sublicensor under leases, subleases, licenses or sublicenses entered into by the Lead Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(u)            Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Lead Borrower or any of its Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(v)            Liens to secure Indebtedness permitted under Section 7.03(e)(i); provided that (i) such Liens are created within 270 days of the acquisition, construction, repair, lease, replacement or improvement of the property subject to such Liens, (ii) such Liens do not at any time encumber property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and products thereof and customary security deposits and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for replacements, additions and accessions to such assets) other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(w)           Liens on property of any Non-Loan Party, which Liens secure obligations permitted under Section 7.03 of the applicable Non-Loan Party not constituting Indebtedness;

(x)             Liens existing on property at the time of the acquisition thereof or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.15), in each case after the Closing Date (including Capital Leases as provided for in the last paragraph of Section 7.03) (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary and (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition or such Person becoming a Restricted Subsidiary);

(y)            (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Lead Borrower and its Restricted Subsidiaries, taken as a whole;

(z)            Liens arising from precautionary Uniform Commercial Code financing statement or similar filings;

(aa)          Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

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(bb)         Liens securing Indebtedness permitted under Section 7.03(w) subject to the Superpriority Intercreditor Agreement; provided that Liens securing such Indebtedness shall be junior to the Obligations in right of payment and security;

(cc)          Liens on Existing Securitization Assets purported to be sold or otherwise transferred in connection with a Permitted Securitization, including, for the avoidance of doubt, any upsizing thereof permitted herein, or Liens over bank accounts of any Loan Party or any Restricted Subsidiary, so long as such bank accounts do not receive or hold funds of a Loan Party or any Restricted Subsidiary, in each case which are required as part of the Permitted Securitization;

(dd)         Liens securing Permitted General Junior Debt and any Permitted Refinancing thereof;

(ee)          The modification, replacement, renewal or extension of any Lien permitted by clauses (v) and (x) of this Section 7.01; provided that (i) the Lien does not extend to any additional property, other than (A) after acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, and (ii) their modification, renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03 (to the extent constituting Indebtedness);

(ff)           other Liens with respect to property or assets of the Lead Borrower or any of its Restricted Subsidiaries securing obligations (other than Indebtedness for borrowed money) in an aggregate principal amount outstanding at any time not to exceed the $15,000,000, in each case determined as of the date of incurrence; and

(gg)         Liens on the assets of the Super HoldCo Foreign Guarantors securing Indebtedness permitted under Section 7.03(r).

Notwithstanding the foregoing, neither the Lead Borrower nor any of its Restricted Subsidiaries shall grant a Lien on any Designated Real Property, other than any Lien deemed to exist by virtue of the respective landlord’s ownership interest in such Designated Real Property.

The expansion of Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section 7.01.

Section 7.02          [Reserved].

Section 7.03          Indebtedness. Neither the Lead Borrower nor any of its Restricted Subsidiaries shall, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except:

(a)            Indebtedness of any Loan Party under the Loan Documents;

(b)           Indebtedness outstanding on the Closing Date and listed on Schedule 7.03(b) and any Permitted Refinancing thereof;

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(c)            Guarantees by the Lead Borrower and any Restricted Subsidiary in respect of Indebtedness of the Lead Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) no Guarantee of any Junior Financing shall be permitted unless such guaranteeing party shall have also provided a Guarantee of the Obligations on the terms set forth herein, (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination arrangements with respect to such Indebtedness and (C) any Guarantee of any Indebtedness of a Non-Loan Party shall only be permitted under the General Investments Basket;

(d)            Indebtedness of the Lead Borrower or any Restricted Subsidiary owing to any Loan Party or any other Restricted Subsidiary (or issued or transferred to any direct or indirect parent of a Loan Party which is substantially contemporaneously transferred to a Loan Party or any Restricted Subsidiary of a Loan Party) to the extent constituting a Permitted Investment or an Investment permitted by Section 7.06; provided that all such Indebtedness shall be evidenced by the Global Intercompany Note (which, in the case of Indebtedness of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party, be unsecured and subordinated to the Obligations in a manner reasonably acceptable to the Administrative Agent or the Required Lenders);

(e)            (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing an acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset incurred by the Lead Borrower or any Restricted Subsidiary prior to or within 270 days after the acquisition, lease, construction, repair, replacement, or improvement of the applicable asset in an aggregate outstanding principal amount not to exceed at any time outstanding $35,000,000, and any Permitted Refinancing thereof and (ii) [reserved];

(f)             Indebtedness in respect of Swap Contracts designed to hedge against the Lead Borrower’s or any Restricted Subsidiary’s exposure to interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;

(g)            to the extent constituting Indebtedness, any Investment arising out of, or in connection with, Existing Cash Management Practices;

(h)            Indebtedness representing deferred compensation to employees of the Lead Borrower or any of its Restricted Subsidiaries incurred in the ordinary course of business or Indebtedness in relation to any part-time worker arrangements in accordance with the German Old-Age Employees Part Time Act (Altersteilzeitgesetz) or pursuant to section 7d of book IV of the German Social Act (Sozialgesetzbuch);

(i)             Indebtedness to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Lead Borrower or any Parent permitted by Section 7.06;

(j)             Indebtedness incurred by the Lead Borrower or any of its Restricted Subsidiaries in a Permitted Acquisition, any other Investment or any Disposition expressly permitted hereunder, in each case, constituting indemnification obligations or obligations in respect of purchase price (including earnouts) or other similar adjustments, or deferred compensation or other similar arrangements;

(k)            Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(l)             Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

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(m)           Indebtedness incurred by the Lead Borrower or any of its Restricted Subsidiaries in the form of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers compensation claims;

(n)            obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Lead Borrower or any of its Restricted Subsidiaries or obligations in the form of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(o)            the 2029 Notes and any Permitted Refinancing thereof;

(p)            Indebtedness supported by a Letter of Credit in a principal amount not to exceed the face amount of such Letter of Credit;

(q)            to the extent constituting Indebtedness, obligations of the Lead Borrower or any Restricted Subsidiary which is the seller or servicer (or any obligation of the Lead Borrower or any Restricted Subsidiary in respect of a seller or servicer) in a Permitted Securitization;

(r)             Guarantees of the Super HoldCo Obligations provided by the Super HoldCo Foreign Guarantors;

(s)            Indebtedness which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (s) and then outstanding, does not exceed $20,000,000, and any Permitted Refinancing thereof;

(t)             [reserved];

(u)           (i) any joint and several liability arising as a result of (the establishment of) a fiscal unity (fiscale eenheid) between Restricted Subsidiaries incorporated in The Netherlands; and (ii) a guarantee granted pursuant to a declaration of joint and several liability use for the purpose of Section 2:403 of the Dutch Civil Code (and any residual liability under such declaration arising pursuant to Section 2:404(2) of the Dutch Civil Code) in respect of Restricted Subsidiaries;

(v)            Indebtedness which, when aggregated with the principal amount of all other Indebtedness outstanding pursuant to this clause (v), does not exceed $250,000,000, and any Permitted Refinancing thereof; provided that such Indebtedness (A) matures after the latest Maturity Date in effect at the time of the incurrence of such Indebtedness, (B) has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Obligations, (C) is not incurred or guaranteed by a non-Loan Party Subsidiary, (D) is junior to the Obligations in right of payment and, if applicable, security, and is subject to a Second Lien Intercreditor Agreement, (E) is on terms no more favorable to the lenders of such Indebtedness than those contained in the Loan Documents and (F) if secured, is secured by assets that constitute Collateral (the Indebtedness permitted under this clause (v), “Permitted General Junior Debt”); provided that any incurrence of Permitted General Junior Debt under this clause (v) shall reduce availability under Section 7.03(w)(ii) on a dollar for dollar basis;

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(w)           the Junior Existing Credit Agreement, subject to the Superpriority Intercreditor Agreement, in an aggregate principal amount not to exceed the sum of (i) $2,193,299,479.69 plus (ii) $250,000,000; provided that any incurrence of Indebtedness under the Junior Existing Credit Agreement in reliance on this clause (ii) shall reduce availability under Section 7.03(w) on a dollar for dollar basis plus (iii) an amount equal to unpaid accrued interest and premiums thereon (including interest paid-in-kind), and any Permitted Refinancing thereof;

(x)            unsecured Indebtedness in respect of obligations of the Lead Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money;

(y)            Indebtedness arising out of, or in connection with, the Cash Management Practices, provided that such Indebtedness owed by Loan Parties to Restricted Subsidiaries that are not Loan Parties shall be subordinated to the Obligations pursuant to a Subordination Agreement and related documentation in form and substance reasonably satisfactory to the Administrative Agent; and

(z)            all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (x) above.

For purposes of determining compliance with Section 7.03, in the event that an item of Indebtedness (or any portion thereof) at any time, whether at the time of incurrence or upon the application of all or a portion of the proceeds thereof or subsequently, meets the criteria of more than one of the categories of permitted Indebtedness described in Section 7.03(a) through (y) above, the Lead Borrower, in its sole discretion, will classify and may subsequently reclassify such item of Indebtedness (or any portion thereof) in any one or more of the types of Indebtedness described in Section 7.03(a) through (y) and will only be required to include the amount and type of such Indebtedness in such of the above clauses as determined by the Lead Borrower at such time. The Lead Borrower will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Section 7.03(a) through (y) so long as such Indebtedness (or any portion thereof) is permitted to be incurred pursuant to such provision at the time of reclassification. Notwithstanding the foregoing, Indebtedness incurred (a) under the Loan Documents, any Incremental Commitments, any Incremental Loans, any Refinancing Commitments and any Refinancing Loans shall only be classified as incurred under Section 7.03(a), (b) under the Junior Existing Credit Agreement and any Permitted Refinancing thereof shall only be classified as incurred under Section 7.03(w) and (c) under the 2029 Notes and any Permitted Refinancing thereof shall only be classified as incurred under Section 7.03(o).

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including OID) incurred in connection with such refinancing.

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The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Lead Borrower dated such date prepared in accordance with GAAP.

Section 7.04          Fundamental Changes. Neither the Lead Borrower nor any of its Restricted Subsidiaries shall merge, amalgamate, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a)            any Restricted Subsidiary of the Lead Borrower (other than the Co-Borrower) may merge, amalgamate or consolidate with (i) the Lead Borrower (including a merger, the purpose of which is to reorganize the Lead Borrower into a new jurisdiction); provided that the Lead Borrower shall be the continuing or surviving Person or (ii) one or more other Restricted Subsidiaries of the Lead Borrower (other than the Co-Borrower); provided that when any Person that is a Loan Party is merging with a Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person unless the resulting Investment made in connection with a Loan Party merging with a Non-Loan Party shall otherwise be a Restricted Investment permitted by Section 7.06 (other than Section 7.06(d)) or a Permitted Investment;

(b)            (i) any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Loan Party and (ii) any Restricted Subsidiary may liquidate or dissolve or change its legal form if the Lead Borrower determines in good faith that such action is in the best interest of the Lead Borrower and its Restricted Subsidiaries and if not materially disadvantageous to the Lenders (it being understood that in the case of any change in legal form, a Restricted Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder);

(c)            any Restricted Subsidiary (other than the Co-Borrower) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Lead Borrower or to another Restricted Subsidiary (other than the Co-Borrower); provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must be a Guarantor or the Lead Borrower or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in a Restricted Subsidiary which is not a Loan Party permitted by Section 7.06 (other than Section 7.06(d)) or a Permitted Investment;

(d)            any Restricted Subsidiary may merge or amalgamate with any other Person in order to effect a Restricted Investment permitted pursuant to Section 7.06 (other than Section 7.06(d)) or a Permitted Investment; provided that the continuing or surviving Person shall be a Restricted Subsidiary or the Lead Borrower;

(e)            so long as no Default exists or would result therefrom, the Lead Borrower may merge with any other Person; provided that the Lead Borrower shall be the continuing or surviving corporation, and the Lead Borrower shall have delivered to the Administrative Agent an Officer’s Certificate of the Lead Borrower stating that such merger or consolidation complies with this Agreement;

(f)             the Lead Borrower and the Restricted Subsidiaries may consummate the Transactions;

(g)            any Restricted Subsidiary (other than the Co-Borrower) may effect a merger, amalgamation, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05; and

(h)            the Luxembourg Loan Parties may undertake a Permitted Relocation.

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Section 7.05          Dispositions. Neither the Lead Borrower nor any of its Restricted Subsidiaries shall, directly or indirectly, make any Disposition or enter into any agreement to make any Disposition, except:

(a)            (x) Dispositions of obsolete, worn out, used or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrowers or any of their Restricted Subsidiaries and (y) Dispositions to landlords of improvements made to leased real property pursuant to customary terms of leases entered into in the ordinary course of business;

(b)            Dispositions of inventory, goods held for sale in the ordinary course of business and immaterial assets in the ordinary course of business (including allowing any issuances, registrations or any applications for registration of any intellectual property to lapse or become abandoned in the ordinary course of business);

(c)            Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d)            Dispositions of property to the Lead Borrower or any Restricted Subsidiary; provided that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party or (ii) if such transaction constitutes an Investment, such Investment must be a Restricted Investment permitted by Section 7.06 or a Permitted Investment;

(e)            Dispositions that are permitted by Section 7.04 (other than Section 7.04(g)) or otherwise constitute a Restricted Payment permitted by Section 7.06 or a Permitted Investment (other than a Permitted Investment pursuant to clause (d) or (y) of the definition thereof) and Liens permitted by Section 7.01 (other than Section 7.01(m));

(f)             Dispositions of cash and Cash Equivalents;

(g)            (i) leases, subleases, licenses or sublicenses (including the provision of software or the licensing of other intellectual property rights) and termination thereof, in each case in the ordinary course of business and which do not materially interfere with the business of the Borrowers and the Restricted Subsidiaries taken as a whole, (ii) the Aristech and Altuglas License Agreements and (iii) Dispositions of intellectual property that are not material to the business of the Borrowers and the Restricted Subsidiaries;

(h)            transfers of property subject to Casualty Events;

(i)             Dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business;

(j)             [reserved];

(k)            [reserved];

(l)             so long as the Lead Borrower or a Restricted Subsidiary receives at least fair market value therefor (taking into account any Securitization Seller’s Retained Interest), any sale of Existing Securitization Assets in connection with a Permitted Securitization;

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(m)           Dispositions which may not be prohibited pursuant to section 1136 of the German Civil Code;

(n)            Dispositions of property; provided that (i) [reserved] and (ii) with respect to any Disposition pursuant to this clause (n) for a purchase price equal to or greater than $20,000,000, the Lead Borrower or any of its Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(a), Section 7.01(b), clauses (ii) and (iii) of Section 7.01(l), Section 7.01(p), Section 7.01(q), Section 7.01(s), Section 7.01(w), Section 7.01(x), Section 7.01(dd), Section 7.01(ee), Section 7.01(ff) (solely to the extent the Obligations under the Revolving Credit Loans that are secured on a first lien basis shall be secured on a pari passu or senior basis with such Liens), and Section 7.01(gg)); provided, however, that for the purposes of this clause (n)(ii), the following shall be deemed to be cash: (A) any liabilities (as shown on the Lead Borrower’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Lead Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that (x) are assumed by the transferee with respect to the applicable Disposition or (y) are otherwise cancelled or terminated in connection with the transaction with such transferee (other than intercompany debt owed to the Lead Borrower or its Restricted Subsidiaries) and, in each case, for which the Lead Borrower and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities, notes or other obligations or assets received by the Lead Borrower or the applicable Restricted Subsidiary from such transferee that are converted by the Lead Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (C) aggregate non-cash consideration received by the Lead Borrower or the applicable Restricted Subsidiary having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such non-cash consideration is received) not to exceed $20,000,000 (net of any non-cash consideration converted into cash and Cash Equivalents);

(o)            any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater value or usefulness to the business of the Lead Borrower and its Subsidiaries as a whole, as determined in good faith by the management of the Lead Borrower;

(p)            Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(q)            the Lead Borrower and the Restricted Subsidiaries may enter into any agreement to make any Disposition so long as consummation of the Disposition contemplated by such agreement is contingent upon either (i) the Required Lenders consenting to such transactions or (ii) the repayment in full of the Obligations (other than (i) obligations arising under Secured Hedge Agreements or Treasury Services Agreements and (ii) indemnities and other contingent liabilities that survive repayment of the Loans);

(r)             the unwinding of any Swap Contracts pursuant to its terms;

(s)            the dissolution or liquidation of any Subsidiary with no assets;

(t)             sales of non-core assets acquired after the Closing Date in connection with Permitted Acquisitions, Restricted Investments permitted under Section 7.06 (other than Section 7.06(d)) or Permitted Investments, in each case to the extent such sales occur within 180 days of such Permitted Acquisition or Investment; provided that the aggregate amount of such sales shall not exceed 25% of the fair market value of the acquired entity or business; and

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(u)            [reserved];

provided that any Disposition of any property pursuant to Section 7.05(n) shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

Section 7.06          Restricted Payments. The Lead Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment, except:

(a)            each Restricted Subsidiary may make Restricted Payments to the Lead Borrower, and other Restricted Subsidiaries of the Lead Borrower (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Lead Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b)            the Lead Borrower and each Restricted Subsidiary may declare and make dividend payments or other Restricted Payments payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;

(c)            the Lead Borrower and each Restricted Subsidiary may make Restricted Payments to holders of the common stock of Topco or any Parent in an amount equal to in any fiscal quarter, up to $0.01 per share for each such fiscal quarter (as such amount shall be appropriately adjusted for any stock, splits, stock dividends, reverse stock splits, stock consolidations and similar transactions provided that the amount permitted to be paid under this clause (c) in any fiscal quarter may be increased by an amount equal to the difference (if positive) between the permitted amount in a preceding fiscal quarter and the amount actually used or applied by Topco or such Parent during such relevant period);

(d)            to the extent constituting Restricted Payments, the Lead Borrower (or any Parent) and its Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.04 or 7.08 (other than Section 7.08(f) or 7.08(l));

(e)            repurchases of Equity Interests in the Lead Borrower or any Restricted Subsidiary of the Lead Borrower deemed to occur upon exercise of stock options or warrants or the settlement or vesting of other equity-based awards if such Equity Interests represent a portion of the exercise price of, or tax withholdings with respect to, such options, or warrants or other equity-based awards;

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(f)             the Lead Borrower and each Restricted Subsidiary may (i) pay (or may make Restricted Payments to allow any Holdco or any Parent to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests or settlement of equity-based awards of such Restricted Subsidiary (or of the Lead Borrower or any other such Parent) held by any future, present or former employee, officer, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributes of any of the foregoing) of such Restricted Subsidiary (or the Lead Borrower or any other Parent) or any of its Subsidiaries or (ii) make Restricted Payments in the form of distributions to allow any Holdco or any Parent to pay principal or interest on promissory notes that were issued to any future, present or former employee, officer, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributes of any of the foregoing) of such Restricted Subsidiary (or the Lead Borrower or any Parent) in lieu of cash payments for the repurchase, retirement or other acquisition or retirement for value of such Equity Interests or equity-based awards held by such Persons, in each case, upon the death, disability, retirement or termination of employment or services, as applicable, of any such Person or pursuant to any employee, manager or director equity plan, employee, manager or director stock option plan or any other employee, manager or director benefit plan or any agreement (including any stock subscription agreement, shareholder agreement or stockholder’s agreement) with any employee, director, officer or consultant of such Restricted Subsidiary (or the Lead Borrower or any Parent) or any of its Restricted Subsidiaries; provided that (x) the aggregate amount of Restricted Payments made pursuant to this clause (f) shall not exceed $2,500,000 in any calendar year and (y) [reserved]; provided, further, that such amount in any calendar year may further be increased by an amount not to exceed:

(i)             [reserved]; and

(ii)            the Net Proceeds of key man life insurance policies received by the Lead Borrower or its Restricted Subsidiaries less the amount of Restricted Payments previously made with the cash proceeds of such key man life insurance policies;

and provided further that that cancellation of Indebtedness owing to the Lead Borrower or any Restricted Subsidiary from members of management of the Lead Borrower, any of the Lead Borrower’s Parents or any of the Lead Borrower’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of any of the Lead Borrower’s Parents will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;

(g)            [reserved];

(h)            the Lead Borrower may make Restricted Payments to any Parent;

(i)             to pay its operating costs and expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of the Lead Borrower and its Restricted Subsidiaries, Transaction Expenses and any reasonable and indemnification claims made by directors or officers of such Parent attributable to the ownership or operations of the Lead Borrower and its Restricted Subsidiaries;

(ii)            the proceeds of which shall be used to pay (A) franchise taxes and other fees, taxes and expenses required to maintain its (or any of its Parents’) corporate existence or (B) costs and expenses (including Public Company Costs) incurred by such Parent in connection with such Parent being a public company, including costs and expenses relating to ongoing compliance with federal and state securities laws and regulations, SEC rules and regulations and the Sarbanes-Oxley Act of 2002;

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(iii)           for any taxable period in which the Lead Borrower and/or any of its Subsidiaries is a member of a consolidated, combined or similar income or similar tax group of which a direct or indirect parent of Lead Borrower is the common parent (a “Tax Group”), to pay federal, foreign, state and local income or similar taxes of such Tax Group that are attributable to the taxable income of the Lead Borrower and/or its Subsidiaries; provided that, for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the amount that the Lead Borrower and its Subsidiaries would have been required to pay in respect of federal, foreign, state and local income taxes in the aggregate if such entities were corporations paying taxes separately from any Tax Group at the highest combined applicable federal, foreign, state and local tax rate for such fiscal year (it being understood and agreed that if the Lead Borrower or Subsidiary pays any such federal, foreign, state or local income taxes directly to such taxing authority, that a Restricted Payment in duplication of such amount shall not be permitted to be made pursuant to this clause (iii)); provided further that the permitted payment pursuant to this clause (iii) with respect to any taxes of any Unrestricted Subsidiary for any taxable period shall be limited to the amount actually paid by any Unrestricted Subsidiary to the Lead Borrower or its Restricted Subsidiaries for the purposes of paying such consolidated, combined or similar Taxes for such taxable period or any previous taxable period ending after the date hereof and not previously taken into account for purposes of calculating the limitation in this proviso;

(iv)           to finance any Permitted Investments and other Investments that would be permitted to be made pursuant to this Section 7.06 and Section 7.08 made by the Lead Borrower or any of its Restricted Subsidiaries; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such Parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Lead Borrower or the Restricted Subsidiaries or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Lead Borrower or its Restricted Subsidiaries in order to consummate such Permitted Acquisition or Investment, in each case, in accordance with the requirements of Section 6.11;

(v)            the proceeds of which (A) shall be used to pay salary, commissions, bonus and other benefits payable to and indemnities provided on behalf of officers, employees, directors and members of management of any Holdco or any Parent and any payroll, social security or similar taxes thereof to the extent such salaries, commissions, bonuses and other benefits are attributable to the ownership or operation of the Lead Borrower and the Restricted Subsidiaries or (B) shall be used to make payments permitted under Section 7.08(g) and (k) (but only to the extent such payments have not been and are not expected to be made by the Lead Borrower or a Restricted Subsidiary); and

(vi)           the proceeds of which shall be used by any Holdco to pay (or to make Restricted Payments to allow any Parent to pay) (A) fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering by any Holdco (or any Parent) that is directly attributable to the operations of the Lead Borrower and its Restricted Subsidiaries and (B) expenses and indemnities of the trustee with respect to any debt offering by any Holdco (or any Parent);

(i)             payments made or expected to be made by any Holdco, the Lead Borrower or any of the Restricted Subsidiaries in respect of withholding or other payroll and other similar Taxes payable by or with respect to any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributes of any of the foregoing) and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options or the vesting or settlement of other equity-based awards;

(j)             [reserved];

(k)            the Lead Borrower or any of the Restricted Subsidiaries may pay cash in lieu of the issuance of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisitions; and

(l)             [reserved].

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Section 7.07          Change in Nature of Business. The Lead Borrower shall not, nor shall the Lead Borrower permit any of the Restricted Subsidiaries to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Lead Borrower and its Restricted Subsidiaries on the Closing Date or any business reasonably related, complementary, synergistic or ancillary thereto (including related, complementary, synergistic or ancillary technologies) or reasonable extensions thereof.

Section 7.08          Transactions with Affiliates. Neither the Lead Borrower shall, nor shall the Lead Borrower permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction of any kind with any Affiliate of the Lead Borrower involving aggregate payments or consideration in excess of $5,000,000 for any individual transaction or series of related transactions, whether or not in the ordinary course of business, other than:

(a)            transactions among any Holdco, the Lead Borrower and its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transactions that are not otherwise prohibited under this Agreement;

(b)            on terms substantially as favorable to the Lead Borrower or such Restricted Subsidiary as would be obtainable by the Lead Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(c)            the Transactions and the payment of fees and expenses (including Transaction Expenses) as part of or in connection with the Transactions;

(d)            Restricted Payments permitted under Section 7.06 and Permitted Investments other than Permitted Investments under clauses (a)(ii), (b) and (u) of the definition thereof;

(e)            loans and other transactions by the Lead Borrower and its Restricted Subsidiaries to the extent expressly permitted under this Article VII;

(f)             employment, consulting, and severance and other service or benefit-related arrangements between the Lead Borrower and its Restricted Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and other equity award and employee benefit plans and arrangements in the ordinary course of business;

(g)            the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants of the Lead Borrower and its Restricted Subsidiaries (or any Parent) in the ordinary course of business;

(h)            transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 7.08 (to the extent not otherwise permitted by this Agreement) or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;

(i)             the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of the Lead Borrower to any former, current or future director, manager, officer, employee or consultant (or any Affiliate of any of the foregoing) of the Lead Borrower, any of its Subsidiaries or any Parent;

(j)             transactions related to Permitted Securitizations;

(k)            transactions related to Cash Management Practices;

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(l)             any transaction with any Holdco, a Restricted Subsidiary or joint venture partners, in each case in compliance with the terms of this Agreement that are on terms at least as favorable as might reasonably have been obtained at such time in an arm’s length transaction from an unaffiliated party in the reasonable determination of the board of directors of the Lead Borrower;

(m)           transactions with customers, clients, joint venture partners, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Lead Borrower and the Restricted Subsidiaries, in the reasonable determination of the board of directors or the senior management of the Lead Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(n)            transactions in which the Lead Borrower or any of the Restricted Subsidiaries, as the case may be, deliver to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Lead Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (b) of this Section 7.08; and

(o)            transactions arising out of, in connection with or relating to the Aristech and Altuglas License Agreements, in the ordinary course of business and consistent with past practice.

Section 7.09          Burdensome Agreements. The Lead Borrower shall not, nor shall the Lead Borrower permit any of its Restricted Subsidiaries to, enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Restricted Subsidiary of the Lead Borrower to make Restricted Payments to the Lead Borrower or any of its Restricted Subsidiaries or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which:

(a)            (x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 hereto and (y) to the extent Contractual Obligations permitted by preceding clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligations;

(b)            are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Lead Borrower, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Lead Borrower;

(c)            represent Indebtedness of a Restricted Subsidiary of the Lead Borrower which is not a Loan Party which is permitted by Section 7.03;

(d)            arise in connection with any Disposition permitted by Section 7.04 or 7.05 and relate solely to the assets or Person subject to such Disposition;

(e)            are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures constituting Permitted Investments or otherwise permitted under Section 7.06 and applicable solely to such joint venture;

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(f)             are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by such Indebtedness;

(g)            are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto;

(h)            comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e) or (g) (in each case to the extent that such restrictions apply only to the property or assets securing such Indebtedness or to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness);

(i)             are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Lead Borrower or any Restricted Subsidiaries;

(j)             are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business;

(k)            are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(l)             arise in connection with cash or other deposits permitted under Sections 7.01 and the definition of Permitted Investments and limited to such cash or deposit;

(m)           comprise restrictions imposed by any agreement evidencing any Indebtedness permitted under Section 7.03 to the extent that such restrictions (taken as a whole) are, in the good faith judgment of the Lead Borrower, no more onerous to Lead Borrower and its Restricted Subsidiaries than customary market terms for Indebtedness of such type and in any event are no more onerous to Lead Borrower and its Restricted Subsidiaries than those restrictions contained in this Agreement and the other Loan Documents; and

(n)            any amendments, modifications, restatements or renewals of the agreements, contracts or instruments referred to in clause (a) through (m) above, provided that such amendments, modifications, restatements or renewals, taken as a whole, are not materially more restrictive with respect to such encumbrances or restrictions than those contained in such predecessor agreements, contracts or instruments.

Section 7.10          [Reserved].

Section 7.11          Financial Springing Covenant. (a) The Lead Borrower shall not permit the Superpriority Lien Net Leverage Ratio on the last day of any fiscal quarter to be greater than 1.50:1.00 (the “Financial Springing Covenant”) if, as of such date, the aggregate Dollar Amount of Swing Line Loans, Revolving Credit Loans and L/C Obligations (excluding L/C Obligations relating to (x) Letters of Credit that have been Cash Collateralized in a manner reasonably satisfactory to the Administrative Agent and (y) Letters of Credit having an aggregate undrawn Dollar Amount not greater than $10,000,000) outstanding on such date is greater than 30.00% of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders.

(b)            [reserved].

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Section 7.12          Accounting Changes. The Lead Borrower shall not make any change in its fiscal year; provided, however, that the Lead Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrowers and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Section 7.13          Prepayments, Etc. of Indebtedness. (a) The Lead Borrower shall not, nor shall the Lead Borrower permit any of its Restricted Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal, interest, mandatory prepayments, including pursuant to any excess cash flow sweep or required from proceeds of refinancing Indebtedness and AHYDO Payments shall be permitted) (x) any Indebtedness for borrowed money that is expressly subordinated to the Obligations in right of payment or security or any other Indebtedness that is required to be expressly subordinated to the Obligations in right of payment or security pursuant to the terms of the Loan Documents and (y) any Indebtedness for borrowed money that is unsecured (all Indebtedness described under (x) and (y), collectively, “Junior Financing”) or make any payment in violation of any subordination terms of any Junior Financing Documentation, except, subject to the absence of a Default or Event of Default (i) the refinancing thereof with any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing), to the extent not required to prepay any Loans pursuant to Section 2.05(b), (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its Parents, (iii) the prepayment of Indebtedness of the Lead Borrower or any Restricted Subsidiary owing to the Lead Borrower or any Restricted Subsidiary to the extent not prohibited by the subordination provisions contained in the Global Intercompany Note, (iv) the voluntary prepayment, repayment or redemption of outstanding Indebtedness under (1) the “2021 Incremental Term Loans” (as defined in the Junior Existing Credit Agreement) and/or (2) the 2029 Notes; provided that such prepayment, repayment or redemption under this clause (iv) shall (A) not exceed $50,000,000 in the aggregate (based on the cash amount paid if at a discount to par, and not the face amount of principal) and (B) [reserved] and (v) Indebtedness permitted under Section 7.03(d).

(b)            The Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Junior Financing Documentation (including documentation evidencing Permitted Refinancings thereof but other than intercompany indebtedness) without the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that nothing in this Section 7.13(b) shall prohibit the Lead Borrower and its Restricted Subsidiaries from refinancing, replacing or renewing any such Junior Financing to the extent otherwise permitted by Section 7.13(a).

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Section 7.14          Permitted Activities. With respect to each Holdco, each Holdco shall not engage in any material operating or business activity; provided, that the following and any activities incidental thereto shall be permitted in any event: (i) (x) in the case of Holdings, its ownership of the Equity Interests of the Lead Borrower or any Intermediate Holding Company and (y) in the case of any Intermediate Holding Company, its ownership of Equity Interests of the Lead Borrower, and, in each case, activities incidental thereto, including payment of dividends and other amounts in respect of its Equity Interests, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Loan Documents, the 2029 Notes, the Junior Existing Credit Agreement and any other Indebtedness, (iv) any public offering of its Equity Interests or any other issuance or sale of its Equity Interests, (v) financing activities, including the issuance of securities, incurrence of debt, payment of dividends, providing a performance guaranty in connection with a Permitted Securitization and (x) in the case of Holdings, making contributions to the capital of any Intermediate Holding Company, and guaranteeing the obligations of any Intermediate Holding Company and the Lead Borrower and its Restricted Subsidiaries and (y) in the case of any Intermediate Holding Company, making contributions (including any contribution or transfer made in the form of an intercompany loan provided on an interest-free basis) to the capital of any other Intermediate Holding Company or the Lead Borrower and guaranteeing the obligations of and the Lead Borrower and its Restricted Subsidiaries, (vi) participating in tax, accounting and other administrative matters as a member of the consolidated group of Topco, (vii) holding any cash or property (but not operate any property) including any intercompany receivable to the extent held in accordance with an activity otherwise permitted by this Section 7.14 and the other provisions of the Credit Agreement, (viii) providing indemnification to officers and directors, (ix) in the case of Holdings, the incurrence of Indebtedness under the Parent Intercompany Loan and compliance with its obligations thereunder, in an aggregate principal amount equal to $128,865,980, as in effect on the Closing Date, so long as such Indebtedness: (v) is not guaranteed by any Loan Party or Restricted Subsidiary, (w) is unsecured, (x) has a final scheduled maturity date after the Latest Maturity Date, (y) has no scheduled amortization, payments of interest in cash, payments of principal or any mandatory redemption, repurchase, prepayment or sinking fund obligations, in each case, prior to the Latest Maturity Date and (z) is subject to a Subordination Agreement; (x) redomiciling of each Holdco that is a Luxembourg Loan Party from Luxembourg to Ireland; provided it is a Permitted Relocation; and (xi) any activities incidental to the foregoing. Notwithstanding anything herein to the contrary, (i) no Intermediate Holding Company shall own any Equity Interests other than those of the Lead Borrower or another Intermediate Holding Company (unless such Equity Interests are promptly contributed to the Lead Borrower) and (ii) Holdings shall not own any Equity Interests other than (A) those of an Intermediate Holding Company or the Lead Borrower (unless such Equity Interests are promptly contributed to the Lead Borrower) or (B) those of Topco in connection with share purchases, provided however, that such share purchases and the payments related thereto are permitted by Section 7.06.

Section 7.15          Amendments to Related Transaction Documents. Amendments or modifications (including via refinancing or replacement) of the terms of any Related Transaction Documents as in force as of the Closing Date or, with respect to Related Transaction Documents entered into after the Closing Date, the date on which such Related Transaction Document is entered into, shall be prohibited unless such amendment is not materially adverse (taken as a whole) to the Superpriority Revolving Lenders; provided that any amendment to a Related Transaction Document to facilitate the incurrence of Permitted General Junior Debt shall not (solely as regards such incurrence and payment of principal and interest on such Indebtedness, but for the avoidance of doubt, without prejudice to any other matter addressed by, related to or otherwise connected with such amendment) be materially adverse to the Revolving Credit Lenders.

Section 7.16          [Reserved].

Section 7.17          Cash Management Practices. There shall be no material changes to the Existing Cash Management Practices of the Lead Borrower and its Subsidiaries as in effect prior to the Closing Date (this Section 7.17, the “Cash Management Provision”).

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Notwithstanding anything in the Loan Documents to the contrary: (a) any intercompany loans, advances or other Indebtedness owed by a Loan Party to an Affiliate of the Lead Borrower that is not a Loan Party shall be subordinated in right of payment and (if applicable) security to the Obligations, and any guarantee by a Loan Party of Indebtedness of a non-Loan Party shall be subordinated in right of payment and (if applicable) security to the Obligations; provided that the foregoing shall not apply to the guarantee of Trinseo Europe (as in effect on the Closing Date) of the Super Holdco Obligations (this clause (a), the “Double-Dip Provision”); (b) Investments or Dispositions by any Loan Party or Restricted Subsidiary to an Unrestricted Subsidiary shall only be permitted pursuant to the General Investments Basket, or in accordance with the Existing Cash Management Practices and may not be reclassified (this clause (b), the “Envision Provision”); (c) no Loan Party will, and the Loan Parties will not permit any of their Subsidiaries to, (i) directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness or issue any capital stock; (ii) create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom; (iii) make or own any Investment in any other Person; (iv) enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution), or (v) make any Disposition of assets or to otherwise engage in any other activity, in each case, that is undertaken in connection with a liability management financing transaction (this clause (c), the “Anti-Liability Management Provision”), provided that the Anti-Liability Management Provision shall not restrict (i) the incurrence of Permitted General Junior Debt or Indebtedness pursuant to Section 7.03(e) or Section 7.03(s) and (ii) transactions taken in connection with a Permitted Securitization, in each case, so long as such Indebtedness is not incurred for the purpose of materially reducing the value of the Collateral or disadvantaging the Lenders in respect of their rights as creditors relative to other creditors; (d) the Lead Borrower shall not, nor shall it permit any Loan Party or other Restricted Subsidiary to sell, transfer or otherwise dispose of any Material Property (whether pursuant to a sale, lease, license, transfer, Investment, Restricted Payment, dividend or otherwise or relating to the exclusive rights thereto) to any Person that is either (i) a Subsidiary that is not a Loan Party or (ii) an Affiliate of the Lead Borrower; provided that non-exclusive licenses of intellectual property granted to a Restricted Subsidiary that is not a Loan Party shall be permitted to permit the Lead Borrower and its Subsidiaries to operate in the ordinary course of business so long as each such non-exclusive license is on terms consistent with past practice for intercompany intellectual property licenses; and provided, further that notwithstanding the foregoing, the Aristech and Altuglas License Agreements are permitted and (e) no Person that is either (i) a Subsidiary that is not a Loan Party or (ii) an Affiliate of the Lead Borrower shall own or hold an exclusive license to any Material Property other than the existing arrangements on the Closing Date (clauses (d) and (e), together with the “Material Property” definition, the “J. Crew Provision”).

Article VIII
EVENTS OF DEFAULT AND REMEDIES

Section 8.01          Events of Default. Any of the following from and after the Closing Date shall constitute an event of default (an “Event of Default”):

(a)            Non-Payment. Any Loan Party fails to pay in the currency required hereunder (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b)            Specific Covenants. Any Borrower or, in the case of Section 7.14, any Holdco, fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a) or 6.05(a) (solely with respect to a Borrower) or Article VII; provided that the Financial Springing Covenant is subject to cure pursuant to Section 8.04; provided, further, that an Event of Default under this clause (b) with respect to a failure by the Lead Borrower to be in compliance with the Financial Springing Covenant shall not constitute an Event of Default for purposes of any Loan or Commitment unless and until the Required Lenders have actually declared all such obligations to be immediately due and payable in accordance with this Agreement and such declaration has not been rescinded on or before such date; or

(c)           Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt of written notice thereof by the Lead Borrower from the Administrative Agent; or

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(d)            Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Holdco, the Lead Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)            Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any, (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of Indebtedness under the Super HoldCo Credit Agreement, the Super HoldCo Second Lien Notes, the 2029 Notes or the Junior Existing Credit Agreement, (B) fails to make any payment beyond the applicable grace period with respect thereto, if any, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an outstanding aggregate principal amount of not less than the Threshold Amount, or (C) fails to observe or perform any other agreement or condition relating to any such Indebtedness under clause (A) or (B), or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and not as a result of any other default thereunder by any Loan Party), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(C) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided further that such failure is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Revolving Credit Commitments or acceleration of the Loans pursuant to Section 8.02; or

(f)             Insolvency Proceedings, Etc. Any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, receiver-manager, trustee, statutory manager, custodian, monitor, conservator, liquidator, rehabilitator, controller, administrator, judicial manager, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, receiver-manager, trustee, statutory manager, custodian, monitor, conservator, liquidator, rehabilitator, administrator, judicial manager, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or, in relation to any Luxembourg Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) organized under the laws of Luxembourg, a Luxembourg Insolvency Event has occurred; or, in addition, in relation to any Loan Party or that is a Restricted Subsidiary (other than an Immaterial Subsidiary) organized under the laws of Federal Republic of Germany, a court order for the rejection of insolvency proceedings due to lack of funds (Abweisungsbeschluss mangels Masse) is made; or

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(g)            Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties and is not released, vacated or fully bonded within sixty (60) days after its issue or levy, or, in relation to any Loan Party or that is a Restricted Subsidiary (other than an Immaterial Subsidiary) organized under the laws of Federal Republic of Germany, a German Insolvency Event has occurred; or in relation to any Loan Party organized under the laws of Singapore, such Loan Party is declared by the Minister of Finance of Singapore to be a company to which Part 9 of the Companies Act 1967 of Singapore applies; or

(h)            Judgments. There is entered against any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by (i) independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage or (ii) other third party indemnities from financially sound investment grade indemnifying parties (or other parties reasonably acceptable to the Administrative Agent)) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(i)             Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or Collateral Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document or the validity or priority of a Lien as required by the Collateral Documents on a material portion of the Collateral; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or

(j)             Change of Control. There occurs any Change of Control; or

(k)            Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 6.11 or 6.14 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction not prohibited under this Agreement) cease to create a valid and perfected Lien, with the priority required by the Collateral Documents on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, (i) except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements or other equivalent filings and (ii) except as to Collateral consisting of Real Property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; or

(l)             ERISA. (i) An ERISA Event occurs which, individually or together with all other ERISA Events, has resulted or could reasonably be expected to result in a Material Adverse Effect, (ii) a Loan Party, Restricted Subsidiary or ERISA Affiliate fails to make when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, in an amount which could reasonably be expected to result in, a Material Adverse Effect or (iii) any Loan Party or any Restricted Subsidiary has incurred or is likely to incur liabilities pursuant to one or more Foreign Pension Plans which, individually or in the aggregate, has resulted in or could reasonably be expected to result in a Material Adverse Effect.

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Section 8.02          Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:

(a)            declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)            declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c)            require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)            exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to either Borrower under the Bankruptcy Code or any Debtor Relief Laws, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Section 8.03          Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations (whether received as a consequence of the exercise of such remedies or a distribution out of any proceeding in respect of or commenced under any proceeding under any Debtor Relief Law including payments in respect of “adequate protection” for the use of Collateral during such proceeding or under any plan of reorganization or on account of any liquidation of any Loan Party) shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law):

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent or the Collateral Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them (irrespective of when such amounts were incurred or accrued or whether any such amounts are allowed in any proceeding under any Debtor Relief Law);

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Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, and any fees, premiums and scheduled periodic payments due under Secured Hedge Agreements and Treasury Services Agreements, ratably among the applicable Secured Parties in proportion to the respective amounts described in this clause Third payable to them (irrespective of when such amounts were incurred or accrued or whether any such amounts are allowed in any proceeding under any Debtor Relief Law);

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit), and any breakage, termination or other payments under Secured Hedge Agreements and Treasury Services Agreements, ratably among the applicable Secured Parties in proportion to the respective amounts described in this clause Fourth held by them (irrespective of when such amounts were incurred or accrued or whether any such amounts are allowed in any proceeding under any Debtor Relief Law);

Fifth, to the payment of all other Obligations of the Borrowers that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Lead Borrower or as otherwise required by Law.

Notwithstanding the foregoing, no amount received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Lead Borrower as applicable.

Section 8.04          Lead Borrower’s Right to Cure. (a) For the purpose of determining whether an Event of Default under the Financial Springing Covenant has occurred, the Lead Borrower may on one or more occasions designate any portion of the net cash proceeds from a sale or issuance of Qualified Equity Interests of the Lead Borrower or any contribution to the common capital of the Lead Borrower (or from any other contribution to capital or sale or issuance of any other Equity Interests on terms reasonably satisfactory to the Administrative Agent) (the “Cure Amount”) as an increase to Consolidated EBITDA for the applicable fiscal quarter; provided that (i) such amounts to be designated are actually received by the Lead Borrower on or after the first day of such applicable fiscal quarter and on or prior to the fifteenth (15th) Business Day after the date on which financial statements are required to be delivered with respect to such applicable fiscal quarter (the “Cure Expiration Date”), (ii) such amounts do not exceed the aggregate amount necessary to cure any Event of Default under the Financial Springing Covenant as of such date and (iii) the Lead Borrower shall have provided notice to the Administrative Agent on the date such amounts are designated as a “Cure Amount” (it being understood that to the extent any such notice is provided in advance of delivery of a Compliance Certificate for the applicable period, the amount of such net cash proceeds that is designated as the Cure Amount may be different than the amount necessary to cure any Event of Default under the Financial Springing Covenant and may be modified, as necessary, in a subsequent corrected notice delivered on or before the Cure Expiration Date (it being understood that in any event the final designation of the Cure Amount shall continue to be subject to the requirements set forth in clauses (i) and (ii) above)). The parties hereby acknowledge that this Section 8.04(a) may not be relied on for purposes of calculating any financial ratios other than for determining compliance with Section 7.11 (and not Pro Forma Compliance with Section 7.11 that is required by any other provision of this Agreement) and shall not result in any adjustment to any amounts (including the amount of Indebtedness) or increase in cash (and shall not be included for purposes of determining pricing, mandatory prepayments and the availability or amount permitted pursuant to any covenant under Article VII) with respect to the quarter with respect to which such Cure Amount was made other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence.

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(b)            In furtherance of clause (a) above, (A) upon actual receipt and designation of the Cure Amount by the Lead Borrower, the Financial Springing Covenant shall be deemed satisfied and complied with as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply with the Financial Springing Covenant and any Event of Default under the Financial Springing Covenant (and any other Default arising solely as a result thereof) shall be deemed not to have occurred for purposes of the Loan Documents, and (B) upon delivery to the Administrative Agent prior to the Cure Expiration Date of a notice from the Lead Borrower stating its good faith intention to exercise its right set forth in this Section 8.04, neither the Administrative Agent on or after the last day of the applicable quarter nor any Lender may exercise any rights or remedies under Section 8.02 (or under any other Loan Document) on the basis of any actual or purported Event of Default under the Financial Springing Covenant (and any other Default as a result thereof) until and unless the Cure Expiration Date has occurred without the Cure Amount having been received and designated; provided that, until the earlier to occur of the satisfaction (or waiver in accordance with Section 10.01) of the conditions in Section 4.02 and the receipt of such Cure Amount, no Revolving Credit Lender shall be required to make any Revolving Credit Loan, no Swing Line Loans shall be made and no L/C Issuer shall issue any Letter of Credit.

(c)            (i) In each period of four consecutive fiscal quarters, there shall be at least two fiscal quarters in which no cure right set forth in this Section 8.04 is exercised, (ii) there can be no more than five (5) fiscal quarters in which the cure rights set forth in this Section 8.04 are exercised during the term of the Revolving Credit Commitments and any Extended Revolving Credit Commitments in respect thereof and (iii) there shall be no pro forma reduction in Indebtedness (by way of netting or otherwise) with the proceeds of any Cure Amount for determining compliance with the Financial Springing Covenant for the fiscal quarter with respect to which such Cure Amount was made.

Article IX

ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 9.01          Appointment and Authorization of Agents. (a) Each Lender hereby irrevocably appoints, designates and authorizes each of the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent or the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

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(b)            Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c)            Notwithstanding the provisions of Section 9.15, each of the Secured Parties hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or in trust or as agent for) such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX (including, Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto. Each of the Secured Parties hereby further irrevocably appoints and authorizes the Collateral Agent and the Administrative Agent to execute the Superpriority Intercreditor Agreement and any other Intercreditor Agreement and to take such actions on their behalf as specified therein.

(d)            [Reserved].

(e)            [Reserved].

(f)            [Reserved].

(g)            [Reserved].

(h)            [Reserved].

(i)            [Reserved].

(j)             With respect to a Swiss Security:

(i)             the Collateral Agent (and each agent or sub-agent or attorney-in-fact appointed by the Collateral Agent from time to time pursuant to Section 9.02 and/or any successor collateral agent appointed from time to time pursuant to Section 9.09 and/or any Supplemental Agent appointed from time to time pursuant to Section 9.13) shall accept, hold, administer and, as the case may be, enforce or release:

(A)           any Swiss Security of accessory (akzessorische) nature;

(B)            the benefit of this Section; and

(C)            any proceeds of such Swiss Security,

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acting in its own name and as representative (direkter Stellvertreter) in the name and for account of each of the other Secured Parties;

(ii)            the Collateral Agent (and each agent or sub-agent or attorney-in-fact appointed by the Collateral Agent from time to time pursuant to Section 9.02 and/or any successor collateral agent appointed from time to time pursuant to Section 9.09 and/or any Supplemental Agent appointed from time to time pursuant to Section 9.13) shall accept, hold, administer and, as the case may be, enforce or release:

(A)           any Swiss Security of non-accessory (nicht akzessorische) nature;

(B)            with respect to the Parallel Debt only, any Swiss Security of accessory (akzessorische) nature;

(C)            the benefit of this Section and, as applicable, of the Parallel Debt;

and

(D)           any proceeds of such Swiss Security,

as fiduciary (treuhänderisch) in its own name or, with respect to the Parallel Debt, as creditor in its own right and not as a representative of the other Secured Parties, but for the benefit of all Secured Parties;

(iii)           each present and future Secured Party (other than the Collateral Agent) hereby appoints, instructs and authorises the Collateral Agent (and each agent or sub-agent or attorney-in-fact appointed by the Collateral Agent from time to time pursuant to Section 9.02 and/or any successor collateral agent appointed from time to time pursuant to Section 9.09 and/or any Supplemental Agent appointed from time to time pursuant to Section 9.13) to accept, hold, administer and, as the case may be, enforce or release the Swiss Security, the benefit of sub-paragraphs (i) and (ii) and, as applicable, of the Parallel Debt and any proceeds of such Swiss Security as set out in sub-paragraphs (i) and (ii) and in the respective Collateral Document constituting the Swiss Security, and the Collateral Agent (and each agent or sub-agent or attorney-in-fact appointed by the Collateral Agent from time to time pursuant to Section 9.02 and/or any successor collateral agent appointed from time to time pursuant to Section 9.09 and/or any Supplemental Agent appointed from time to time pursuant to Section 9.13) hereby accepts such appointment; and

(iv)          each present and future Secured Party (other than the Collateral Agent) hereby instructs and authorises the Collateral Agent (and each agent or sub-agent or attorney-in-fact appointed by the Collateral Agent from time to time pursuant to Section 9.02 and/or any successor collateral agent appointed from time to time pursuant to Section 9.09 and/or any Supplemental Agent appointed from time to time pursuant to Section 9.13) in its own name and/or in the name of such Secured Party as its representative (direkter Stellvertreter), as the case may be to give effect to this paragraph, to enter into, amend, replace, rescind or terminate any Collateral Document or other document constituting the Swiss Security, to exercise any rights and perform any obligations thereunder and to make and accept all declarations and take all actions it considers necessary or useful in connection with any Swiss Security on behalf of such Secured Party (other than the Collateral Agent).

(k)            With respect to any Irish Transaction Security:

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To the extent that any and/or all rights, interests, benefits and other property comprised in the Irish Transaction Security and the proceeds thereof (the “Trust Property”) is not transferred, charged or granted to the Collateral Agent on trust pursuant to the relevant Loan Documents, the Collateral Agent declares itself trustee of the Trust Property to hold the same on trust for the Secured Parties for the purpose of securing the Obligations on the terms and subject to the conditions set out in the relevant Loan Documents provided that it is hereby agreed that, in relation to any jurisdiction the courts of which would not recognize or give effect to the trusts expressed to be created by this Agreement and any other applicable Loan Document, the relationship of the Secured Parties to the Collateral Agent shall be construed as one of principal and agent.

(l)             Any Swedish Security will be granted to the Secured Parties represented by the Collateral Agent as agent of the Secured Parties.

Section 9.02          Delegation of Duties. Each of the Administrative Agent and the Collateral Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final non-appealable judgment of a court of competent jurisdiction).

Section 9.03          Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

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Section 9.04          Reliance by Agents. (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b)            For purposes of determining compliance with the conditions specified in Section 4.01 or 4.02 with respect to Credit Extensions on the Closing Date, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 9.05          Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, unless the Administrative Agent shall have received written notice from a Lender or the Lead Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.06          Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates which may come into the possession of any Agent-Related Person. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws), and (iii) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

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Section 9.07          Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata (determined as if there were no Defaulting Lenders), and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each of the Administrative Agent and the Collateral Agent upon demand for its ratable share (determined as if there were no Defaulting Lenders) of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent or the Collateral Agent, as the case may be, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent, as the case may be, is not reimbursed for such expenses by or on behalf of the Loan Parties. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent or the Collateral Agent, as the case may be.

Section 9.08          Agents in their Individual Capacities. DBNY and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Holdcos, the Borrowers and their respective Affiliates as though DBNY were not the Administrative Agent, the Collateral Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, DBNY or its Affiliates may receive information regarding the Holdcos, the Borrowers or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of the Holdcos, the Borrowers or such Affiliate) and acknowledge that neither the Administrative Agent nor the Collateral Agent shall be under any obligation to provide such information to them. With respect to its Loans, DBNY and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, the Collateral Agent or an L/C Issuer, and the terms “Lender” and “Lenders” include DBNY in its individual capacity. Any successor to DBNY as the Administrative Agent or the Collateral Agent shall also have the rights attributed to DBNY under this Section 9.08.

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Section 9.09          Successor Agents. (a) Each of the Administrative Agent and the Collateral Agent may resign as the Administrative Agent or the Collateral Agent, as applicable, upon thirty (30) days’ notice to Lenders and the Lead Borrower. Any such resignation by the Administrative Agent hereunder shall also constitute its resignation as an L/C Issuer and the Swing Line Lender, in which case upon the effectiveness of such resignation in accordance with this Section 9.09 the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swing Line Loans hereunder and (y) shall maintain all of its rights as an L/C Issuer and the Swing Line Lender, as the case may be, with respect to any Letters of Credit issued by it or Swing Line Loans made by it, in each case prior to the effective date of such resignation. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to this Section 9.09.

(b)            If the Administrative Agent or the Collateral Agent resigns under this Agreement, the Required Lenders shall (i) appoint from among the Lenders a successor agent for the Lenders hereunder and under the other Loan Documents and (ii) use reasonable efforts to arrange for a Person or Persons (which may, but shall not be required to be, the new Administrative Agent) that will agree to become an L/C Issuer and/or the Swing Line Lender hereunder, in each case who shall be a Lender, a commercial bank or a trust company, in each case reasonably acceptable to the Lead Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) or 8.01(g) (which consent of the Lead Borrower shall not be unreasonably withheld or delayed).

(c)            If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent or the Collateral Agent, as applicable, (i) the Administrative Agent or the Collateral Agent, as applicable, may appoint, after consulting with the Lenders and the Lead Borrower, a successor agent from among the Lenders and (ii) shall use reasonable efforts to arrange for a Person or Persons (which may, but shall not be required to be, the new Administrative Agent) that will agree to become an L/C Issuer and/or the Swing Line Lender hereunder, in each case to the extent the Required Lenders have failed to do the same pursuant to Section 9.09(b).

(d)            Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent or retiring Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral Agent,” as applicable, shall mean such successor administrative agent or collateral agent and/or Supplemental Agent, as the case may be, and the retiring Administrative Agent’s or Collateral Agent’s, as applicable, appointment, powers and duties as the Administrative Agent or Collateral Agent shall be terminated. After the retiring Administrative Agent’s or the Collateral Agent’s resignation hereunder as the Administrative Agent or Collateral Agent, as applicable, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent, as applicable, under this Agreement.

(e)            If no successor agent has accepted appointment as the Administrative Agent or the Collateral Agent, as applicable, by the date which is thirty (30) days following the retiring Administrative Agent’s or Collateral Agent’s, as applicable, notice of resignation, the retiring Administrative Agent’s or the retiring Collateral Agent’s, as applicable, resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent or Collateral Agent, as applicable, hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

(f)            Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (i) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (ii) otherwise ensure that Section 6.11 is satisfied, the Administrative Agent or Collateral Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or Collateral Agent, as applicable, and the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations under the Loan Documents.

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(g)           After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as the Administrative Agent or the Collateral Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent or the Collateral Agent, as applicable and the retiring Administrative Agent and the Collateral Agent, as the case may be, shall remain indemnified to the extent provided in this Agreement and the other Loan Documents.

Section 9.10          Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, judicial management, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on either Borrower or the Collateral Agent) shall be (to the fullest extent permitted by mandatory provisions of applicable Law) entitled and empowered, by intervention in such proceeding or otherwise:

(a)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Collateral Agent and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Collateral Agent and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Collateral Agent and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, monitor, curator, receiver, receiver-manager, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent or the Collateral Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent or the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent or the Collateral Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.11          Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent and the Collateral Agent:

(a)            to enter into and sign for and on behalf of the Lenders as Secured Parties the Collateral Documents for the benefit of the Lenders and the other Secured Parties;

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(b)            to automatically release any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Treasury Services Agreements and Secured Hedge Agreements not due and payable) and the expiration or termination or Cash Collateralization of all Letters of Credit (other than Letters of Credit that are Cash Collateralized or back-stopped by a letter of credit in form, amount and substance reasonably satisfactory to the applicable L/C Issuer or a deemed reissuance under another facility as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) at the time the property subject to such Lien is Disposed or to be Disposed as part of or in connection with any Disposition permitted hereunder or under any other Loan Document to any Person other than a Loan Party (or, if such transferee is a Loan Party, at the option of the applicable Loan Party, such Lien on such asset may still be released in connection with the transfer so long as (x) the transferee grants a new Lien to the Administrative Agent or Collateral Agent on such asset substantially concurrently with the transfer of such asset, (y) the transfer is between parties organized under the laws of different jurisdictions and at least one of such parties is a Foreign Subsidiary and (z) the priority of the new Lien is the same as that of the original Lien), (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below or (v) if such property becomes an Excluded Asset;

(c)            to release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(p) or (r) (in the case of clause (r), to the extent required by the terms of the obligations secured by such Liens); and

(d)            to release any Guarantor from its obligations under the Guaranty as provided in Section 11.17.

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent or the Collateral Agent will (and each Lender irrevocably authorizes the Administrative Agent and the Collateral Agent to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as the Lead Borrower may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

Section 9.12          Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “joint lead arranger” or “joint bookrunner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

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Section 9.13          Appointment of Supplemental Agents. (a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent or the Collateral Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent and the Collateral Agent are hereby authorized to appoint an additional individual or institution selected by the Administrative Agent or the Collateral Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).

(b)            In the event that the Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Agent, as the context may require.

(c)            Should any instrument in writing from any Loan Party be required by any Supplemental Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Agent.

Section 9.14          [Reserved].

Section 9.15          Parallel Debt owed to Collateral Agent. (a) Without prejudice to the provisions of Section 9.01(k), each Loan Party hereby irrevocably and unconditionally undertakes to pay to the Collateral Agent as creditor in its own right and not as a representative of the other Secured Parties amounts equal to any amounts owing from time to time by that Loan Party to any Secured Party under any Loan Document, Secured Hedge Agreement or Treasury Services Agreement as and when those amounts are due for payment under the relevant Loan Document, Secured Hedge Agreement or Treasury Services Agreement.

(b)            Each Loan Party and the Collateral Agent acknowledge that the obligations of each Loan Party under Section 9.15(a) are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of that Loan Party to any Secured Party under any Loan Document, any Secured Hedge Agreement or any Treasury Services Agreement (its “Corresponding Debt”) nor shall the amounts for which each Loan Party is liable under Section 9.15(a) (its “Parallel Debt”) be limited or affected in any way by its Corresponding Debt; provided that:

(i)            the Collateral Agent shall not demand payment with regard to the Parallel Debt of each Loan Party to the extent that such Loan Party’s Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and

(ii)            a Secured Party shall not demand payment with regard to the Corresponding Debt of each Loan Party to the extent that such Loan Party’s Parallel Debt has been irrevocably paid or (in the case of guarantee obligations) discharged.

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(c)             The Collateral Agent acts in its own name and not as a trustee, and its claims in respect of the Parallel Debt shall not be held on trust. The Collateral granted under the Loan Documents to the Collateral Agent to secure the Parallel Debt is granted to the Collateral Agent in its capacity as creditor of the Parallel Debt and shall not be held on trust.

(d)            All monies received or recovered by the Collateral Agent pursuant to this Section 9.15, and all amounts received or recovered by the Collateral Agent from or by the enforcement of any Collateral granted to secure the Parallel Debt, shall be applied in accordance with this Agreement.

(e)             Without limiting or affecting the Collateral Agent’s rights against the Loan Parties (whether under this Section 9.15 or under any other provision of the Loan Documents, Secured Hedge Agreement or Treasury Services Agreement), each Loan Party acknowledges that:

(i)             nothing in this Section 9.15 shall impose any obligation on the Collateral Agent to advance any sum to any Loan Party or otherwise under any Loan Document, Secured Hedge Agreement or Treasury Services Agreement, except in its capacity as lender; and

(ii)            for the purpose of any vote taken under any Loan Document, Secured Hedge Agreement or Treasury Services Agreement, the Collateral Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a Lender.

Article X

MISCELLANEOUS

Section 10.01        Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (other than with respect to any amendment or waiver contemplated in Sections 10.01(a) through (j)below, which shall only require the consent of the Lenders expressly set forth therein and not the Required Lenders) (or by the Administrative Agent with the written consent of the Required Lenders) and such Loan Party and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, waiver or consent shall:

(a)            [reserved];

(b)            [reserved];

(c)            reduce or forgive the principal of, or the rate of interest specified herein on any L/C Borrowing, including, without limitation, the conversion of cash pay interest to payment-in-kind interest, or extend the due date of any scheduled interest, fee or other payment or related grace periods or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document (or extend the timing of payments of such fees or other amounts) without the written consent of each Lender holding such L/C Borrowing or to whom such fee or other amount is owed;

(d)            [reserved];

(e)            [reserved];

(f)             [reserved];

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(g)            [reserved];

(h)            [reserved];

(i)             [reserved];

(j)             [reserved];

(k)            [reserved];

(l)             [reserved];

(m)           [reserved];

(n)            [reserved]; or

(o)            [reserved]

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Request for L/C Issuance relating to any Letter of Credit issued or to be issued by it; provided, however, that this Agreement may be amended to adjust the mechanics related to the issuance of Letters of Credit, including mechanical changes relating to the existence of multiple L/C Issuers, with only the written consent of the Administrative Agent, the applicable L/C Issuer and each Borrower so long as the obligations of the Revolving Credit Lenders, if any, who have not executed such amendment, and if applicable the other L/C Issuers, if any, who have not executed such amendment, are not adversely affected thereby; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, adversely affect the rights or duties of such Swing Line Lender under this Agreement; provided, however, that this Agreement may be amended to adjust the borrowing mechanics related to Swing Line Loans with only the written consent of the Administrative Agent, the Swing Line Lenders and each Borrower so long as the obligations of the Revolving Credit Lenders, if any, who have not executed such amendment are not adversely affected thereby; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent, as applicable, in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document; and (iv) Section 10.07(j) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

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Notwithstanding the foregoing, no Lender consent is required to effect any amendment or supplement to any Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement (i) that is for the purpose of adding a Senior Representative with respect thereto, as parties thereto, as expressly contemplated by the terms of such Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the Lenders) or (ii) that is expressly contemplated by any Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement to be effected without the consent of any Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Lead Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

Notwithstanding anything to the contrary contained in this Section 10.01, the Holdcos, the Lead Borrower and the Administrative Agent may without the input or consent of the Lenders, effect amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the reasonable opinion of the Administrative Agent to effect the provisions of Section 2.16, 2.17 or 2.18.

Notwithstanding anything to the contrary contained in this Section 10.01, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent and/or the Collateral Agent, as the case may be, at the request of the Lead Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver (i) is of a technical nature (including curing any ambiguities, omissions, mistakes or defects) and/or is, in the judgment of the Collateral Agent, required by applicable local law on the advice of local counsel, in the interests of the Secured Parties or (in the case of any non-U.S. Collateral Documents) necessary or desirable to preserve, maintain, perfect and/or protect the security interests purported to the granted by the respective non-U.S. Collateral Documents or (ii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents, provided, that any section in a Collateral Document providing for a governing law and/or a jurisdiction different from Section 10.15 shall not be deemed a conflict of this Agreement.

If the Administrative Agent and the Lead Borrower shall have jointly identified an obvious error (including, but not limited to, an incorrect cross-reference) or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Loan Document (including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Loan Document), then the Administrative Agent (acting in its sole discretion) and the Borrowers or any other relevant Loan Party shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document. Notification of such amendment shall be made by the Administrative Agent to the Lenders promptly upon such amendment becoming effective.

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Section 10.02       Notices and Other Communications; Facsimile Copies.

(a)            General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)             if to any Holdco, any Borrower or the Administrative Agent, the Collateral Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii)            if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Lead Borrower and the Administrative Agent, the Collateral Agent, an L/C Issuer and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail to a party in (x) Asia, eight (8) Business Days after deposit in the mails, postage prepaid or (y) any other location, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent, the Collateral Agent, an L/C Issuer and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b)            Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.

(c)            Reliance by Agents and Lenders. The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Holdco or any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Each Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Holdco or either Borrower in the absence of gross negligence or willful misconduct of such Agent-Related Person as determined in a final and non-appealable judgment by a court of competent jurisdiction. All telephonic notices to the Administrative Agent or Collateral Agent may be recorded by the Administrative Agent or the Collateral Agent, and each of the parties hereto hereby consents to such recording.

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Section 10.03       No Waiver; Cumulative Remedies. No failure by any Lender, the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 10.04       Attorney Costs and Expenses. Each Holdco and each Borrower jointly and severally agrees (a) to pay or reimburse the Administrative Agent, the Collateral Agent and the Arrangers for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby (including all Attorney Costs, which shall be limited to White & Case LLP (and one local and specialist counsel in each applicable jurisdiction for each group and, in the event of a conflict of interest, one additional counsel of each type to the affected parties)) and (b) to pay or reimburse the Administrative Agent, the Collateral Agent, the Arrangers and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs, which shall be limited to Attorney Costs of one counsel to the Administrative Agent and Arrangers (and one local counsel in each applicable jurisdiction for each group and, in the event of any conflict of interest, one additional counsel of each type to the affected parties)). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within ten (10) Business Days of receipt by the Lead Borrower of an invoice relating thereto setting forth such expenses in reasonable detail; provided that, with respect to the Closing Date, all amounts due under this Section 10.04 shall be paid on the Closing Date to the extent invoiced to the Lead Borrower within one (1) Business Day of the Closing Date. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.

Each Holdco and each Borrower jointly and severally agree and acknowledge that the provisions of Section 10.04 of the Junior Existing Credit Agreement (as in effect prior to the effectiveness of that certain 2025 Incremental Amendment dated the date hereof (the “2025 Opco Incremental Amendment”), by and among Holdings, the Borrowers, the Loan Parties party thereto and the other parties party thereto) shall inure to the benefit of the Arrangers and the Revolving Credit Lenders hereunder in their capacities as “Revolving Credit Lender”, “Arrangers”, “Swing Line Lenders”, “L/C Issuers” or “Hedge Banks” or similar roles and titles as such terms are defined in such credit agreement, notwithstanding the Existing Revolving Facility Termination (as defined in the 2025 Opco Incremental Amendment).

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Section 10.05       Indemnification. Each Holdco and each Borrower shall, jointly and severally, indemnify and hold harmless each Agent-Related Person, each Arranger, each L/C Issuer, each Lender and their respective Affiliates, and directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact of each of the foregoing (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs, which shall be limited to Attorney Costs of one counsel to the Administrative Agent and Arrangers (and one local and specialist counsel in each applicable jurisdiction for each group and, in the event of any conflict of interest, one additional counsel of each type to the affected parties)) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, (c) any actual or alleged presence or Release of Hazardous Materials at, on, under or from any property or facility currently or formerly owned, leased or operated by the Loan Parties or any Subsidiary, or any Environmental Liability related in any way to any Loan Parties or any Subsidiary, (d) the payment or recovery of an amount in connection with the Loan Documents in a currency other than the currency required under the Loan Document or (e) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (a “Proceeding”) or whether or not such Proceeding is brought by any Holdco, Borrower or any other Person (all the foregoing, collectively, the “Indemnified Liabilities”) in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that, notwithstanding the foregoing, such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence or willful misconduct of such Indemnitee or of any affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee, as determined by the final non-appealable judgment of a court of competent jurisdiction. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or the Lead Borrower or any Subsidiary have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of a Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party, or which are included in a third-party claim, and for any reasonable out-of-pocket expenses related thereto). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, any Subsidiary of any Loan Party, any Loan Party’s directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 10.05 shall be paid within ten (10) Business Days after demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent or the Collateral Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Each Holdco and each Borrower jointly and severally agree and acknowledge that the provisions of Section 10.05 of the Junior Existing Credit Agreement (as in effect prior to the effectiveness of the 2025 OpCo Incremental Amendment) shall inure to the benefit of the Arrangers and the Revolving Credit Lenders hereunder in their capacities as “Revolving Credit Lender”, “Arrangers”, “Swing Line Lenders”, “L/C Issuers” or “Hedge Banks” or similar roles and titles, and their “Indemnitees” as such terms are defined in such credit agreement, notwithstanding the Existing Revolving Facility Termination (as defined in the 2025 Opco Incremental Amendment).

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Section 10.06       Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall, to the fullest extent possible under provisions of applicable Law, be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect.

Section 10.07       Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither any Holdco nor any Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee pursuant to an assignment made in accordance with the provisions of Section 10.07(b) (such an assignee, an “Eligible Assignee”) and, in the case of any Assignee that is Holdings or any of its Subsidiaries, Section 2.15, (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void); provided, however, that notwithstanding the foregoing, no Lender may assign or transfer by participation any of its rights or obligations hereunder to (i) any Person that is a Defaulting Lender, (ii) a natural Person or (iii) a Disqualified Institution. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            (i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned, except in connection with a proposed assignment to any Defaulting Lender, natural person or Disqualified Institution) of:

(A)           the Lead Borrower (in its sole discretion), provided that no consent of the Lead Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; provided further that, other than with respect to any proposed assignment to any Person that is a Disqualified Institution, the Lead Borrower shall be deemed to have consented to any such assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B)            the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment (i) of all or any portion of a Loan to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) to an Agent or an Affiliate of an Agent;

(C)            each L/C Issuer, provided that no consent of an L/C Issuer shall be required for any assignment (i) not related to Revolving Credit Commitments or Revolving Credit Exposure or (ii) of all or any portion of a Loan to a Lender, an Affiliate of a Lender or an Approved Fund on the Closing Date; and

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(D)            the Swing Line Lender; provided that no consent of the Swing Line Lender shall be required for any assignment (i) not related to Revolving Credit Commitments or Revolving Credit Exposure, (ii) to an Agent or an Affiliate of an Agent or (iii) of all or any portion of a Loan to a Lender, an Affiliate of a Lender or an Approved Fund on the Closing Date.

(ii)           assignments shall be subject to the following additional conditions:

(A)            except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than an amount of $2,500,000 (in the case of each Revolving Credit Loan), unless each of the Lead Borrower and the Administrative Agent otherwise consents, provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B)            the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (unless such fee is waived by the Administrative Agent); provided that only one such fee shall be payable in the event of simultaneous assignments to or from two or more Approved Funds; and

(C)            the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

This clause (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis among such Facilities.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Lead Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

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(c)            Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the relevant Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).

(d)            The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and the amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, an Administrative Questionnaire completed in respect of the Assignee (if applicable and unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 10.07(b)(ii)(B) above (if applicable) and, if required, the written consent of the Lead Borrower, the L/C Issuers, the Swing Line Lender and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Assumption and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph. The Register shall be available for inspection by the Borrowers, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e)            Any Lender may at any time sell participations to any Person (other than a natural person a Disqualified Institution or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a) through (f) of the first proviso to Section 10.01 that requires the affirmative vote of such Lender. Subject to Section 10.07(f), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person, except that the portion of any Participant Register relating to any Participant or SPC requesting payment from a Borrower or seeking to exercise its rights under Section 10.09 shall be available for inspection by the Lead Borrower upon reasonable request to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or as is otherwise required thereunder.

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(f)            A Participant shall not be entitled to receive any greater payment under Sections 3.01, 3.04 and 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent, not to be unreasonably withheld or delayed (it being understood the Lead Borrower shall have a reasonable basis for withholding consent if such Participant would result in materially increased indemnification obligation to the Lead Borrower at such time).

(g)            Any Lender may, without the consent of the Lead Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over it; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)            The Luxembourg Loan Parties hereby expressly accept and confirm, for the purposes of Article 1278 of the Luxembourg Civil Code that, notwithstanding any assignment, amendment, novation or transfer of any kind permitted under, and made in accordance with, the provisions of this Agreement or any agreement referred to herein to which a Luxembourg Loan Party is a party (including any Collateral Document), any security interest created under such agreement shall continue in full force and effect to the benefit of each new Lender. Each other Luxembourg Loan Party hereby accepts and confirms the above.

(i)            The Loan Parties organized under Belgian law hereby expressly accept and confirm, for the purposes of Article 1278 of the Belgian Civil Code, that, notwithstanding any novation permitted under this Agreement or any agreement referred to herein, any security interest created under such agreement shall continue in full force and effect to the benefit of each new Lender.

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(j)            Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Lead Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections), but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement except in the case of Section 3.01, to the extent that the grant to the SPC was made with the prior written consent of the Lead Borrower (not to be unreasonably withheld or delayed; for the avoidance of doubt, the Lead Borrower shall have reasonable basis for withholding consent if an exercise by SPC immediately after the grant would result in materially increased indemnification obligation to a Borrower at such time), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Lead Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(k)            Notwithstanding anything to the contrary contained herein, without the consent of the Lead Borrower or the Administrative Agent, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Notes, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Notes, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(l)            Notwithstanding anything to the contrary contained herein other than the proviso in the definition of “L/C Issuer” or “Swing Line Lender”, in each case, in respect of any Extension or Extensions of Revolving Credit Commitments effected in accordance with Section 2.18, any L/C Issuer or Swing Line Lender may, upon thirty (30) days’ notice to the Lead Borrower and the Lenders, resign as an L/C Issuer or Swing Line Lender, respectively; provided that the relevant L/C Issuer or Swing Line Lender shall use reasonable efforts to identify, on or prior to the expiration of such 30-day period with respect to such resignation, a successor L/C Issuer or Swing Line Lender reasonably acceptable to the Lead Borrower willing to accept its appointment as successor L/C Issuer or Swing Line Lender, as applicable. In the event of any such resignation of an L/C Issuer or Swing Line Lender, the Lead Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Lead Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer or the Swing Line Lender, as the case may be, except as expressly provided above. If an L/C Issuer resigns as L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans, Benchmark Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

(m)            [Reserved].

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(n)            [Reserved].

Section 10.08       Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ managers, administrators, directors, officers, employees, trustees, partners, investors, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority or self regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority regulating any Lender or its Affiliates); (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Lead Borrower), to any pledgee referred to in Section 10.07(g), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in any of its rights or obligations under this Agreement; (f) with the written consent of the Lead Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08 or becomes available to the Administrative Agent, any Arranger, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than a Loan Party or its related parties (so long as such source is not known to the Administrative Agent, such Arranger, such Lender, such L/C Issuer or any of their respective Affiliates to be bound by confidentiality obligations to any Loan Party); (h) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to Loan Parties and their Subsidiaries received by it from such Lender) or to the CUSIP Service Bureau or any similar organization; (j) to the extent such information is independently developed by any Agent or any Arranger or (k) in connection with the exercise of any remedies hereunder, under any other Loan Document or the enforcement of its rights hereunder or thereunder. In addition, the Agents, the Arrangers and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents, the Arrangers and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from the Loan Parties relating to any Loan Party, its Affiliates or its Affiliates’ directors, officers, employees, trustees, investment advisors or agents, relating to the Holdcos, the Lead Borrower or any of their Subsidiaries or its business, other than any such information that is publicly available to any Agent, any L/C Issuer or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that, in the case of information received from a Loan Party after the Closing Date, such information is clearly identified at the time of delivery as confidential or is delivered pursuant to Section 6.01, 6.02 or 6.03 hereof. For the avoidance of doubt, nothing in this Section 10.08 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 10.08 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

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Section 10.09       Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the Collateral Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to each Borrower, any such notice being waived by each Borrower (on its own behalf and on behalf of each Loan Party and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the Collateral Agent to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations (other than, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor) owing to such Lender and its Affiliates or the Collateral Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Lead Borrower and the Administrative Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, the Collateral Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, the Collateral Agent and such Lender may have at Law.

Section 10.10       Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.11       Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier (or other electronic transmission, e.g.,.pdf) of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

Section 10.12       Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict of this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.13       Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

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Section 10.14       Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In the event of any such illegality, invalidity or unenforceability, the parties shall negotiate in good faith with a view to agreeing on a legal, valid and enforceable replacement provision which, to the extent practicable, is in accordance with the intent and purposes of this Agreement and in its economic effect comes as close as possible to the illegal, invalid or unenforceable provision.

Section 10.15       GOVERNING LAW. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER AND ANY CLAIMS, CONTROVERSIES, DISPUTES OR CAUSES OF ACTIONS (WHETHER ARISING IN CONTRACT OR TORT, IN LAW OR EQUITY OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY COLLATERAL DOCUMENT, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(a)            ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED HEREIN OR IN ANY OTHER LOAN DOCUMENT WILL PREVENT ANY LENDER, THE ADMINISTRATIVE AGENT OR THE COLLATERAL AGENT FROM BRINGING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE COLLATERAL DOCUMENTS OR AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY LOAN PARTY IN ANY OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH LOAN PARTY WAIVES ANY IMMUNITY (SOVEREIGN OR OTHERWISE) FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS TO WHICH YOU OR YOUR PROPERTIES OR ASSETS MAY BE ENTITLED. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH LOAN PARTY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

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(b)            EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN BY TELECOPIER OR ELECTRONIC MAIL) IN SECTION 10.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. WITHOUT LIMITING THE OTHER PROVISIONS OF THIS SECTION 10.15 AND IN ADDITION TO THE SERVICE OF PROCESS PROVIDED FOR HEREIN, THE LEAD BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS THE CO-BORROWER (AND THE CO-BORROWER HEREBY IRREVOCABLY ACCEPTS SUCH APPOINTMENT), AS ITS AUTHORIZED DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON THE CO-BORROWER SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE LEAD BORROWER AGREES TO PROMPTLY DESIGNATE A NEW AUTHORIZED DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT.

Section 10.16       WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY; AND EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.17       Binding Effect. This Agreement shall become effective when it shall have been executed by the Loan Parties and the Administrative Agent shall have been notified by each Lender, the Swing Line Lender and each L/C Issuer that each such Lender, Swing Line Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 10.07 (if applicable) and except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

Section 10.18       USA PATRIOT Act. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Holdcos and each Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Holdcos and the Borrowers, which information includes the Beneficial Ownership Certification and the name, address and tax identification number of the Holdcos and the Borrowers and other information regarding the Holdcos and the Borrowers that will allow such Lender or the Administrative Agent, as applicable, to identify the Holdcos and the Borrowers in accordance with the USA PATRIOT Act. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Lenders and the Administrative Agent.

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Section 10.19       No Advisory or Fiduciary Responsibility. (a) In connection with all aspects of each transaction contemplated hereby, each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrowers and their respective Affiliates, on the one hand, and the Agents, the Arrangers and the Lenders, on the other hand, and the Borrowers are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Agents, the Arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrowers or any of their respective Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Agents, the Arrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Borrower or any of its Affiliates with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Agent or Lender has advised or is currently advising the Borrowers or any of its Affiliates on other matters) and none of the Agents, the Arrangers or the Lenders has any obligation to the Borrowers or any of their respective Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Agents, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrowers and their respective Affiliates, and none of the Agents, the Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Agents, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Each Loan Party hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agents, Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty under applicable law relating to agency and fiduciary obligations.

(b)            Each Loan Party acknowledges and agrees that each Lender, Arranger and any affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrowers, the Holdcos, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, Arranger or Affiliate thereof were not a Lender or Arranger (or an agent or any other person with any similar role under the Facilities) and without any duty to account therefor to any other Lender or any Arranger, Holdco, Borrower or Affiliate of the foregoing. Each Lender, the Arrangers and any affiliate thereof may accept fees and other consideration from the Holdcos, the Borrowers or any Affiliate thereof for services in connection with this Agreement, the Facilities or otherwise without having to account for the same to any other Lender or any Arranger, Holdco, Borrower or Affiliate of the foregoing. Some or all of the Lenders and the Arrangers may have directly or indirectly acquired certain equity interests (including warrants) in the Holdcos, the Borrowers or an Affiliate thereof or may have directly or indirectly extended credit on a subordinated basis to the Holdcos, the Borrowers or an Affiliate thereof. Each party hereto, on its behalf and on behalf of its affiliates, acknowledges and waives the potential conflict of interest resulting from any such Lender, Arranger or an Affiliate thereof holding disproportionate interests in the extensions of credit under the Facilities or otherwise acting as arranger or agent thereunder and such Lender, Arranger or Affiliate thereof directly or indirectly holding equity interests in or subordinated debt issued by the Holdcos, Borrowers or an Affiliate thereof.

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Section 10.20       Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Loan Parties in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Loan Parties in the Agreement Currency, the Loan Parties agree, jointly and severally, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the respective Loan Party (or to any other Person who may be entitled thereto under applicable law).

Section 10.21       Certain Undertakings with Respect to any Securitization Subsidiary. (a) Each Agent and Lender agrees that, prior to the date that is one year and one day after payment in full of all of the obligations of an Existing Securitization Subsidiary in connection with the Existing A/R Securitization Facility, (i) such Agent and such Lender shall not be entitled, whether before or after the occurrence of any Event of Default, to (A) institute against, or join any other Person in instituting against, any Existing Securitization Subsidiary any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the laws of the United States or any State thereof, (B) transfer and register the capital stock of any Existing Securitization Subsidiary or any other instrument evidencing any Securitization Seller’s Retained Interest in the name of any Agent or a Secured Party or any designee or nominee thereof, (C) foreclose on any security interest in any Securitization Seller’s Retained Interest regardless of the bankruptcy or insolvency of the Lead Borrower or any Restricted Subsidiary, (D) exercise any voting rights granted or appurtenant to such capital stock of any Existing Securitization Subsidiary or any other instrument evidencing any Existing Securitization Seller’s Retained Interest or (E) enforce any right that the holder of any such capital stock of any Existing Securitization Subsidiary or any other instrument evidencing any Existing Securitization Seller’s Retained Interest might otherwise have to liquidate, consolidate, combine, collapse or disregard the entity status of such Existing Securitization Subsidiary, (ii) such Agent and such Lender hereby waives and releases any right to require (A) that any Existing Securitization Subsidiary be in any manner merged, combined, collapsed or consolidated with or into the Lead Borrower or any Restricted Subsidiary, including by way of substantive consolidation in a bankruptcy case or (B) that the status of any Existing Securitization Subsidiary as a separate entity be in any respect disregarded and (iii) such Agent and such Lender agrees and acknowledges that the agent acting on behalf of the holders of securitization indebtedness of the Existing Securitization Subsidiary is an express third party beneficiary with respect to Sections 10.21(a) and (b) and such agent shall have the right to enforce compliance by the Agents and the Lenders with Sections 10.21(a) and (b).

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(b)            Upon the transfer or purported transfer by the Lead Borrower or any Restricted Subsidiary of Existing Securitization Assets to an Existing Securitization Subsidiary under the Existing A/R Securitization Facility, any Liens with respect to such Existing Securitization Assets arising under this Agreement or any Collateral Documents related to the Agreement shall automatically be released (and each of the Administrative Agent and the Collateral Agent, as applicable, is hereby authorized to execute and enter into any such releases and other documents as the Lead Borrower may reasonably request in order to give effect thereto).

Section 10.22       INTERCREDITOR AGREEMENTS. (a) PURSUANT TO THE EXPRESS TERMS OF EACH INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE TERMS OF THE RELEVANT INTERCREDITOR AGREEMENT AND ANY OF THE LOAN DOCUMENTS, THE PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

(b)            EACH LENDER AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE RELEVANT INTERCREDITOR AGREEMENT ON BEHALF OF SUCH LENDER, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF SUCH INTERCREDITOR AGREEMENT(S). EACH LENDER AGREES TO BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT.

(c)            THE PROVISIONS OF THIS SECTION 10.22 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE RELEVANT INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE RELEVANT INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT (AND NONE OF ITS AFFILIATES) MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE RELEVANT INTERCREDITOR AGREEMENT.

(d)            THE PROVISIONS OF THIS SECTION 10.22 SHALL APPLY WITH EQUAL FORCE, MUTATIS MUTANDIS, TO THE SUPERPRIORITY INTERCREDITOR AGREEMENT, ANY SECOND LIEN INTERCREDITOR AGREEMENT, ANY SUBORDINATION AGREEMENT AND ANY OTHER INTERCREDITOR AGREEMENT OR ARRANGEMENT PERMITTED BY THIS AGREEMENT.

Section 10.23       Certain ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Plans in connection with the Loans or the Commitments,

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(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that:

(i)            none of the Administrative Agent or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii)           the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)          the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv)          the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

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(v)           no fee or other compensation is being paid directly to the Administrative Agent or the Arrangers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

(c)            The Administrative Agent and the Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Article XI

GUARANTEE

Section 11.01       The Guarantee. Each Guarantor hereby jointly and severally with the other Guarantors guarantees, as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrowers, and all other Obligations (other than, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor) from time to time owing to the Secured Parties by any Loan Party (other than such Guarantor with respect to its primary obligations) under any Loan Document, any Secured Hedge Agreement or any Treasury Services Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrowers or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

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Section 11.02       Obligations Unconditional. The obligations of the Guarantors under Section 11.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Loan Parties under this Agreement, the Notes, if any, any other Loan Document or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (except for payment in full in cash). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(a)            at any time or from time to time, without notice to the Guarantors, to the extent permitted by Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)            any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c)            the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or except as permitted pursuant to Section 11.08, any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d)            any Lien or security interest granted to, or in favor of, an L/C Issuer or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(e)            the release of any other Guarantor pursuant to Section 11.17.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrowers under this Agreement, the Notes, if any, any other Loan Document or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive, to the extent permitted by Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrowers and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrowers or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 11.03       Reinstatement. The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

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Section 11.04       Subrogation; Subordination. Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation or otherwise, against any Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party permitted pursuant to Section 7.03(d) shall be subordinated to such Loan Party’s Obligations in the manner set forth in the Global Intercompany Note evidencing such Indebtedness.

Section 11.05       Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrowers under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.

Section 11.06       Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article XI constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

Section 11.07       Continuing Guarantee. The guarantee in this Article XI is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

Section 11.08       General Limitation on Guarantee Obligations. In any action or proceeding involving any state, provincial or federal corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 11.16) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

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Section 11.09       Specific Limitation for Swiss Guarantors. (a) If and to the extent that (i) a Swiss Guarantor becomes, under Section 11.01 or under any other provision of any Loan Document, any Secured Hedge Agreement or any Treasury Services Agreement, liable for Guaranteed Obligations of its Affiliates (other than those of its direct or indirect wholly owned Subsidiaries) or otherwise obliged to grant economic benefits to its Affiliates (other than its direct or indirect wholly owned Subsidiaries), including, for the avoidance of doubt, any restrictions of such Swiss Guarantor’s rights of set-off and/or subrogation or its duties to subordinate or waive claims and (ii) complying with such obligations would constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) by such Swiss Guarantor or would otherwise be restricted under Swiss corporate law then applicable (the “Restricted Obligations”), the aggregate liability of such Swiss Guarantor for Restricted Obligations shall be limited to the amount available for distribution as dividends to the shareholders of such Swiss Guarantor at the time such Swiss Guarantor is required to perform under any Loan Document, any Secured Hedge Agreement or any Treasury Services Agreement, provided that this is a requirement under applicable Swiss law at that time and further provided that such limitation shall not discharge such Swiss Guarantor from its obligations in excess thereof, but merely postpone the performance date therefore until such times as performance is again permitted notwithstanding such limitation.

(b)            In respect of Restricted Obligations, each Swiss Guarantor shall:

(i)            if and to the extent required by applicable law in force at the relevant time use its best efforts to mitigate to the extent possible any Swiss Withholding Tax obligations to be levied on the Restricted Obligations (and cause its parent and other relevant Affiliates to fully cooperate in any mitigating efforts), in particular through the notification procedure, and promptly notify the Administrative Agent thereof or, if such a notification procedure is not applicable:

(A)            deduct Swiss Withholding Tax at the rate of 35% (or such other rate as in force from time to time pursuant to, in particular, any applicable double taxation treaty) from any payment made by it in respect of Restricted Obligations;

(B)            pay any such deduction to the Swiss Federal Tax Administration; and

(C)            notify (and the Lead Borrower shall ensure that such Swiss Guarantor will notify) the Administrative Agent that such a deduction has been made and provide the Administrative Agent with evidence that such a deduction has been paid to the Swiss Federal Tax Administration; and

(ii)            to the extent such a deduction is made, not be obliged to either gross-up payments and/or indemnify the Secured Parties in accordance with Section 3.01 in relation to any such payment made by it in respect of Restricted Obligations unless grossing-up and/or indemnifying is permitted under the laws of Switzerland then in force (it being understood that this shall not in any way limit any obligations of any other Loan Party under any Loan Document, any Secured Hedge Agreement or any Treasury Services Agreement to indemnify the Secured Parties in respect of the deduction of the Swiss Withholding Tax). Each Swiss Guarantor shall use its commercially reasonable efforts to ensure that any Person which is, as a result of a deduction of Swiss Withholding Tax, entitled to a full or partial refund of the Swiss Withholding Tax, will, as soon as possible after the deduction of the Swiss Withholding Tax, (i) request a refund of the Swiss Withholding Tax under any applicable law (including double tax treaties) and (ii) promptly upon receipt, pay to the Administrative Agent (or to any such other Secured Party as directed by the Administrative Agent) any amount so refunded for application as a further payment of such Swiss Guarantor under and pursuant to the relevant Loan Document, Secured Hedge Agreement and/or Treasury Services Agreement.

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(c)            If and to the extent requested by the Administrative Agent and if and to the extent this is from time to time required under Swiss law (restricting profit distributions), in order to allow the Secured Parties to obtain a maximum benefit under this Article XI, each Swiss Guarantor shall, and any parent company of such Swiss Guarantor being a party to this Agreement shall procure that such Swiss Guarantor will, promptly implement all such measures and/or promptly procure the fulfillment of all prerequisites allowing it to promptly make the (requested) payment(s) hereunder from time to time, including the following:

(i)            preparation of an up-to-date audited balance sheet of such Swiss Guarantor;

(ii)           confirmation of the auditors of such Swiss Guarantor that the relevant amount represents (the maximum of) freely distributable profits and;

(iii)          conversion of restricted reserves into profits and reserves freely available for the distribution as dividends (to the extent permitted by mandatory Swiss law);

(iv)          revaluation of hidden reserves (to the extent permitted by mandatory Swiss law);

(v)           approval by a shareholders’ meeting of such Swiss Guarantor of the (resulting) profit distribution; and

(vi)          all such other measures necessary or useful to allow such Swiss Guarantor to make the payments agreed hereunder with a minimum of limitations.

Section 11.10       [Reserved].

Section 11.11       Specific Limitation for Hong Kong Guarantors. The obligations under this Agreement (including but not limited to, any representation or covenant) of any Guarantor which is incorporated under Hong Kong law shall not include any obligation which if incurred or made would constitute the provision of unlawful financial assistance including within the meaning of Section 275 of the Companies Ordinance (Cap. 622) of Hong Kong until and unless any requirements of the Companies Ordinance (Cap. 622) of Hong Kong have been complied with in relation to the provision of financial assistance constituted by this Agreement with respect to such Guarantor.

Section 11.12       [Reserved].

Section 11.13       Specific Limitation for Luxembourg Guarantors. (a) For the purpose of this Section 11.13:

(i)            “Luxembourg Guarantor” means a Guarantor incorporated in Luxembourg;

(ii)            a reference to a “Luxembourg Guarantor’s Borrowings” will be construed as a reference to the total amount of all Credit Extensions (including for this purpose any accrued and unpaid interest, costs and fees in respect of such Credit Extensions) made by that Luxembourg Guarantor under this Agreement;

(iii)            a reference to “Subsidiaries’ Borrowings” in respect of a Luxembourg Guarantor will be construed as a reference to all Credit Extensions (including Credit Extensions under any accrued and unpaid interest, costs and fees in respect of those Credit Extensions) made by the direct or indirect Subsidiaries of that Luxembourg Guarantor, including any amounts financed directly or indirectly by a Luxembourg Guarantor’s Borrowings and on-lent to such Subsidiaries; and

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(iv)            “Luxembourg Guarantee Demand Date” means the first date upon which a Loan Party makes written demand upon the relevant Luxembourg Guarantor to make payment in respect of any Guaranteed Obligations.

(b)            Unlawful Financial Assistance. Without limiting any specific exemptions set out below:

(i)            no Guaranteed Obligations will extend to include any obligation or liability; and

(ii)           no security granted by a Luxembourg Guarantor will secure any Guaranteed Obligations,

in each case, if to do so would be unlawful financial assistance in respect of the acquisition of shares in itself under Article 49-6 or would constitute a misuse of corporate assets (abus de biens sociaux) as defined at Article 171-1 of the Luxembourg Act on commercial companies of 10 August 1915, as amended.

(c)            Luxembourg Guarantors. A Luxembourg Guarantor’s obligations is subject to the following guarantee limitation (or, in respect of any future Luxembourg Guarantor, a guarantee limitation, which will be contained in any Guarantor Joinder (if applicable)) to this Agreement, or in any other agreement or deed, under which that Luxembourg Guarantor becomes an additional Guarantor, substantially in the following form:

(i)            Notwithstanding any other provision herein, the maximum amount payable by a Luxembourg Guarantor in respect of its Guaranteed Obligations shall not, at any time, exceed the greater of:

(A)            an amount equal to 95% of that Luxembourg Guarantor’s net assets (capitaux propres), existing as at the date of this Agreement, as shown in its most recently and duly approved financial statements (comptes annuels); and

(B)            an amount equal to 95% of that Luxembourg Guarantor’s net assets (capitaux propres), existing as at the Luxembourg Guarantee Demand Date, as shown in its most recently and duly approved financial statements (comptes annuels).

For this purpose “net assets (capitaux propres)” will be determined in accordance with annex to the grand-ducal regulation dated 18 December 2015 defining the form and content of the presentation of balance sheet and profit and loss account, and enforcing the Luxembourg Act of 19 December 2002 on the Register of Commerce and Companies, on accounting and on annual accounts of the companies.

(ii)            The limit in paragraph (i) above will not apply to any Guaranteed Obligations in respect of any Luxembourg Guarantor’s Borrowings and to Subsidiaries’ Borrowings or any other liabilities of the Subsidiaries of the Luxembourg Guarantor’s under the Loan Documents.

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Section 11.14       Specific Limitation for Irish Guarantors. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, the obligations and liabilities of any Guarantor incorporated in Ireland (an “Irish Guarantor”) under Section 11.01 shall not apply to the extent that it would result in any such obligations or liabilities constituting unlawful financial assistance within the meaning of section 82 of the Companies Act 2014 and obligations and liabilities arising from any Guaranty provided by any additional Irish Guarantor pursuant to Section 6.11, shall be subject to the limitations set out in the Guarantor Joinder (as such terms of such joinder agreement are reasonably agreed to by the Collateral Agent and the Administrative Agent) applicable to such additional Irish Guarantor pursuant to Section 6.11.

Section 11.15       Specific Limitation for Swedish Guarantors. Notwithstanding anything set out to the contrary in this Agreement or any other Loan Document, the obligations and liabilities of any Swedish Guarantor under this Agreement shall be limited, if (and only if) required by an application of the provisions of the Swedish Companies Act, as amended, regulating prohibited loans and guarantees and distribution of assets and also taking into account any other security granted and/or guarantee given by any Swedish Guarantor subject to the corresponding limitation, and it is understood that the obligations of any Swedish Guarantor for such obligations and liabilities under this Agreement shall apply only to the extent permitted by the abovementioned provisions as applied together with other applicable provisions of the Swedish Companies Act, and any guarantee provided by any Swedish Guarantor hereunder shall be limited in accordance herewith.

Section 11.16       Specific Limitation for Finnish Guarantors. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the obligations and liabilities of each Guarantor incorporated under the laws of Finland shall be limited if, and only to the extent, required by the mandatory provisions of the Finnish Companies Act (Fi: osakeyhtiölaki 624/2006, as amended, the “Finnish Companies Act”) regulating (i) unlawful financial assistance, as provided in Chapter 13, Section 10 of the Finnish Companies Act or (ii) distribution of assets, as provided in Chapter 13, Section 1 of the Finnish Companies Act.

Section 11.17       Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, (a) all or substantially all of the Equity Interests or property of such Guarantor are sold or otherwise transferred to a person or persons, none of which is a Loan Party or (b) such Guarantor becomes an Immaterial Subsidiary or an Excluded Subsidiary as a result of a transaction or designation permitted hereunder (any such Guarantor referred to in clauses (a) or (b), a “Subject Guarantor”), such Subject Guarantor shall, upon the consummation of such sale or transfer or other transaction, be automatically released from its obligations under this Agreement and its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and, in the case of a sale of all or substantially all of the Equity Interests of the Subject Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Collateral Documents shall be automatically released; provided that (i) the release of any Subject Guarantor that becomes an Excluded Subsidiary of the type described in clause (a) of the definition thereof shall only be permitted if at the time such Subject Guarantor becomes an Excluded Subsidiary of such type, (A) no Default or Event of Default exists, (B) such Subject Guarantor ceases to be a wholly-owned Subsidiary pursuant to a transaction with an unaffiliated third party for a legitimate business purpose and not for the primary purpose of releasing the Guarantee, the incurrence of Indebtedness or for a liability management transaction, (C) after giving pro forma effect to such release and the consummation of the transaction that causes such Person to be an Excluded Subsidiary of such type, the Lead Borrower is deemed to have made a new Investment in such Person for purposes of Section 7.06 (as if such Person were then newly acquired) in an amount equal to the portion of the fair market value of the net assets of such Person attributable to the Loan Parties’ equity interest therein as reasonably estimated by the Lead Borrower and such transaction complies with the terms of the Loan Documents (and such Investment is permitted pursuant to Section 7.06 (other than pursuant to clause (i) of the definition of Permitted Investments herein)) at such time and (D) a Responsible Officer of the Lead Borrower certifies to the Administrative Agent compliance with preceding clauses (A) through (C) and (ii) no such release shall occur if such Subject Guarantor continues to be a guarantor in respect of the 2029 Notes, the Junior Existing Credit Agreement or any other Junior Financing or any Permitted Refinancing in respect thereof (this proviso, the “Chewy Provision”). So long as the Lead Borrower shall have provided the Agents such certifications or documents as any Agent shall reasonably request, the Collateral Agent shall take such actions as are necessary to effect each release described in this Section 11.17 in accordance with the relevant provisions of the Collateral Documents.

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When all Commitments hereunder have terminated, and all Loans or other Obligations hereunder which are accrued and payable have been paid or satisfied, and no Letter of Credit remains outstanding (except any Letter of Credit the Outstanding Amount of which the Obligations related thereto has been Cash Collateralized or for which a backstop letter of credit in form and substance, and issued by a financial institution, reasonably satisfactory to the applicable L/C Issuer has been put in place), this Agreement and the Guarantees made herein shall terminate with respect to all Obligations, except with respect to Obligations that expressly survive such repayment pursuant to the terms of this Agreement.

Section 11.18       Right of Contribution. Each Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.08. The provisions of this Section 11.18 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent, the L/C Issuers, the Swing Line Lender and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent, the L/C Issuers, the Swing Line Lender and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

Section 11.19       Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of any Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.19 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.19, or otherwise under this Guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 11.19 shall remain in full force and effect until the payment in full and discharge of the Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 11.19 constitute, and this Section 11.19 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 11.20       Certain Dutch Guarantors. The obligations under this Article XI of any Guarantor incorporated in The Netherlands shall not include any obligation which if incurred would constitute the provision of unlawful financial assistance within the meaning of Section 2:98(c) of the Dutch Civil Code.

Section 11.21       [Reserved].

Section 11.22       Acknowledgment and Consent to Bail-In of Affected Financial Institutions. (a) Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liabilities of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: the application of any Write-Down and Conversion Powers by an applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

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(b)            the effects of any Bail-in Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

As used in this Section 11.22, the following terms shall have the meanings set forth below.

(a)            “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

(b)            “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

(c)            “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

(d)            “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

(e)            “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

(f)            “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

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(g)            “Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 11.23       Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States):

(a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

(b)            As used in this Section 11.23, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. § § 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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Annex I

TO THIRD AMENDMENT

2026 May Incremental Revolving Credit Commitments

[***]

Annex II

TO THIRD AMENDMENT

Post-Closing Undertakings

1.	The Lead Borrower shall provide to the Administrative Agent (or its counsel) the following documents within five (5) Business Days of the Amendment Effective Date:

a.	the Acknowledgment and Confirmation, substantially in the form of Annex III attached hereto, executed and delivered by each Loan Party under the Amended Credit Agreement (the “Acknowledgment and Confirmation”); and

b.	a true and complete copy of resolutions duly adopted by the board of directors or managers, general meeting of the shareholders or other equivalent governing body of each Loan Party authorizing the execution, delivery and performance of the Acknowledgment and Confirmation, any other document delivered under this Annex II or any other document delivered in connection therewith on behalf of such Loan Party, as applicable, and that such resolutions have not been modified, rescinded or amended and are in full force and effect (as applicable).

Sweden

c.	a copy of an up-to-date certificate of registration and the articles of association of Trinseo Sverige AB; and

d.	a certificate of an authorised signatory of Trinseo Sverige AB certifying that each copy document relating to it in this Annex II is a correct and complete copy of the original, in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Acknowledgement and Confirmation.

United States

e.	a certificate of the secretary, an authorized representative, assistant secretary, director, or managing director (as applicable) of the Loan Parties domiciled in the United States certifying (A) that (x) attached thereto is a true and complete copy of the certificate of incorporation (and, where applicable, certificate of change of name), by-laws, articles of association, constitution or operating, management, partnership or similar agreement of the of the Loan Parties domiciled in the United States as in effect or (y) there has been no change to such governing documents since last delivered to the Administrative Agent, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or managers, general meeting of the shareholders or other equivalent governing body of the Loan Parties domiciled in the United States authorizing the execution, delivery and performance of this Amendment or any other document delivered in connection herewith on behalf of the Loan Parties domiciled in the United States, as applicable, and that such resolutions have not been modified, rescinded or amended and are in full force and effect (as applicable), (C) that any attached certificate or articles of incorporation, equivalent organizational document, by-laws, operating, management, partnership or similar agreement of the Loan Parties domiciled in the United States has not been amended (in the case of the articles of incorporation of the Loan Parties domiciled in the United States, since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (E) below), (D) as to the incumbency (where applicable) and specimen signature of each officer or authorized signatory executing this Amendment or any other document delivered in connection herewith on behalf of the Loan Parties domiciled in the United States, (E) good standing certificates, business registration certificates or registrars (or, in each case, its equivalent) for of the Loan Parties domiciled in the United States from the jurisdiction in which it is organized.

2.	The Lead Borrower shall provide to Administrative Agent (or its counsel) and the 2026 May Incremental Revolving Credit Lenders (or their counsel), or the relevant Loan Parties shall have completed such undertakings, by May 22, 2026 (unless either waived by the 2026 May Incremental Revolving Credit Lenders (which may be via email of counsel) or reasonably and mutually determined by the Lead Borrower and the 2026 May Incremental Revolving Credit Lenders that such undertaking is not required):

Ireland

a.	an Irish law deed of confirmation, in a form and substance satisfactory to the Administrative Agent to be entered into by Trinseo International Holding LLC, Trinseo Ireland Global IHB Limited and Trinseo Services Ireland Limited and the Collateral Agent (the Irish Deed of Confirmation);

b.	the Administrative Agent shall have received a customary opinion from William Fry LLP, as Irish counsel for the Administrative Agent, addressed to the Administrative Agent and the 2026 May Incremental Revolving Credit Lenders; and

c.	a certificate of the director of each Irish Loan Party, certifying (A) that (x) attached thereto is a true and complete copy of the Organization Documents of such Irish Loan Party; or (y) there has been no change to such governing documents since last delivered to the Administrative Agent, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of such Irish Loan Party authorizing the execution, delivery and performance of the Irish Deed of Confirmation and any other Loan Document to which it is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect (as applicable), and (C) as to the specimen signature of each director or authorized signatory executing Irish Deed of Confirmation or any other Loan Document on behalf of such Irish Loan Party.

Hong Kong

d.	(A) the Hong Kong law-governed deed of confirmatory security (in respect of the debenture dated 17 January 2025, as supplemented by the deed of confirmatory security relating thereto dated 27 April 2026) between Trinseo (Hong Kong) Limited and the Collateral Agent (the “HK Debenture Deed of Confirmatory Security”), (B) the Hong Kong law governed deed of confirmatory security (in respect of the share charge dated 17 January 2025, as supplemented by the deed of confirmatory security relating thereto dated 27 April 2026) between Trinseo Holdings Asia Pte. Ltd. and the Collateral Agent (the “HK Share Charge Deed of Confirmatory Security”, and together with the HK Debenture Deed of Confirmatory Security, collectively, the “HK Security Confirmations”); and (C) evidence that any process agent referred to in the HK Share Charge Deed of Confirmatory Security has accepted its appointment as agent for service of process;

e.	a certificate of the director of Trinseo (Hong Kong) Limited certifying (A) that attached thereto is a true and complete copy of its certificate of incorporation (and, where applicable, certificate(s) of change of name) and articles of association in effect on the date thereof, (B) that attached thereto is a true and complete copy of resolutions duly adopted by its board of directors authorizing the execution, delivery and performance of the Acknowledgment and Confirmation, any other document delivered under this Annex II or any other document delivered in connection therewith on its behalf, as applicable, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that attached thereto is a true and complete copy of resolutions duly adopted by a general meeting of its shareholders or its sole shareholder authorizing the execution, delivery and performance of the Acknowledgment and Confirmation, any other document delivered under this Annex II or any other document delivered in connection therewith on its behalf, as applicable, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (D) that any attached certificate of incorporation and articles of association of Trinseo (Hong Kong) Limited has not been amended, (E) that attached thereto are the true and genuine specimen signature of each director or authorized signatory executing the Acknowledgement and Confirmation, any other document delivered under this Annex II or any other document delivered in connection therewith on its behalf, and (F) that attached thereto is its business registration certificate, which is in full force and effect as of the date thereof;

f.	the Administrative Agent (or its counsel) shall have received a customary opinion, addressed to the 2026 May Incremental Revolving Credit Lenders;

g.	the Lead Borrower shall (where applicable) procure that Trinseo (Hong Kong) Limited and Trinseo Holdings Asia Pte. Ltd. deliver any notices, share certificates or other documents of title and share transfer forms and use commercially reasonable efforts to procedure the delivery of the acknowledgements and other documents in accordance with the terms of the HK Security Confirmations; and

h.	the Lead Borrower shall, within 30 days of the date of the HK Debenture Deed of Confirmatory Security, register the HK Debenture Deed of Confirmatory Security with the Hong Kong Companies Registry and deliver a copy of the certificate of registration in respect of the HK Debenture Deed of Confirmatory Security.

Singapore

i.	a certificate of the director of each Loan Party incorporated or formed in Singapore certifying (A) that (x) attached thereto is a true and complete copy of its certificate of incorporation (and, where applicable, certificate(s) of change of name) and constitution of such Loan Party in effect on the date thereof, (B) that attached thereto is a true and complete copy of resolutions duly adopted by its board of directors authorizing the execution, delivery and performance of the Acknowledgment and Confirmation, any other document delivered under this Annex II or any other document delivered in connection therewith on its behalf, as applicable, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that attached thereto is a true and complete copy of resolutions duly adopted by a general meeting of its shareholders or its sole shareholder authorizing the execution, delivery and performance of the Acknowledgment and Confirmation, any other document delivered under this Annex II or any other document delivered in connection therewith on its behalf, as applicable, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (D) that any attached certificate of incorporation and constitution of such Loan Party has not been amended;

j.	(A) the Singapore law governed composite deed of confirmatory security (in respect of (1) the Singapore law security deed dated 17 January 2025, as supplemented by the deed of confirmatory security relating thereto dated 27 April 2026, (2) the Singapore law share charge dated 17 January 2025, as supplemented by the deed of confirmatory security relating thereto dated 27 April 2026, entered into by Trinseo Holdings Asia Pte. Ltd., (3) the Singapore law share charge dated 17 January 2025, as supplemented by the deed of confirmatory security relating thereto dated 27 April 2026, entered into by Trinseo Holding B.V.) between Trinseo Holdings Asia Pte. Ltd., Trinseo Holding B.V. and the Collateral Agent (the “Singapore Composite Deed of Confirmatory Security”); (B) a letter of authorization and confirmation from Trinseo Holdings Asia Pte. Ltd. addressed to White & Case Pte. Ltd. in connection with the registration of the (1) Singapore Composite Deed of Confirmatory Security and (2) HK Share Charge Deed of Confirmatory Security with the Accounting and Corporate Regulatory Authority of Singapore; and (C) evidence that any process agent referred to in the Singapore Composite Deed of Confirmatory Security has accepted its appointment as agent for service of process;

k.	the Administrative Agent (or its counsel) shall have received a customary opinion, addressed to the 2026 May Incremental Revolving Credit Lenders; and

l.	the Lead Borrower shall (where applicable) procure that Trinseo Holdings Asia Pte. Ltd. and Trinseo Holding B.V. deliver any notices, share certificates or other documents of title, share transfer forms, acknowledgements and other documents in accordance with the terms of the Singapore Composite Deed of Confirmatory Security.

Switzerland

m.	a certificate of a director or officer of each Loan Party formed in Switzerland certifying that there have been no changes to the constitutional documents provided for such Loan Parties under Section 4(b) of the Second Amendment and that the resolutions provided for such Loan Parties under 1.b. of this Annex II have not been modified, rescinded or amended and are in full force and effect; and

n.	the Administrative Agent (or its counsel) shall have received a customary opinion from LOYENS & LOEFF LLC, as Swiss counsel for the Loan Parties, addressed to the Administrative Agent and the 2026 May Incremental Revolving Credit Lenders.

Finland

o.	a copy of an up-to-date trade register extract and the articles of association of Trinseo Suomi Oy; and

p.	a certificate of an authorized signatory of Trinseo Suomi Oy certifying that each copy document relating to it in this Annex II is a correct and complete copy of the original, in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Acknowledgement and Confirmation.

Annex III

TO THIRD AMENDMENT

Form of Acknowledgment and Confirmation Agreement

[Intentionally Omitted]